UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2008

TRILLIANT EXPLORATION CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	333-138332	20-0936313
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

0001378948
(Central Index Key)
Classification)

2300 West Sahara Avenue, Suite 800, Las Vegas, NV 89102
(Address of principal executive offices, including zip code)

                               702-664-0078
(Registrant’s telephone number, including area code)

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01

Entry Into a Material Definitive Agreement

Item 3.02

Unregistered Sales of Securities

Item 5.01

Changes in Control of Registrant

Item 5.02             Departure of Directors or Certain Officers; Election of Directors; Appointment of

                             Certain Officers; Compensatory Arrangements of Certain Officers

Item 5.03

Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Item 9.01

Financial Statements and Exhibits

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this Current Report on Form 8-K contain or may contain forward-looking statements that are subject to known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These forward-looking statements were based on various factors and were derived utilizing numerous assumptions and other factors that could cause our actual results to differ materially from those in the forward-looking statements. These factors include, but are not limited to, our ability to consummate a merger or business combination, economic, political and market conditions and fluctuations, government and industry regulation, interest rate risk, U.S. and global competition, and other factors. Most of these factors are difficult to predict accurately and are generally beyond our control. You should consider the areas of risk described in connection with any forward-looking statements that may be made herein. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report.  Readers should carefully review this annual report in its entirety, including but not limited to our financial statements and the notes thereto.  Except for our ongoing obligations to disclose material information under the Federal securities laws, The Company undertakes no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events. For any forward-looking statements contained in any document, The Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Statements that are predictive in nature, that depend upon or refer to future events or conditions or that include words such as "expects," "anticipates," "intends," "plans," "believes," "estimates" and similar expressions are forward-looking statements. Although we believe that these statements are based upon reasonable assumptions, including projections of orders, sales, operating margins, earnings, cash flow, research and development costs, working capital, capital expenditures and other projections, they are subject to several risks and uncertainties, and therefore, we can give no assurance that these statements will be achieved.

Investors are cautioned that our forward-looking statements are not guarantees of future performance and the actual results or developments may differ materially from the expectations expressed in the forward-looking statements. As for the forward-looking statements that relate to future financial results and other projections, actual results will be different due to the inherent uncertainty of estimates, forecasts and projections may be better or worse than projected. Given these uncertainties, you should not place any reliance on these forward-looking statements. These forward-looking statements also represent our estimates and assumptions only as of the date that they were made. We expressly disclaim a duty to provide updates to these forward-looking statements, and the estimates and assumptions associated with them, after the date of this filing to reflect events or changes in circumstances or changes in expectations or the occurrence of anticipated events.

We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. You are advised, however, to consult any additional disclosures we make in our reports on Form 10-K, Form 10-Q, Form 8-K, or their successors. We also note that we have provided a cautionary discussion of risks and uncertainties under the caption "Risk Factors" in this Current Report. These are factors that we think could cause our actual results to differ materially from expected results. Other factors besides those listed here could also adversely affect us.

Information regarding market and industry statistics contained in this Current Report is included based on information available to us which we believe is accurate. We have not reviewed or included data from all sources, and cannot assure stockholders of the accuracy or completeness of the data included in this Current Report. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties accompanying any estimates of future market size, revenue and market acceptance of products and services.

Explanatory Note

This Current Report on Form 8-K is being filed by Trilliant Exploration Corporation (either the “Registrant”, the "Company," "we" or "our") in connection with the sale to Trafalgar Capital Specialized Investment Fund, Luxembourg (“Trafalgar”) of $1,300,000 of secured convertible redeemable debentures pursuant to a Securities Purchase Agreement dated October 15, 2008.

Concurrently with the sale of securities to Trafalgar, the Company’s President, Darryl Mills, sold a control block consisting of 20,250,000 shares of the Company’s Common Stock to Benstole Invest Limited, Minera Del Pacifico S.A., and Capital Trust Management Ltd. resulting in a change of control in the registrant.

Also concurrently with the sale of securities to Trafalgar, the Company entered into an Asset Purchase Agreement with Minera Del Pacifico S.A. (“Pacifico”), an Ecuadorian corporation, whereby the Company will purchase land, permits, mining rights, and other assets in and to Pacifico’s gold mining project located in Muluncay Ecuador.

Item 1.01 Entry into a Material Definitive Agreement

On October 15, 2008, we entered into a Securities Purchase Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.1, with Trafalgar Capital Specialized Investment Fund, Luxembourg (“Trafalgar”) for the sale to Trafalgar of the Company’s secured convertible redeemable debentures (the “Agreement”). Pursuant to the Agreement Trafalgar received $1,300,000 of convertible redeemable debentures (the “Debentures”), and 5,900,000 shares of the Company’s common stock, par value $0.001, in exchange for a $1,300,000.00 cash payment to the Company. The Debentures are convertible into shares of the Company’s common stock (the “Conversion Shares”).  Contemporaneously with the execution and delivery of the Agreement, the Company and Trafalgar entered into a Registration Rights Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.2, for the registration of the Conversion Shares, and a Security Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.3, to secure repayment of the Debentures.

On October 15, 2008, the Company entered into an Asset Purchase Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.4, with Minera Del Pacifico S.A. (“Pacifico”), an Ecuadorian corporation, whereby Pacifico shall transfer to the Company certain equipment, fixtures, improvements, mining rights and other assets located in Muluncay, Ecuador in exchange for $6,100,000.00, payable in installments, and 30,000,000 shares of the Company’s common stock. Final Consummation of the transfer of assets anticipated by the Asset Purchase Agreement is anticipated within 30 days of the filing of this Current Report on Form 8-K.

Also on October 15, 2008, Darryl Mills, a shareholder and affiliate of the Company, consummated one Affiliate Stock Purchase Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.5, (the “Affiliate Agreement”) with Benstole Invest Limited, Minera Del Pacifico S.A., and Capital Trust Management Ltd. resulting in a change of control in the registrant. Pursuant to the Affiliate Agreement, Darryl Mills sold 5,000,000 shares to Benstole Invest Limited, 15,000,000 shares to Pacifico and 250,000 shares to Capital Trust Management Ltd. for the purchase price of $.008 per share.

As a result of the terms and conditions of the Affiliate Agreement, buyer Benstole Invest Limited acquired a total of 5,000,000 shares of common stock of the Company representing approximately 10.88% of the total issued and outstanding shares of the Company, buyer Pacifico acquired a total of 15,000,000 shares of common stock of the Company representing approximately 32.63% of the total issued and outstanding shares of the Company, and buyer Capital Trust Management Ltd. acquired a total of 250,000 shares of common stock of the Company representing approximately 0.54% of the total issued and outstanding shares of the Company.

Item 3.02   Unregistered Sales of Equity Securities

As described under Item 1.01, on October 15, 2008, the Company entered into a Securities Purchase Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.1, with Trafalgar Capital Specialized Investment Fund, Luxembourg (“Trafalgar”) for the sale to Trafalgar of the Company’s secured convertible redeemable debentures (the “Agreement”). Pursuant to the Agreement, the Trafalgar received $1,300,000.00 of convertible redeemable debentures (the “Debentures”), and 5,900,000 shares of the Company’s common stock, par value $0.001, in exchange for a $1,300,000.00 cash payment. The Debentures are convertible into the Company’s common stock (the “Conversion Shares”).

Also on October 15, 2008, the Company entered into an Asset Purchase Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.4, with Minera Del Pacifico S.A. (“Pacifico”), an Ecuadorian corporation.  Pursuant to the Asset Purchase Agreement, the Company shall transfer 30,000,000 shares of the Company’s common stock to Pacifico as partial consideration for certain assets to be transferred to the Company. Final Consummation of the transfer of assets anticipated by the Asset Purchase Agreement is anticipated within 30 days of the filing of this Current Report on Form 8-K.

Also on October 15, 2008, Darryl Mills, a shareholder and affiliate of the Company, consummated one Affiliate Stock Purchase Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.5, (the “Affiliate Agreement”) with Benstole Invest Limited, Minera Del Pacifico S.A., and Capital Trust Management Ltd. resulting in a change of control in the registrant. Pursuant to the Affiliate Agreement, Darryl Mills sold 5,000,000 shares to Benstole Invest Limited, 15,000,000 shares to Pacifico and 250,000 shares to Capital Trust Management Ltd. for the purchase price of $.008 per share.

Item 5.01   Changes in Control of Registrant

As described in Item 1.01, on October 15, 2008, Darryl Mills, a shareholder and affiliate of the Company, sold 15,000,000 shares of the Company’s common stock to Pacifico (the “Buyer”) resulting in a change of control of the Company.  The total purchase price paid by the Buyer for the 15,000,000 shares of the Company’s common stock was $120,000.00.  As a result of the sale of the Company’s common stock to the Buyer, the Buyer acquired a total of 15,000,000 shares of common stock of the Company representing approximately 32.63% of the total issued and outstanding shares of the Company.

Each share of common stock that the Buyer acquired is entitled to one vote on all matters upon which such shares can vote. All shares of common stock are equal to each other with respect to the election of directors and cumulative voting is not permitted. There are no preemptive rights. In the event of liquidation or dissolution, holders of common stock are entitled to receive, pro rata, the assets remaining, after creditors, and holders of any class of stock having liquidation rights senior to holders of shares of common stock, have been paid in full. All shares of common stock are entitled to such dividends as the board of directors of the Registrant (the "Board of Directors") may declare from time to time. There are no provisions in the articles of incorporation or bylaws that would delay, defer or prevent a change of control. The Registrant does not have any other classes of issued and outstanding capital stock.

Immediately prior to the closing of the sale of shares to Pacifico (the “Transaction”), Darryl Mills served as the Company’s sole officer and member of the Board of Directors.  Immediately following the closing of the Transaction, Kevin Blair was appointed as the Company’s Director and President, Darryl Mills resigned from the Board of Directors and as officer, and Andrew J Befumo was appointed as the Company’s Secretary.

On October 20, 2008, Kevin Blair resigned as the Company’s Director and President and the Board of Directors appointed and elected William R. Lieberman as the Company’s Director and President.  Mr. Blair’s resignation was not due to any disagreement with the Company.

The Registrant was a "shell company" (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (17 CFR 240.12b-2)) immediately before the Buyer acquired the control of the Registrant. Accordingly, pursuant to the requirements of Item 5.01(a)(8) of the Current Report on Form 8-K, set forth below is the information that would be required if the Registrant was filing a general form for registration of securities on Form 10-SB (17 CFR 249.210b) under the Exchange Act, reflecting the Registrant's common stock, which is the only class of its securities subject to the reporting requirements of Section 13 (15 U.S.C. 78m) or Section 15(d) (15 U.S.C. 78o(d)) of the Exchange Act upon consummation of the change in control, with such information reflecting the Registrant and its securities upon consummation of the Transaction.

Pursuant to Item 5.01(a)(8) of Current Report on Form 8-K, the information contained in Items 1, 2, 3 and 4 of Part I; Items 5, 6, 7, 8 and 8A of Part II; and Item 9 of Part III of the Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2007, the information contained in the Registrant’s Annual Report on Form 10-KSB/A for the fiscal year ended December 31, 2007, as well as the information contained in Items 1, and 2 of Part I of the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2008, is hereby incorporated by reference into this Current Report on Form 8-K under Item 5.01 hereof.

Business of Issuer

We originally established ourselves as a health care service database to assist Canadian citizens in accessing private health care providers.  However, based on a review of the business climate in the private medical service sector in Canada, we chose to move our business in a new direction.  During the fourth quarter of 2007, we began acquiring interests in mining properties located in Saskatewan, Canada.  Accordingly, we have changed our business plan to one of mineral exploration.

Current Business

At present, we are a pre-exploration stage company.  A pre-exploration stage company is one that is in the process of preparing for a search of mineral properties in an effort to locate mineral deposits that can be developed to the stage of a commercially viable producing mine.

On November 9, 2007, the Company entered into an Asset Purchase Agreement (the “Agreement”), as amended on February 18, 2008, with Blackedge Strategic Capital and Consulting Ltd. (“Blackedge”).  Under the terms of the Agreement, Blackedge was to transfer certain mineral claims as referenced in the Agreement in consideration of 10,000,000 shares of common stock.  Claims were to be transferred on or before February 28, 2008.

On May 21, 2008, the Company entered into a Rescission of Asset Purchase Agreement (the “Rescission greement”) between the Company and Blackedge.  Under the terms of the Rescission Agreement, the Company agreed to return any claims previously transferred to the Company to Blackedge.  Blackedge agreed to return 10,000,000 shares of common stock previously issued to Blackedge and to forgive the $10,000 loan from Blackedge to the Company, as well as all accrued interest.  The Promissory note evidencing this loan will be deemed paid in full effective as of May 21, 2008.  The Company incurred no early termination penalties due to this rescission.

On October 15, 2008, the Company entered into an Asset Purchase Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.4, for the purchase of certain equipment, fixtures, improvements, mining rights and other assets located in Muluncay, Ecuador (the “Muluncay Project”) from Minera Del Pacifico S.A. “Pacifico”).    Final Consummation of the transfer of assets anticipated by the Asset Purchase Agreement is anticipated within 30 days of the filing of this Current Report on Form 8-K.

Description and Location

In November, 2006 Pacifico acquired a 100% interest in the workings contained by the Aguacate Mine from Sr. Manuel Lopez of Muluncay, Province of El Oro, state of Ecuador. This is located within the centre of the Muluncay concession (Figure 6). The owner directs those seeking additional information on the ownership issue to representatives of the Minera Nevada.  On October 15, 2008, the Registrant entered into an Asset Purchase Agreement to purchase right and title to the Muluncay Project from Pacifico.

The Muluncay concession lies in the centre of the Portovelo-Zaruma mining camp, which is found in the cantons of Ayapamba and Paccha, Province of El Oro, southern Ecuador. It is centered at Latitude 03º 36’ 30” South and Longitude 79º40’ West (Figure 1, 2, 3). It covers an area of 374 hectares.  Boundary co-ordinates for the Project are found in Table 1 below. These are based on a metric UTM grid system referenced to PSAD-56 datum and geographic zone 17.

Table 1 – Muluncay Boundary Coordinates

Easting - m	Northing - m
652000	9599400
653100	9599400
653100	9596800
651600	9596800
651600	9599000
652000	9599000
652000	9599400

The project is situated about 175 kilometers southeast and 60 kilometers east of the major Pacific port cities of Guayaquil and Machala, respectively. It lies on the western slope of the Andes Mountains, part of the Western Cordillera which runs the length of the west coast of North and South America.

To date we have performed no exploration work on the property.  We are presently in the pre-exploration stage and we cannot guarantee that a commercially viable mineral deposit exists in the property until exploration is completed and a comprehensive evaluation determines if it has economic feasibility.  A report of exploration potential of the Muluncay Project is included in this Current Report on Form 8-K as Exhibit 50.1.

We have no revenues, have achieved losses since inception, have no operations, have been issued a going concern opinion by our auditors and rely upon the sale of our securities and loans from our officers and directors to fund operations.

Our business is subject to the risks inherent with a natural resource based company in its early exploration stage of development.  These risks include, but are not limited to: limited capital resources; limited industry operating experience; possible delays due to weather, manpower and equipment shortage and regulatory processing practices; possible cost overruns due to price increases in services, supplies and equipment; and the general speculative nature of exploring a raw mineral property for minerals.

The Company’s common stock has been assigned the ticker symbol TTXP and has been approved for trading on the Over-The-Counter Bulletin Board (“OTCBB”).  However, no trading market has developed.

Our administrative office is located at 2300 West Sahara Avenue, Suite 800, Las Vegas, NV 89102.  Our fiscal year end is December 31.

Research and Development Activities and Costs

Our Directors and officers have not undertaken any research and development to date.  The Company does not have any plans to undertake any additional research or development in the future.

Compliance With Environmental Laws

The Company's business is subject to extensive governmental controls and regulations which are amended from time to time.  The Company is unable to predict what additional legislation or amendments may be proposed that might affect its business or the time at which any such proposals, if enacted, might become effective.  Such legislation or amendments, however, could require increased capital and operating expenditures and could prevent or delay certain operations by the Company.

Facilities

The Company does not own facilities of any kind.  The company has rented corporate office space in Las Vegas, Nevada for $350 per month, on a month-to-month basis.  We expect to change our corporate offices in the near future.

Employees

The Company does not intend to hire employees until its business has been successfully launched and has sufficient reliable sales revenues.  Our officers and Directors will do whatever work is necessary to bring the business to the point of earning revenues. Human resource planning will be part of an ongoing process that will include constant evaluation of our operations. The Company does not expect to hire any employees before the end of this calendar year.  However, in the event that we are able to raise sufficient capital and proceed with an exploration program, and if operated by us, we may hire a number of employees, as is necessary, to conduct the aforementioned exploration program.

Risks Related to Our Business

 Gold prices are volatile and there can be no assurance that a profitable market for gold will exist.

The gold mining industry is intensely competitive, and there is no assurance that, even if the Company discovers commercial quantities of gold mineral resources, a profitable market will exist for the sale of those resources.  There can be no assurance that gold prices will remain at such levels or be such that the Company can mine at a profit.  Factors beyond the Company's control may affect the marketability of any minerals discovered.  Gold prices are subject to volatile changes resulting from a variety of factors including international economic and political trends, expectations of inflation, global and regional supply and demand and consumption patterns, metal stock levels maintained by producers and others, the availability and cost of metal substitutes, currency exchange fluctuations, inflation rates, interest rates, speculative activities and increased production due to improved mining and production methods.

Uncertainty involved in mining.

Mining involves various types of risks and hazards, including environmental hazards, unusual or unexpected geological operating conditions such as rock bursts, structural cave-ins or slides, flooding, earthquakes and fires, labor disruptions, industrial accidents, metallurgical and other processing problems, metal losses and periodic interruptions due to inclement or hazardous weather conditions.  These risks could result in damage to, or destruction of, mineral properties, production facilities or other properties, personal injury, environmental damage, delays in mining, increased production costs, monetary losses and possible legal liability.

The Company may not be able to obtain insurance to cover these risks at economically feasible premiums.  Insurance against certain environmental risks, including potential liability for pollution or other hazards as a result of the disposal of waste products occurring from production, is not generally available to the Company or to other companies within the mining industry.  The Company may suffer a material adverse effect on its business if it incurs losses related to any significant events that are not covered by its insurance policies.

Calculation of mineral resources and metal recovery is only an estimate, and there can be no assurance about the quantity and grade of minerals until resources are actually mined.

The calculation of reserves, resources and corresponding grades being mined or dedicated to future production are imprecise and depend on geological interpretation and statistical inferences or assumptions drawn from drilling and sampling analysis, which might prove to be unpredictable.  Mineral resources that are not mineral reserves do not have demonstrated economic viability.  Until reserves or resources are actually mined and processed, the quantity of reserves or resources and grades must be considered as estimates only.  Any material change in the quantity of reserves, resources, grade or stripping ratio may affect the economic viability of the Company's properties.  In addition, there can be no assurance that metal recoveries in small-scale laboratory tests will be duplicated in larger scale tests under on-site conditions or during production.

 The Company's operations involve exploration and development and there is no guarantee that any such activity will result in commercial production of mineral deposits.

Gold deposits have been nearly exhausted within 200 meters of the surface on the properties the Company intends to mine.   There has been no drilling to test the depth potential of commercial ore on these properties, and proposed programs on such properties are exploratory in nature.  Development of these mineral properties is contingent upon obtaining satisfactory exploration results.  Mineral exploration and development involve substantial expenses and a high degree of risk, which even a combination of experience, knowledge and careful evaluation may not be able to adequately mitigate.  There is no assurance that additional commercial quantities of ore will be discovered on the Company's exploration properties.  There is also no assurance that, even if commercial quantities of ore are discovered, a mineral property will be brought into commercial production, or if brought into production, that it will be profitable.  The discovery of mineral deposits is dependent upon a number of factors including the technical skill of the exploration personnel involved. The commercial viability of a mineral deposit is also dependent upon, among a number of other factors, its size, grade and proximity to infrastructure, current metal prices, and government regulations, including regulations relating to royalties, allowable production, importing and exporting of minerals, and environmental protection.   Most of the above factors are beyond the Company's control.

Fluctuations in currency exchange rates may adversely affect the Company's financial position and results.

Fluctuations in currency exchange rates, particularly operating costs denominated in currencies other than U.S. dollars, may significantly impact the Company's financial position and results.  Gold is sold throughout the world based principally on a U.S. dollar price, but a portion of the Company's operating expenses are incurred in non-U.S. dollar currencies.  In addition, the appreciation of non-U.S. dollar currencies in Ecuador against the U.S. dollar would increase the costs of gold production at mining operations in Ecuador, which could materially and adversely affect the Company's earnings and financial condition.

Competition for new mining properties may prevent the Company from acquiring interests in additional properties or mining operations.

Significant and increasing competition exists for mineral acquisition opportunities throughout the world.  Some of the competitors are large, more established mining companies with substantial capabilities and greater financial resources, operational experience and technical capabilities than the Company.  As a result of the competition, the Company may be unable to acquire rights to exploit additional attractive mining properties on terms it considers acceptable.  Increased competition could adversely affect the Company's ability to attract necessary capital funding or acquire any interest in additional operations that would yield reserves or result in commercial mining operations.

Recent high metal prices have encouraged increased mining exploration, development and construction activity, which has increased demand for, and cost of, exploration, development and construction services and equipment.

Recent increases in gold prices have led to increases in mining exploration, development and construction activities, which have resulted in higher demand for, and costs of, exploration, development and construction services and equipment.  Increased demand for services and equipment could cause project costs to increase materially, resulting in delays if services or equipment cannot be obtained in a timely manner due to inadequate availability, and increase potential scheduling difficulties and cost increases due to the need to coordinate the availability of services or equipment, any of which could materially increase project exploration, development and construction costs and/or result in project delays.

Actual capital costs, operating costs, production and economic returns may differ significantly from those the Company has anticipated and there can be no assurance that any future development activities will result in profitable mining operations.

Capital and operating costs, production and economic returns, and other estimates contained in the feasibility studies for the Company's projects may differ significantly from those anticipated by the Company's current studies and estimates, and there can be no assurance that the Company's actual capital and operating costs will not be higher than currently anticipated.  In addition, delays to construction schedules may negatively impact the net present value and internal rates of return of the Company's mineral properties as set forth in the applicable feasibility studies.

There can be no assurance that the interests held by the Company in its properties are free from defects.

The Company has investigated the rights to explore and exploit the Muluncay properties, and, to the best of its knowledge, those rights are in good standing.  No guarantee can be given that such rights will not be revoked or significantly altered to the detriment of the Company.  There can also be no guarantee that the Company's rights will not be challenged or impugned by third parties.  The properties may be subject to prior recorded and unrecorded agreements, transfers or claims, and title may be affected by, among other things, undetected defects.  The Company has not conducted surveys of the Muluncay claims.  A successful challenge to the precise area and location of these claims could result in the Company being unable to operate on these properties as permitted or being unable to enforce any rights with respect to its properties.

The Company is exposed to risks of changing political stability and government regulation in the country in which it intends to operate.

The Company is purchasing mining rights in Ecuador that may be affected in varying degrees by political instability, government regulations relating to the mining industry and foreign investment therein, and the policies of other nations in respect of Ecuador.  Any changes in regulations or shifts in political conditions are beyond the control of the Company and may adversely affect its business.  The Company's operations may be affected in varying degrees by government regulations, including those with respect to restrictions on production, price controls, export controls, income taxes, expropriation of property, employment, land use, water use, environmental legislation and mine safety.  The regulatory environment is in a state of continuing change, and new laws, regulations and requirements may be retroactive in their effect and implementation.  The Company's operations may also be affected in varying degrees by political and economic instability, economic or other sanctions imposed by other nations, terrorism, military repression, crime, extreme fluctuations in currency exchange rates and high inflation.

The Company is subject to substantial environmental and other regulatory requirements and such regulations are becoming more stringent. Non-compliance with such regulations, either through current or future operations or a pre-existing condition could materially adversely affect the Company.

All phases of the Company's operations are subject to environmental regulations in the jurisdiction in which it operates.  Environmental legislation is evolving in a manner that will require stricter standards and enforcement, increased fines and penalties for non-compliance, more stringent environmental assessments of proposed projects and a heightened degree of responsibility for companies and their officers, directors and employees.  There can be no assurance that future changes in environmental regulation, if any, will not be materially adverse to the Company's operations.

The properties which the Company intends to mine may contain environmental hazards, which are presently unknown to the Company and which have been caused by previous or existing owners or operators of the properties.  If these properties do contain such hazards, this could lead to the Company being unable to use the properties or may cause the Company to incur costs to clean up such hazards.  In addition, the Company could find itself subject to litigation should such hazards result in injury to any persons.

Government approvals and permits are sometimes required in connection with mining operations.  Although the Company believes it will obtain all of the material approvals and permits to carry on its operations, the Company may require additional approvals or permits or may be required to renew existing approvals or permits from time to time.  Obtaining or renewing approvals or permits can be a complex and time-consuming process.  There can be no assurance that the Company will be able to obtain or renew the necessary approvals and permits on acceptable terms, in a timely manner, or at all.  To the extent such approvals are required and not obtained; the Company may be delayed or prohibited from proceeding with planned exploration, development or mining of mineral properties.

Failure to comply with applicable laws, regulations and permitting requirements may result in enforcement actions thereunder, including orders issued by regulatory or judicial authorities, which may require operations to cease or be curtailed, or corrective measures requiring capital expenditures, installation of additional equipment, or remedial actions.  Parties engaged in mining operations may be required to compensate those suffering loss or damage by reason of the mining activities and may have civil or criminal fines or penalties imposed for violations of applicable laws or regulations.

Amendments to current laws, regulations and permits governing operations and activities of mining companies, or more stringent implementation of such requirements could have a material adverse impact on the Company and cause increases in capital expenditures or production costs or reductions in levels of production at producing properties or require abandonment or delays in development of new mining properties.

History of Losses.

The Company has experienced net operating losses since its first full year of operations.   There can be no assurance that the Company will be able to achieve or sustain profitability in the future.

  The Company may need additional capital to accomplish its exploration and development plans, and there can be no assurance that financing will be available on terms acceptable to the Company, or at all.

The exploration and development of mining properties, including the continued exploration and development of projects and the construction of mining facilities and operations may require substantial additional financing.  Failure to obtain sufficient financing, or financing on terms acceptable to the Company, may result in a delay or indefinite postponement of exploration, development or production on any or all properties the Company may obtain,  or even a loss of an interest in a property.  The only source of funds now available to the Company is through the sale of debt or equity capital, properties, royalty interests or the entering into of joint ventures or other strategic alliances in which the funding sources could become entitled to an interest in properties or projects the Company may obtain.  Additional financing may not be available when needed or if available, the terms of such financing might not be favorable to the Company and might involve substantial dilution to existing shareholders.  If financing involves the issuance of debt, the terms of the agreement governing such debt could impose restrictions on the Company’s operation of its business.  Failure to raise capital when needed would have a material adverse effect on the Company’s business, financial condition and results of operations.

The Company has no record of paying dividends.

The Company has no dividend record.  The Company has paid no dividends on the common shares since incorporation and does not anticipate doing so in the foreseeable future.  Payment of any future dividends will be at the discretion of the Company's board of directors after taking into account many factors, including operating results, financial condition, capital requirements, business opportunities and restrictions contained in any financing agreements.

The Company relies on its management and key personnel, and there is no assurance that such persons will remain at the Company, or that the Company will be able to recruit skilled individuals.

The Company relies heavily on its existing management. The Company does not maintain "key man" insurance. Recruiting and retaining qualified personnel is critical to the Company's success.  The number of persons skilled in the acquisition, exploration and development of mining properties is limited and competition for the services of such persons is intense.  As the Company's business activity grows, it may require additional key financial, administrative, technical and mining personnel.  Although the Company believes that it will be successful in attracting and retaining qualified personnel, there can be no assurance of such success.  The failure to attract such personnel to manage growth effectively could have a material adverse effect on the Company's business, prospects, financial conditions and results of operations.

The Company is exposed to risks of changing labor and employment regulations.

Production at its mining operations is dependent upon the efforts of mining employees.  In addition, employee relations may be affected by changes in the scheme of labor relations that may be introduced by the relevant governmental authorities in whose jurisdictions the Company carries on business.  Changes in such legislation or in the relationship between the Company and its employees may have a material adverse effect on the Company's business, results of operations and financial condition.

The Company is purchasing operations which are subject to the laws of Ecuador.

The Company intends to operate a mining operation through a foreign company, and substantially all of the Company’s assets will be held through such foreign entity.  Accordingly, any governmental limitation on the transfer of cash or other assets between the Company and a foreign subsidiary could restrict the Company's ability to fund its operations efficiently.  Any such limitations or the perception that such limitations may exist now or in the future could have an adverse impact on the Company's prospects, financial condition and results of operations.

The trading price for the Company’s common shares is volatile.

Securities of micro- and small-cap companies have experienced substantial volatility in the past, often based on factors unrelated to the financial performance or prospects of the companies involved. These factors include macroeconomic developments in North America and globally and market perceptions of the attractiveness of particular industries. The Company's share price is also likely to be significantly affected by short-term changes in gold prices or in its financial condition or results of operations as reflected in its quarterly earnings reports. Other factors unrelated to the Company's performance that may have an effect on the price of its common shares include the following: the extent of analytical coverage available to investors concerning the Company's business may be limited if investment banks with research capabilities do not follow the Company's securities; the lessening in trading volume and general market interest in the Company's securities may affect an investor's ability to trade significant numbers of common shares; the size of the Company's public float may limit the ability of some institutions to invest in the Company's securities; and a substantial decline in the price of its common shares that persists for a significant period of time could cause the Company's securities to be delisted from the OTCBB, further reducing market liquidity.  As a result of any of these factors, the market price of the Company’s common shares at any given point in time may not accurately reflect the Company's long-term value.

The value of common shares may be diluted due to the conversion of debentures.

As at October 15, 2008, there were $1,300,000 of debentures outstanding, which debentures are convertible into common shares at a conversion price equal to the lesser of: (a) an amount equal to one hundred  percent (100%) of the Volume Weighted Average Price (“VWAP”) as quoted by Bloomberg L.P. on October 15th 2008, or (b) an amount equal to eighty-five percent (85%)  of the lowest daily closing VWAP as quoted by Bloomberg L.P. during the five (5) trading days immediately preceding the conversion date.  During the life of the debentures, the holders of such securities are given an opportunity to profit from a rise in the market price of common shares with a resulting dilution in the interest of the other shareholders.  The Company's ability to obtain additional financing during the period in which such rights are outstanding may be adversely affected and the existence of the rights may have an adverse effect on the market price of its common shares.  The holders of the debentures may exercise such securities at a time when the Company would be able to obtain needed capital by a new offering of securities on terms more favorable than those provided by the outstanding rights.  The increase in the number of the Company’s common shares in the market resulting from the exercise of such rights and the possibility of sales of such shares may have a depressive effect on the price of the Company’s common shares.  In addition, as a result of such additional common shares, the voting power of the Company's existing shareholders will be substantially diluted.

The Company may, in the future, grant to some or all of its directors, key employees and consultants options to purchase its common shares at exercise prices equal to market prices at times when the public market is depressed. To the extent that significant numbers of such options are granted and exercised, the interests of then existing shareholders of the Company will be subject to additional dilution.

We have a limited operating history and have not generated a profit since inception; consequently our long term viability cannot be assured.

Our prospects for financial success are difficult to forecast because we have a limited operating history. Our prospects for financial success must be considered in light of the risks, expenses and difficulties frequently encountered by mining companies initiating exploration of unproven properties.  Our business could be subject to any or all of the problems, expenses, delays and risks inherent in the establishment of a gold and silver exploration enterprise, including limited capital resources, possible delays in mining explorations and development, failure to identify commercially viable gold or silver deposits, possible cost overruns due to price and cost increases in exploration and ore processing, uncertain gold and silver market prices, inability to accurately predict mining results and attract and retain qualified employees.  Therefore, there can be no assurance that our exploration or mining will be successful, that we will be able to achieve or maintain profitable operations or that we will not encounter unforeseen difficulties that may deplete our capital resources more rapidly than anticipated.

We may need additional financing to expand our business plan.

Our business plan calls for substantial investment and cost in connection with the exploration of our mineral properties.  While we believe we have sufficient funds to carry out our current plans, unforeseen expenses, an expanded exploration plan or establishing future mining operations could require additional operating capital.  We do not currently have any arrangements for additional financing and we can provide no assurance to investors that we will be able to find additional financing if required.  Obtaining additional financing would be subject to a number of factors, including market prices for minerals, investor acceptance of our properties, and investor sentiment.   These factors may make the timing, amount, terms or conditions of additional financing unfavorable to us.  The most likely source of future funds would be through the sale of additional equity capital and loans.  Any sale of additional shares will result in dilution to existing stockholders while incurring additional debt will result in encumbrances on our property and future cash flows.

Because there is no assurance when we will generate revenues, we may deplete our cash reserves and not have sufficient outside sources of capital to complete our exploration or mining programs.

We have not earned any revenues as of the date of this prospectus and have never been profitable.  To date we have been involved primarily in financing activities, acquisition activities, and limited exploration activities.  Our only anticipated revenue producing properties comprise the Muluncay Project.  These revenue producing properties have been virtually exhausted of high grade ore to a depth of 200 meters, and there has been no drilling to test the depth potential of the mining system.

Due to our continuing losses from business operations, our most recent independent auditor’s report includes a “going concern” explanation relating to the fact that our continued operations are dependent upon obtaining additional working capital either through significantly increasing revenues or through outside financing.  We have not yet generated any operating revenues.  Our cash reserves will be used to fund our plans at the Muluncay Project.  However, our inability to generate revenues could eventually inhibit our ability to continue in business or achieve our business objectives.

Because of the speculative nature of exploration of natural resource properties, there is substantial risk that we will not find commercially viable gold or silver ore deposits which would reduce our realization of revenues.

There is no assurance that any of the claims we explore or acquire will contain commercially exploitable reserves of gold or silver minerals.  Exploration for natural resources is a speculative venture involving substantial risk.  Hazards such as unusual or unexpected geological formations and other conditions often result in unsuccessful exploration efforts.  Success in exploration is dependent upon a number of factors including, but not limited to, quality of management, quality and availability of geological expertise and availability of exploration capital.  Due to these and other factors, no assurance can be given that our exploration programs will result in the discovery of new mineral reserves or resources.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information, as of October 15, 2008 prior to the Transaction, concerning shares of common stock of the Registrant, the only class of its securities that are issued and outstanding, held by (1) each shareholder known by the Registrant to own beneficially more than five percent of the common stock, (2) each director of the Registrant, (3) each executive officer of the Registrant, and (4) all directors and executive officers of the Registrant as a group:

Name of Beneficial Owner	Amount of Direct Ownership	Position	Percent of Class *
Darryl Mills	20,250,000	President, Director	44.05%
Khaled Eid	4,000,000		8.7%
Douglas Garries	2,500,000		5.4%
Victor Jung	4,000,000		8.7%
Alfred Mertin	3,270,000		7.11%
Christopher Rogers	2,500,000		5.4%
John Trigardi	4,005,000		8.7%
Alan Douglas Wilson	4,750,000		10.33%

 * Based on 45,970,000 shares of Common Stock issued and Outstanding.

Directors, Executive Officers, Promoters and Control Persons

Our directors serve until his or her successor is elected and qualified. Each of our officers is elected by the board of directors to a term of one (1) year and serves until his or her successor is duly elected and qualified, or until he or she is removed from office. The board of directors has no nominating, auditing or compensation committees.

The name and position of our officers and directors prior to the consummation of the Transaction are set forth below:

Name	Position Held

Darryl Mills	Director, President

Directors serve until our next annual meeting of the stockholders or unless they resign earlier. The board of directors elects officers and their terms of office are at the discretion of the board of directors.

Background of Officers and Directors

Mr. Mills graduated from the University of Saskatchewan, in Saskatoon, Saskatchewan with a Bachelor of Commerce Degree (1990) and from the University of Regina, in Regina Saskatchewan with a Graduate Diploma in Government Administration. (1993)   Most of Mr. Mills' career has been in public service. He spent nearly 20 years with the Province of Saskatchewan in a variety of increasingly responsible roles. He has been: an Assistant Director of Economic Development with the Department of Northern Saskatchewan from 1972 to 1982; an Auditor with the Saskatchewan Workers Compensation Board from 1982 to 1986; Executive Assistant to the Minister of Finance from October 1992 to April 1993, and Executive Director of the Saskatchewan Gaming Commission from May 1993 to December 1996.

From 1986 to 1990 Mr. Mills held the position of Secretary Treasurer of the Kamsack School Division, in Kamsack Saskatchewan. From 1990 to 1992 Mr. Mills attended the University of Saskatchewan full time.

In addition to his time spent with the Saskatchewan Government and the Kamsack School Division, Mr. Mills also worked with the Canadian Institute of Chartered Accountants as British Columbia Sales Manager for Professional Publications and Services from May 1997 to July 1999. He also held the position of Secretary and Director with Far East Ventures, Inc. from February to August of 2000. From November 2000 to September 2003 Mr. Mills was a Director of First National Power, Inc. (Previously Capstone International Corporation). Since leaving First National Power, Mr. Mills has been doing private consulting work in the areas of governmental relations, organization design and business development. He has also been developing and operating his own private food services business called Elite Food Services, Inc. Elite Foods is in the business of catering and providing pre-cooked frozen meals for senior citizens.

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Kevin Blair was appointed to the Board of Directors, and elected president of the Registrant on October 15, 2008.  He subsequently resigned his positions as President and Director on October 20, 2008.   Prior to 1984 Kevin Blair was employed as a Quantity Surveyor for Local Government in the U.K.  In 1984 Mr. Blair took a position with Anderson & Anderson in Zambia, where he worked as Senior Surveyor until 1986 when he founded the consulting firm Blair Powell.  Between 1989 and 1991, in addition to managing Blair Powell, Mr. Blair lectured on Quantity Surveying at the Anglia University.  He returned as managing partner of the Quantity Surveying Division of Anderson & Anderson in 1992, and has since worked primarily in the field of Project Management.  In addition to his duties as President and Director of Trilliant Exploration Corporation, Mr. Blair is currently employed as Senior Quantity Surveyor De Leeuw Middle East Bahrain.

Mr. Blair graduated from the Southampton College of Further Education in 1974. He is a Royal Institution of Chartered Surveyors Fellow, has been Guest speaker at the Surveyors Institute of Zambia CPD programme, Interim Secretary for the National Council for Construction Zambia, and served as a member of the RICS Bahrain Group committee from 2003 through  2006.

During the past five years, neither Mr. Blair nor Mr. Mills has been the subject of the following events:

1. Any bankruptcy petition filed by or against any business of which Mr. Mills was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

2. Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.

3. An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting Mr. Mills’ involvement in any type of business, securities or banking activities.

4. Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Future Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Executive Compensation

The following table sets forth the compensation paid by us from inception on December 29, 2003 through June 30, 2008 for our officers. This information includes the dollar value of base salaries, bonus awards and number of stock options granted, and certain other compensation, if any. The compensation discussed addresses all compensation awarded to, earned by, or paid to our named executive officer.

Executive Officer Compensation Table

						Non-	Nonqualified
						Equity	Deferred	All
						Incentive	Compensa-	Other
				Stock	Option	Plan	tion
Name and		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Principal Position	Year	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Darryl Mills	2008	0	0	0	0	0	0	0	0
President /Director	2007	0	0	0	0	0	0	0	0
	2006	0	0	0	0	0	0	0	0
	2005	0	0	0	0	0	0	0	0
	2004	0	0	0	0	0	0	0	0
	2003	0	0	0	0	0	0	0	0

Alan Wilson	2007	0	0	0	0	0	0	0	0
Director/Secretary/	2006	0	0	0	0	0	0	0	0
Treasurer	2005	0	0	0	0	0	0	0	0
Waldemar Jonsson	2007	0	0	0	0	0	0	0	0
Director	2006	0	0	0	0	0	0	0	0
Dave Ludwar Director/CEO	2008	0	0	0	0	0	0	0	0
Doug Billingsley Director/CFO/ Treasurer	2008	0	0	0	0	0	0	0	0
Paul Coon Director/Secretary/ VP Corp. Affairs	2008	0	0	0	0	0	0	0	0
Peter Ball Director/ VP Corp Development	2008	0	0	0	0	0	0	0	0
Anthony Kovacs Director	2008	0	0	0	0	0	0	0	0

Director Compensation

The directors of the Registrant have not received compensation for their services as directors nor have they been reimbursed for expenses incurred in attending board meetings.

Certain Relationships and Related Transactions

There have not been any transactions, or proposed transactions, during the last two years, to which the Registrant was or is to be a party, in which any director or executive officer of the Registrant, any nominee for election as a director, any security holder owning beneficially more than five percent of the common stock of the Registrant, or any member of the immediate family of the aforementioned persons had or is to have a direct or indirect material interest.

Indemnification of Directors and Officers

The Registrant will indemnify its directors and officers to the fullest extent permitted by the General Corporation Law of the State of Nevada.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Election of Kevin Blair, William R. Lieberman and Andrew J Befumo as Officers

On October 15, 2008 Kevin Blair was nominated and elected by the Board of Directors as Registrant’s President, and Andrew J Befumo was nominated and elected by the Board as the Registrant’s Secretary, to serve until their successors shall be elected and qualified until the earlier of their death, resignation or removal in the manner provided for in the Company’s by-laws.  On October 20, 2008 Mr. Blair resigned as the Registrant’s President, and William R. Lieberman was elected by the Board of Directors as Registrants President.  Mr. Blair’s Resignation was not due to any disagreement with Registrant.

William R. Lieberman is a Chartered Financial Analyst Candidate, Level one at the CFA Institute in New York, and earned a Masters in Business Administration from Hult International Business School in Boston, MA, in 2007.  He has an extensive track record in international mining, metal, plastic and advertising sales.

Mr. Lieberman was recently Vice President of Sales and Development for Zapoint, Inc. in Boston Massachusetts, where he has been highly involved in all stages of financing and development for the solicitation and close of $1,250,000 of venture capital and angel investment.   During his tenure at Zapoint, Mr. Lieberman was responsible for valuation, modeling and projections for strategic buyers, and participated closely with management in guidance and forecasts, sales pipelines, and general business initiatives.

From 2005 through 2006 Mr. Lieberman was Vice President of Sales and Development for Resource Polymers, Inc. in Hamilton, Canada, where he oversaw an operational staff of 25 people with net sales of $5 million, and had a personal sales record of $2.5 million.  During his tenure at Resource Polymers Mr. Lieberman networked throughout Canada and internationally in global scrap markets, and provided arbitrage services to secondary metal and plastics markets.  Mr. Lieberman has his undergraduate degree in Political Science from the University of Western Ontario in London, Canada.

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Prior to 1984 Kevin Blair was employed as a Quantity Surveyor for Local Government in the U.K.  In 1984 Mr. Blair took a position with Anderson & Anderson in Zambia, where he worked as Senior Surveyor until 1986 when he founded the consulting firm Blair Powell.  Between 1989 and 1991, in addition to managing Blair Powell, Mr. Blair lectured on Quantity Surveying at the Anglia University.  He returned as managing partner of the Quantity Surveying Division of Anderson & Anderson in 1992, and has since worked primarily in the field of Project Management.  In addition to his duties as President and Director of Trilliant Exploration Corporation, Mr. Blair is currently employed as Senior Quantity Surveyor De Leeuw Middle East Bahrain.

Mr. Blair graduated from the Southampton College of Further Education in 1974. He is a Royal Institution of Chartered Surveyors Fellow, has been Guest speaker at the Surveyors Institute of Zambia CPD programme, Interim Secretary for the National Council for Construction Zambia, and served as a member of the RICS Bahrain Group committee from 2003 through  2006.

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Andrew J Befumo holds a law degree from the College of William and Mary and a Bachelor of Science degree from the Pennsylvania State University.  He served as Director of Legal Affairs for Xcelplus International, Inc from March 2006 until November 2006. After leaving XcelPlus, Mr. Befumo worked for Belmont Partners, LLC as General Counsel.   Mr. Befumo currently runs a law practice as a solo practitioner specializing primarily in federal securities law.   Mr. Befumo has a comprehensive and diverse background encompassing business, legal and technical vocations.  He is a member in good standing of the District of Columbia Bar, and is also licensed to practice before the United States Patent and Trademark Office.

Neither Kevin Blair, William R. Lieberman, nor Andrew J Befumo have been involved in any of the following proceeding during the past five years:

1.

any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.

any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.

being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

4.

being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

There are no employment agreements between the Registrant and Kevin Blair, William R Lieberman, or Andrew J Befumo.

Appointment of Kevin Blair and William R. Lieberman to the Board of Directors

Also on October 15, 2008, Kevin Blair was appointed as Director of the Company to serve until his successors shall be elected and qualified on the earlier of their death, resignation or removal in the manner provided for in the Company’s by-laws.  On October 20, 2008 Mr. Blair resigned as the Registrant’s Director, and William R. Lieberman was appointed as Director of the Company to serve until his successors shall be elected and qualified on the earlier of their death, resignation or removal in the manner provided for in the Company’s by-laws. Mr. Blair’s Resignation was not due to any disagreement with Registrant.

Information about Kevin Blair and William R. Lieberman is set forth above under "Election of Kevin Blair and Andrew J Befumo as Officers”

Departure of Darryl Mills as the President and member of the Board of Directors.

Immediately following the closing of the Transaction, on October 15, 2008 Darryl Mills resigned as the President and as a member of the Board of Directors.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 16, 2008 the Board of Directors of the Company voted by unanimous consent to amend the Company’s Articles of Incorporation to increase the Company’s authorized common shares to one billion shares and to increase the Company’s authorized preferred shares to two hundred thousand shares; and to cause a 2:1 forward split of the Company’s common stock whereby the total number of issued and outstanding shares of the Company’s common stock held by each stockholder will be converted automatically into the number of whole shares of common stock equal to (i) the number of issued and outstanding shares of common stock held by such stockholder immediately prior to the forward split, multiplied by (ii) 2. The Amendment and forward split was consented to and approved by a majority of the Company’s Shareholders.

The Amendment shall be effective upon acceptance of the amended Articles of Incorporation by the Nevada Secretary of State.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit 10.1   Securities Purchase Agreement between Trafalgar Capital Specialized

                        Investment Fund, Luxembourg and Registrant.

Exhibit 10.2   Registration Rights Agreement between Trafalgar Capital Specialized

                        Investment Fund, Luxembourg and Registrant.

Exhibit 10.3   Security Agreement between Trafalgar Capital Specialized  Investment Fund,

                        Luxembourg and Registrant.

Exhibit 10.4   Asset Purchase Agreement between Minera Del Pacifico S.A. and Registrant.

Exhibit 10.5    Affiliate Share Purchase Agreement between Darryl Mills and Benstole Invest

                         Limited,  Minera Del Pacifico S.A., Capital Trust Management Ltd.

Exhibit 50.1    Report on Exploration Potential prepared by DUNCAN BAIN CONSULTING LTD..

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 20, 2008	TRILLIANT EXPLORATION CORPORATION

William R. Lieberman
President, Director

EXHIBIT 10.1

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated as of October 15, , 2008, by and among Trilliant Exploration Company a Nevada  corporation, with headquarters located at 391 519 NW 60th Street, Suite  C, Gainesville, FL  32607 (the “Company”), and Trafalgar Capital Specialized Investment Fund, Luxembourg   (the “Buyer”).

WITNESSETH:

WHEREAS, the Company and the Buyer are executing and delivering this Agreement in reliance upon an exemption from securities registration pursuant to Section 4(2) and/or Rule 506 of Regulation D (“Regulation D”) as promulgated by the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “1933 Act”);

WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to the Buyer(s), as provided herein, and the Buyer(s) shall purchase up to One Million Three Hundred Thousand United States Dollars ($1,300,000) of secured convertible redeemable debentures (the “Debentures”), all of which shall be funded on the date hereof (the “Closing”) for a total purchase price of One Million Three Hundred Thousand United States Dollars ($1,300,000), (the “Purchase Price”); and

WHEREAS, contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement substantially in the form attached hereto as Exhibit A (the “Registration Rights Agreement”) pursuant to which the Company has agreed to provide certain registration rights under the 1933 Act and the rules and regulations promulgated there under, and applicable state securities laws; and

WHEREAS, contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering Irrevocable Transfer Agent Instructions substantially in the form attached hereto as Exhibit B (the “Irrevocable Transfer Agent Instructions”); and

WHEREAS, contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Security Agreement substantially in the form attached hereto as Exhibit C, (the “Security Agreement”) pursuant to which the Company has agreed to provide the Buyer a security interest in Pledged Property (as this term is defined in the Security Agreement dated the date hereof) to secure Company’s obligations under this Agreement, the Debenture, the Registration Rights Agreement, the Security Agreement and the Irrevocable Transfer Agent Instructions (collectively, the “Transaction Documents”) or any other obligations of the Company to the Buyer;

NOW, THEREFORE, in consideration of the mutual covenants and other agreements contained in this Agreement the Company and the Buyer hereby agree as follows:

1.

PURCHASE AND SALE OF DEBENTURES.

(a)

Purchase of Debentures.  Subject to the satisfaction (or waiver) of the terms and conditions of this Agreement, the Buyer agrees to purchase at the Closings (as defined herein) and the Company agrees to sell and issue to the Buyer, at such Closings, Debentures in amounts corresponding purchased at such Closings.   The Debentures purchased by Buyer shall have a maturity date of two (2) years from the Closing.  Upon execution hereof by Buyer, the Buyer shall wire transfer the portion of the Purchase Price necessary to purchase the Debentures to be acquired in the Closing to an escrow account established by James G. Dodrill II, P.A. (“Escrow Agent”).

(b)

Closing Date.  The Closing of the purchase and sale of the Debentures shall take place on the date hereof, subject to notification of satisfaction of the conditions to the Closing set forth herein and in Sections 6 and 7 below (or such later date as is mutually agreed to by the Company and the Buyer(s)) (the “Closing Date”).   The Closing shall occur on at the offices of James G. Dodrill II, P.A., 5800 Hamilton Way, Boca Raton, FL  33496 (or such other place as is mutually agreed to by the Company and the Buyer(s).

(c)

Escrow Arrangements; Form of Payment.  Prior to execution hereof by Buyer and pending the Closing and disbursement, the Purchase Price shall be deposited in an escrow account (the “Escrow Account”) with James G. Dodrill II, P.A., as escrow agent (the “Escrow Agent”), pursuant to the terms of the Escrow Agreement.  Subject to the satisfaction of the terms and conditions of this Agreement, on the Closing Date, (i) the Escrow Agent shall deliver to the Company in accordance with the terms of the Escrow Agreement that portion of the Escrow Funds (as that term is defined in the Escrow Agreement) equal to the gross amount of the Debentures being purchased by the Buyer on the Closing Date (minus the fees and expenses as set forth herein which shall be paid directly from the Escrow Funds at such Closing) by wire transfer of immediately available funds and (ii) the Company shall deliver to the Buyer, Debentures which the Buyer is purchasing duly executed on behalf of the Company and any other securities to be issued to the Buyer pursuant to this Agreement or the Transaction Documents.

 (d)

The Debentures shall contain provisions that provide that in the event the Euro strengthens against the U.S. Dollar during the life of the Debenture, the Buyer shall be afforded an adjustment to compensate for any such movement in either conversions or redemptions.

2.

BUYER’S REPRESENTATIONS AND WARRANTIES.

The Buyer represents and warrants that:

(a)

Investment Purpose.  The Buyer is acquiring the Debentures for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act.

(b)

Accredited Investor Status.  The Buyer is an “Accredited Investor” as that term is defined in Rule 501(a)(3) of Regulation D.

(c)

Reliance on Exemptions.  The Buyer understands that the Debentures are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire such securities.

(d)

Information.  The Buyer and its advisors (and his or, its counsel), if any, have been furnished with all materials relating to the business, finances and operations of the Company and information he deemed material to making an informed investment decision regarding his purchase of the Debentures, which have been requested by such Buyer.  The Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company and its management.  Neither such inquiries nor any other due diligence investigations conducted by such Buyer or its advisors, if any, or its representatives shall modify, amend or affect such Buyer’s right to rely on the Company’s representations and warranties contained in Section 3 below.  The Buyer understands that its investment in the Debentures involves a high degree of risk.  The Buyer is in a position regarding the Company, which, based upon employment, family relationship or economic bargaining power, enabled and enables such Buyer to obtain information from the Company in order to evaluate the merits and risks of this investment.  The Buyer has sought such accounting, legal and tax advice, as it has considered necessary to make an informed investment decision with respect to its acquisition of the Debentures.

(e)

No Governmental Review.  The Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Debentures, or the fairness or suitability of the investment in the Debentures, nor have such authorities passed upon or endorsed the merits of the offering of the Debentures.

(f)

Transfer or Resale.  The Buyer understands that: (i) the Debentures have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, or (B) such Buyer shall have delivered to the Company an opinion of counsel, in a generally acceptable form, to the effect that such securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration requirements; (ii) any sale of such securities made in reliance on Rule 144 under the 1933 Act (or a successor rule thereto) (“Rule 144”) may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of such securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other person is under any obligation to register such securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

(g)

Legends.  The Buyer understands that the certificates or other instruments representing the Debentures and all certificates or other instruments representing the shares of the Company’s common stock into which the Debentures are converted shall bear a restrictive legend in substantially the following form (and a stop transfer order may be placed against transfer of such certificates):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES HAVE BEEN ACQUIRED SOLELY FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TOWARD RESALE AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL, GENERALLY ACCEPTABLE TO COMPANY’S COUNSEL, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS.

The legend set forth above shall be removed and the Company within three (3) business days shall issue a certificate without such legend to the holder of the security upon which it is stamped, if, unless otherwise required by state securities laws, (i) in connection with a sale transaction, provided the securities are registered under the 1933 Act or (ii) in connection with a sale transaction, after such holder provides the Company with an opinion of counsel, which opinion shall be in form, substance and scope reasonably acceptable to counsel for the Company, to the effect that a public sale, assignment or transfer of the securities may be made without registration under the 1933 Act.

(h)

Authorization, Enforcement.  This Agreement has been duly and validly authorized, executed and delivered on behalf of such Buyer and is a valid and binding agreement of such Buyer enforceable in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(i)

Receipt of Documents.  The Buyer and his or its counsel has received and read in their entirety:  (i) this Agreement and each representation, warranty and covenant set forth herein, and the Transaction Documents; (ii) all due diligence and other information necessary to verify the accuracy and completeness of such representations, warranties and covenants; and (iii) answers to all questions the Buyer submitted to the Company regarding an investment in the Company; and the Buyer has relied on the information contained therein and has not been furnished any other documents, literature, memorandum or prospectus.

(j)

Due Formation Buyer.  If the Buyer is a corporation, trust, partnership or other entity that is not an individual person, it has been formed and validly exists and has not been organized for the specific purpose of purchasing the Debentures and is not prohibited from doing so.

(k)

No Legal Advice From the Company.  The Buyer acknowledges, that it had the opportunity to review this Agreement and the transactions contemplated by this Agreement with his or its own legal counsel and investment and tax advisors.  The Buyer is relying solely on such counsel and advisors and not on any statements or representations of the Company or any of its representatives or agents for legal, tax or investment advice with respect to this investment, the transactions contemplated by this Agreement or the securities laws of any jurisdiction.

3.

REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

Except as otherwise provided in the Company Disclosure Schedule delivered herewith, the Company represents and warrants as of the date hereof and as of the Closing Date to the Buyer that:

(a)

Organization and Qualification.  The Company and its subsidiaries are corporations duly organized and validly existing in good standing under the laws of the jurisdiction in which they are incorporated, and have the requisite corporate power to own their properties and to carry on their business as now being conducted.  Each of the Company and its subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries taken as a whole.

(b)

Authorization, Enforcement, Compliance with Other Instruments.  (i) The Company has the requisite corporate power and authority to enter into and perform this Agreement, the Transaction Documents, and any related agreements, and to issue the Debentures in accordance with the terms hereof and thereof, (ii) the execution and delivery of this Agreement, the Transaction Documents and any related agreements by the Company and the consummation by it of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Debentures, have been duly authorized by the Company’s Board of Directors and no further consent or authorization is required by the Company, its Board of Directors or its stockholders, (iii) this Agreement, the Transaction Documents and any related agreements have been duly executed and delivered by the Company, (iv) this Agreement, the Transaction Documents and any related agreements constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies.  The Company knows of no reason why the Company cannot perform any of the Company’s obligations under this Agreement or the Transaction Documents.

(c)

Capitalization.  The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock, par value $0.001 per share and 10,000,000 shares of preferred stock, par value $0.001 per share.  As of the date hereof, the Company has 91,940,000 shares of Common Stock issued and outstanding and 0 shares of preferred stock issued and outstanding.  All of such outstanding shares have been validly issued and are fully paid and nonassessable.  No shares of Common Stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company.  As of the date of this Agreement, other than as disclosed in the attached schedule 3(c), (i) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its subsidiaries, (ii) there are no outstanding debt securities and (iii) there are no agreements or arrangements under which the Company or any of its subsidiaries is obligated to register the sale of any of their securities under the 1933 Act and (iv) there are no outstanding registration statements and there are no outstanding comment letters from the SEC or any other regulatory agency.  There are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Debentures as described in this Agreement.  The Company has furnished to the Buyer true and correct copies of the Company’s Articles of Incorporation, as amended and as in effect on the date hereof (the “Articles of Incorporation”), and the Company’s By-laws, as in effect on the date hereof (the “By-laws”), and the terms of all securities convertible into or exercisable for Common Stock and the material rights of the holders thereof in respect thereto other than stock options issued to employees and consultants.

(d)

Issuance of Securities.  The Debentures are duly authorized and, upon issuance in accordance with the terms hereof, shall be duly issued, fully paid and nonassessable, are free from all taxes, liens and charges with respect to the issue thereof.

(e)

No Conflicts.  The execution, delivery and performance of this Agreement, the Transaction Documents and any related agreements by the Company and the consummation by the Company of the transactions contemplated hereby and thereby will not (i) result in a violation of the Articles of Incorporation or the By-laws or (ii), to the best knowledge of the Company, conflict with or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including United States federal and state securities laws and regulations and the rules and regulations of The OTC Bulletin Board on which the Common Shares are quoted) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected.  To the best knowledge of the Company, neither the Company nor its subsidiaries is in violation of any term of or in default under its Articles of Incorporation or By-laws or their organizational charter or by-laws, respectively, or, any material contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Company or its subsidiaries.  The business of the Company and its subsidiaries is not being conducted, and shall not be conducted in violation of any material law, ordinance, or regulation of any governmental entity.  Except as specifically contemplated by this Agreement and as required under the 1933 Act and any applicable state securities laws, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under or contemplated by this Agreement in accordance with the terms hereof.  All consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof, except for any required post-Closing notice filings under applicable United States federal or state securities laws, if any.

(f)

SEC Documents: Financial Statements.  Except as set forth on the attached schedule, the Company has filed, or furnished, as applicable, all reports, schedules, forms, statements and other documents required to be filed by it with the SEC under the Exchange Act (the foregoing materials, including the exhibits and schedules thereto, and such financial statements and documents incorporated by reference therein, being hereinafter referred to as the “SEC Documents”).  The Company has delivered to the Buyer or its representatives, or made available through the SEC’s website at http://www.sec.gov, true and complete copies of the SEC Documents.  As of their respective dates, the financial statements of the Company included in the SEC Documents (the “Financial Statements”) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto as in effect at the time of filing.  Such financial statements have been prepared in accordance with U.S. generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such Financial Statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and, fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

(g)

 No Material Misstatement or Omission.  None of the Company’s SEC Documents at the time of filing, none of the materials provided to the Buyer by the Company and none of the representation and warranties made in this Agreement or any of the other  Transaction Documents include any untrue statements of material fact, nor do the Company’s SEC Documents at the time of filing and none of the representations and warranties made in this Agreement or any of the other Transaction Documents omit to state any material fact required to be stated therein necessary to make the statements made, in light of the circumstances under which they were made, not misleading.

(h)

Absence of Litigation.  There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending against or affecting the Company, the Common Stock or any of the Company’s subsidiaries, wherein an unfavorable decision, ruling or finding would (i) have a material adverse effect on the transactions contemplated hereby or (ii) adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, this Agreement or any of the Transaction Documents have a material adverse effect on the business, operations, properties, financial condition or results of  operations of the Company and its subsidiaries taken as a whole.

(i)

Acknowledgment Regarding Buyer’s Purchase of the Debentures.  The Company acknowledges and agrees that the Buyer is acting solely in the capacity of an arm’s length purchaser with respect to this Agreement and the transactions contemplated hereby.  The Company further acknowledges that the Buyer is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by the Buyer or any of their respective representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to such Buyer’s purchase of the Debentures.  The Company further represents to the Buyer that the Company’s decision to enter into this Agreement has been based solely on the independent evaluation by the Company and its representatives.

(j)

No General Solicitation.  Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the 1933 Act) in connection with the offer or sale of the Debentures.

(k)

No Integrated Offering.  Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the Debentures under the 1933 Act or cause this offering of the Debentures to be integrated with prior offerings by the Company for purposes of the 1933 Act.

(l)

Employee Relations.  Neither the Company nor any of its subsidiaries is involved in any labor dispute nor, to the knowledge of the Company or any of its subsidiaries, is any such dispute threatened.  None of the Company’s or its subsidiaries’ employees is a member of a union and the Company and its subsidiaries believe that their relations with their employees are good.

(m)

Intellectual Property Rights.  The Company and its subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and rights necessary to conduct their respective businesses as now conducted.  The Company and its subsidiaries do not have any knowledge of any infringement by the Company or its subsidiaries of trademark, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, trade secret or other similar rights of others, and, to the knowledge of the Company there is no claim, action or proceeding being made or brought against, or to the Company’s knowledge, being threatened against, the Company or its subsidiaries regarding trademark, trade name, patents, patent rights, invention, copyright, license, service names, service marks, service mark registrations, trade secret or other infringement; and the Company and its subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing.

(n)

Environmental Laws.  The Company and its subsidiaries are (i) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval.

(o)

Title.  Any real property and facilities held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.

(p)

Insurance.  The Company and each of its current and future acquired subsidiaries are or will be upon acquisition by the Company insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its subsidiaries are engaged.  Neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition, financial or otherwise, or the earnings, business or operations of the Company and its subsidiaries, taken as a whole.

(q)

Regulatory Permits.  The Company and its subsidiaries possess all material certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

(r)

Internal Accounting Controls.  The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, and (iii) the recorded amounts for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(s)

No Material Adverse Breaches, etc.  Neither the Company nor any of its subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which in the judgment of the Company’s officers has or is expected in the future to have a material adverse effect on the business, properties, operations, financial condition, results of operations or prospects of the Company or its subsidiaries.  Neither the Company nor any of its subsidiaries is in breach of any contract or agreement which breach, in the judgment of the Company’s officers, has or is expected to have a material adverse effect on the business, properties, operations, financial condition, results of operations or prospects of the Company or its subsidiaries.

(t)

Tax Status.  The Company and each of its subsidiaries has made and filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject and (unless and only to the extent that the Company and each of its subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply.  There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

(u)

Certain Transactions.  Except for arm’s length transactions pursuant to which the Company makes payments in the ordinary course of business upon terms no less favorable than the Company could obtain from third parties and other than the grant of stock options or stock grants disclosed to the Buyer, none of the officers, directors, or employees of the Company is presently a party to any transaction with the Company (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

(v)

Fees and Rights of First Refusal.  The Company is not obligated to offer the securities offered hereunder on a right of first refusal basis or otherwise to any third parties including, but not limited to, current or former shareholders of the Company, underwriters, brokers, agents or other third parties.

4.

COVENANTS.

(a)

Best Efforts.  Each party shall use its best efforts timely to satisfy each of the conditions to be satisfied by it as provided in Sections 6 and 7 of this Agreement.

(b)

Form D.  The Company agrees to file a Form D with respect to the Debentures as required under Regulation D and to provide a copy thereof to the Buyer promptly after such filing.  The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary to qualify the Debentures, or obtain an exemption for the Debentures for sale to the Buyer at the Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of any such action so taken to the Buyer on or prior to the Closing Date.

(c)

Reporting Status.  Until the date on which none of the Debentures are outstanding (the “Registration Period”), the Company shall file in a timely manner all reports required to be filed with the SEC pursuant to the 1934 Act and the regulations of the SEC thereunder, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would otherwise permit such termination.

(d)

Use of Proceeds.  The Company will use the net proceeds from the sale of the Debentures solely for the purpose of increasing production in its mines as approved by the Buyer.

(e)

Reservation of Shares.  The Company shall take all action reasonably necessary to at all times have authorized, and reserved for the purpose of issuance, such number of shares of Common Stock as shall be necessary to effect the issuance of the shares upon conversion of the Debentures.  If at any time the Company does not have available such shares of Common Stock as shall from time to time be sufficient to effect the issuance of all shares upon conversion of the Debentures, the Company shall file a preliminary proxy statement with the Securities and Exchange Commission within ten (10) business day and shall call and hold a special meeting of the shareholders as soon as practicable after such occurrence, for the sole purpose of increasing the number of shares authorized.  The Company’s management shall recommend to the shareholders to vote in favor of increasing the number of shares of Common Stock authorized.  Management shall also vote all of its shares in favor of increasing the number of authorized shares of Common Stock.

(f)

Fees and Expenses.

(i)

Other than as set forth herein, each of the Company and the Buyer shall pay all costs and expenses incurred by such party in connection with the negotiation, investigation, preparation, execution and delivery of this Agreement the Transaction Documents and any other documents relating to this transaction.

(ii)

The Company has agreed to pay a legal and documentation review fee to Buyer of Fifteen Thousand Dollars ($15,000), one-half of which has been paid prior to this date and the remainder of which shall be paid directly from the proceeds of the Closing.

(iii)

The Company has agreed to pay a Due Diligence Fee to Buyer of Ten Thousand Dollars ($10,000), one-half of which has been paid prior to this date and one-half of which shall be paid directly from the proceeds of the Closing.

(iv)

On or before the Closing Date, the Company shall issue to the Buyer Five Million Nine Hundred Thousand (5,900,000) shares of Common Stock, One Million (1,000,000) of which shall be as a corporate finance fee and Four Million Nine Hundred Thousand of which shall be in lieu of issuing Warrants to the Buyer,

(v)

The Company shall pay to the Buyer a Loan Commitment Fee equal to four percent (4%) of the principal amount of each Debenture issued which shall be paid directly from the proceeds of the Closing .

(g)

Corporate Existence. So long as any of the Debentures remain outstanding, the Company shall not directly or indirectly consummate any merger, reorganization, restructuring, reverse stock split consolidation, sale of all or substantially all of the Company’s assets or any similar transaction or related transactions (each such transaction, an “Organizational Change”) unless, prior to the consummation an Organizational Change, the Company obtains the written consent of the Buyer .  In the case of any Organizational Change, the Company will make appropriate provision with respect to such holders’ rights and interests to insure that the provisions of this Section 4(g) will thereafter be applicable to the Debentures.

(h)

Transactions With Affiliates. So long as any Debentures are outstanding, the Company shall not, and shall cause each of its subsidiaries not to, enter into, amend, modify or supplement, or permit any subsidiary to enter into, amend, modify or supplement any agreement, transaction, commitment, or arrangement with any of its or any subsidiary’s officers, directors, persons who were officers or directors at any time during the previous two (2) years, stockholders who beneficially own five percent (5%) or more of the Common Stock, or Affiliates (as defined below) or with any individual related by blood, marriage, or adoption to any such individual or with any entity in which any such entity or individual owns a five percent (5%) or more beneficial interest (each a “Related Party”), except for (a) customary employment arrangements and benefit programs on reasonable terms, (b) any investment in an Affiliate of the Company,  (c) any agreement, transaction, commitment, or arrangement on an arms-length basis on terms no less favorable than terms which would have been obtainable from a person other than such Related Party, (d) any agreement transaction, commitment, or arrangement which is approved by a majority of the disinterested directors of the Company, for purposes hereof, any director who is also an officer of the Company or any subsidiary of the Company shall not be a disinterested director with respect to any such agreement, transaction, commitment, or arrangement.  “Affiliate” for purposes hereof means, with respect to any person or entity, another person or entity that, directly or indirectly, (i) has a ten percent (10%) or more equity interest in that person or entity, (ii) has ten percent (10%) or more common ownership with that person or entity, (iii) controls that person or entity, or (iv) shares common control with that person or entity.  “Control” or “controls” for purposes hereof means that a person or entity has the power, direct or indirect, to conduct or govern the policies of another person or entity.

(i)

Transfer Agent.  The Company covenants and agrees that, in the event that the Company’s agency relationship with the transfer agent should be terminated for any reason prior to a date which is two (2) years after the Closing Date, the Company shall immediately appoint a new transfer agent.

(j)

Restriction on Issuance of the Capital Stock. So long as any of the principal of or interest on the Debenture remains unpaid, the Company shall not, without the prior written consent of the Buyer, (i) issue or sell shares of Common Stock or Preferred Stock, (ii) issue or sell any warrant, option, right, contract, call, or other security instrument granting the holder thereof, the right to acquire Common Stock, (iii) enter into any security instrument granting the holder a security interest in any and all assets of the Company or any subsidiary of the Company (whether now owned or acquired in the future while the Debentures are outstanding), (iv) permit any subsidiary of the Company (whether now owned or acquired in the future while the Debentures are outstanding) to enter into any security instrument granting the holder a security interest in any or all assets of such subsidiary or (v) file any registration statement on Form S-8.

(k)

Restriction on “Short” Position.  Neither the Buyer nor any of its affiliates have an open short position in the Common Stock of the Company, and the Buyer agrees that it shall not, and that it will cause its affiliates not to, engage in any short sales with respect to the Common Stock as long as any Debentures shall remain outstanding.

(l)

Restriction on Incurring Additional Debt.  Without the prior written consent of the Secured Party, neither the Company nor any subsidiary of the Company shall directly or indirectly permit, create, incur, assume, permit to exist, increase, renew or extend on or after the date hereof any indebtedness on its part, including commitments, contingencies and credit availabilities, or apply for or offer or agree to do any of the foregoing.

5.

TRANSFER AGENT INSTRUCTIONS.

The Company shall enter into irrevocable transfer agent instructions in substantially the form attached hereto as Exhibit C (the “Irrevocable Transfer Agent Instructions”) and shall pay the law offices of James G. Dodrill II, P.A. a cash fee of One Hundred Dollars ($100) for every occasion they act pursuant to the Irrevocable Transfer Agent Instructions.

6.

CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL.

The obligation of the Company hereunder to issue and sell the Debentures to the Buyer at each Closing is subject to the satisfaction of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion:

(a)

The Buyer shall have executed this Agreement and the Transaction Documents and delivered the same to the Company.

(b)

The Buyer shall have delivered to the Company the Purchase Price for Debentures to be purchased at such Closing (minus the fees and expenses as set forth herein which shall be paid directly at the Closing) by wire transfer of immediately available U.S. funds pursuant to the wire instructions provided by the Company.

(c)

The representations and warranties of the Buyer shall be true and correct in all material respects as of the date when made and as of each Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and the Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Buyer at or prior to such Closing Date.

(d)

The Company shall have filed a form UCC-1 with regard to the Pledged Property and Pledged Collateral as detailed in the Security Agreement dated the date hereof and provided proof of such filing to the Buyer.

(e)

The Company shall have executed such other documents as are reasonably required by the Buyer.

7.

CONDITIONS TO THE BUYER’S OBLIGATION TO PURCHASE.

The obligation of the Buyer hereunder to disburse to the Company the net proceeds of the Purchase Price at each Closing is subject to the satisfaction, of each of the following conditions, provided that these conditions are for the Buyer’s sole benefit and may be waived by the Buyer at any time in its sole discretion:

(a)

The Company shall have executed this Agreement the Transaction Documents and any other documents relating to this transaction and delivered the same to the Buyer.

(b)

The Company shall have acquired Blackhawk Investments simultaneous with or prior to the Closing (the “Acquisition”).

(c)

The trading in the common shares of the Company (TTXP:OB) on the over-the-counter bulletin board shall not have been suspended for any reason.

(d)

The Buyer shall have completed its due diligence to the sole satisfaction of Buyer, including but not limited to: (i) a satisfactory on-site visit; (ii) receipt of satisfactory evidence that the Company’s assets are free of any liens or other encumbrances; (iii) approval by the Buyer of the capital structure of the Company post Acquisition; (iv) approval by the Buyer of the specific use of proceeds; (v) approval by the Buyer of due diligence and background checks of all individuals in the Company including Blackhawk Investments; (vi) confirmation of Tam Singh’s equity in  the Company and percentage ownership in post Acquisition Company, (vii) review of all agreements entered into by Blackhawk and any outstanding debt of the Company.

(e)

Lockup Agreements satisfactory to the Buyer shall have been executed by such shareholders as requested by the Buyer (including specifically Tam Singh, Charms Investments, ______________[lender], Company insiders or any assignees of any such shareholders) and shall provide that such shareholders shall hold their shares for a minimum of eighteen (18) months.

(f)

Execution of agreements providing for indemnification of Buyer by _________________[the other lenders].

(g)

The representations and warranties of the Company in this Agreement, the Debentures and the Transaction Documents shall be true and correct in all material respects (except to the extent that any of such representations and warranties is already qualified as to materiality in Section 3 above, in which case, such representations and warranties shall be true and correct without further qualification) as of the date when made and as of the Closing Dates as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Dates.  If requested by the Buyer, the Buyer shall have received a certificate, executed by the President of the Company, dated as of the respective Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by the Buyer.

(h)

The Company shall have executed and delivered to the Buyer the Debentures.

(i)

The Buyer shall have received an opinion of counsel from counsel to the Company in a form satisfactory to the Buyer(s).

(j)

The Company shall have provided to the Buyer a certificate of good standing from the secretary of state from the state in which the company is incorporated.

(k)

As of the Closing Date, the Company shall have reserved out of its authorized and unissued Common Stock, solely for the purpose of issuing shares of Common Stock upon conversion of the Debenture, shares of Common Stock to effect the issuance of the shares of Common Stock upon conversion of the Debenture in accordance with the Fixed Conversion Price .

(l)

The Irrevocable Transfer Agent Instructions, in form and substance satisfactory to Buyer, shall have been delivered to and acknowledged in writing by the Company’s transfer agent.

(m)

The Company shall provide to the Buyer an acknowledgement, to the satisfaction of the Buyer, from the Company’s independent certified public accountants as to its ability to provide all consents required in order to file a registration statement in connection with this transaction.

(n)

The Company shall file a form UCC-1 or such other forms as may be required to perfect the Buyer’s interest in the Pledged Collateral as detailed in the Security Agreement dated the date hereof, providing the Buyer with a senior lien on all of the Company’s assets and intellectual property and provided proof of such filing to the Buyer.

8.

INDEMNIFICATION.

(a)

In consideration of the Buyer’s execution and delivery of this Agreement and acquiring the Debentures hereunder, and in addition to all of the Company’s other obligations under this Agreement, the Company shall defend, protect, indemnify and hold harmless the Buyer and each other holder of the Debentures, and all of their officers, directors, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Buyer Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Buyer Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by the Buyer Indemnitees or any of them as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in this Agreement, the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in this Agreement, or the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, or (c) any cause of action, suit or claim brought or made against such Buyer Indemnitee by a third party and arising out of or resulting from a material misrepresentations  by the Company under this Agreement or due to a material breach by the Company of its obligations under this Agreement and the execution, delivery, performance or enforcement of this Agreement or any other instrument, document or agreement executed pursuant hereto by any of the Indemnities, any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Debentures or the status of the Buyer or holder of the Debentures,  as a Buyer of Debentures in the Company.  To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities, which is permissible under applicable law.

(b)

In consideration of the Company’s execution and delivery of this Agreement, and in addition to all of the Buyer’s other obligations under this Agreement, the Buyer shall defend, protect, indemnify and hold harmless the Company and all of its officers, directors, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Company Indemnitees”) from and against any and all Indemnified Liabilities incurred by the Indemnitees or any of them as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Buyer in this Agreement, the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby executed by the Buyer, (b) any breach of any covenant, agreement or obligation of the Buyer contained in this Agreement, the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby executed by the Buyer, or (c) any cause of action, suit or claim brought or made against such Company Indemnitee based on material misrepresentations or due to a material breach and arising out of or resulting from the execution, delivery, performance or enforcement of this Agreement, the Transaction Documents or any other certificate instrument, document or agreement executed pursuant hereto by any of the Company Indemnities.  To the extent that the foregoing undertaking by the Buyer may be unenforceable for any reason, the Buyer shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities, which is permissible under applicable law.

9.

GOVERNING LAW: MISCELLANEOUS.

(a)

Governing Law.  This Agreement shall be governed by and interpreted in accordance with the laws of the State of Florida without regard to the principles of conflict of laws.  The parties further agree that any action between them shall be heard in Broward County, Florida and expressly consent to the jurisdiction and venue of the State Court sitting in Broward County, Florida and the United States District Court for the Southern District of Florida for the adjudication of any civil action asserted pursuant to this Paragraph.

(b)

Counterparts.  This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party.

(c)

Headings.  The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(d)

Severability.  If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

(e)

Entire Agreement, Amendments.  This Agreement supersedes all other prior oral or written agreements between the Buyer, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters.  No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.

(f)

Notices.  Any notices, consents, waivers, or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) upon confirmation of receipt, when sent by facsimile; (iii) three (3) days after being sent by U.S. certified mail, return receipt requested, or (iv) one (1) day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same.  The addresses and facsimile numbers for such communications shall be:

If to the Company, to:	Trilliant Exploration Company
519 NW 60th Street, Suite C
Gainesville, FL 32607
Attention: Kevin Blair
Telephone:
Facsimile

With a copy to:
(which shall not constitute notice)

Attention:
Telephone:
Facsimile:

If to the Buyer:	Trafalgar Capital Specialized Investment Fund
8-10 Rue Mathias Hardt
BP 3023
L-1030 Luxembourg
Attention: Andrew Garai, Chairman of the Board of
Trafalgar Capital Sarl, General Partner
Facsimile: 011-44-207-405-0161 and 001-786-323-1651

With a copy to:	James G. Dodrill II, P.A.
(which shall not constitute notice)	5800 Hamilton Way
Boca Raton, FL 33496
Attention: Jim Dodrill, Esq.
Telephone: (561) 862-0529
Facsimile: (561) 892-7787

If to the Buyer, to its address and facsimile number on Schedule I, with copies to the Buyer’s counsel as set forth on Schedule I.  Each party shall provide five (5) days’ prior written notice to the other party of any change in address or facsimile number.

(g)

Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.  Neither the Company nor any Buyer shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other party hereto.

(h)

No Third Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

(i)

Survival.  Unless this Agreement is terminated under Section 9(l), the representations and warranties of the Company and the Buyer contained in Sections 2 and 3, the agreements and covenants set forth in Sections 4, 5 and 9, and the indemnification provisions set forth in Section 8, shall survive the Closing for a period of two (2) years following the date on which the Debentures are redeemed in full.  The Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

(j)

Publicity.  The Company and the Buyer shall have the right to approve, before issuance any press release or any other public statement with respect to the transactions contemplated hereby made by any party; provided, however, that the Company shall be entitled, without the prior approval of the Buyer, to issue any press release or other public disclosure with respect to such transactions required under applicable securities or other laws or regulations (the Company shall use its best efforts to consult the Buyer in connection with any such press release or other public disclosure prior to its release and Buyer shall be provided with a copy thereof upon release thereof).

(k)

Further Assurances.  Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.  Furthermore, the Company agrees to execute such other documents as are reasonably required by the Buyer.  It shall be deemed a default of this Agreement and the Transaction Documents if the Company or the referenced shareholders fail to sign such agreements within one business day of the date of request by the Buyer.

(l)

Termination.  In the event that the Closing shall not have occurred with respect to the Buyer on or before five (5) business days from the date hereof due to the Company’s or the Buyer’s failure to satisfy the conditions set forth in Sections 6 and 7 above (and the non-breaching party’s failure to waive such unsatisfied condition(s)), the non-breaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party; provided, however, that if this Agreement is terminated by the Company pursuant to this Section 9(l), the Company shall remain obligated to pay the Buyer for the legal and documentation review fee described in Section 4(f) above.

(m)

No Strict Construction.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Buyer and the Company have caused this Securities Purchase Agreement to be duly executed as of the date first written above.

COMPANY:
TRILLIANT EXPLORATION COMPANY

BY: /s/ Kevin Blair /s/
Name: Kevin Blair
Title: President

BUYER:
TRAFALGAR CAPITAL SPECIALIZED
INVESTMENT FUND, LUXEMBOURG
By: Trafalgar Capital Sarl
Its: General Partner

By: /s/ Andrew Garai /s/
Name: Andrew Garai
Title: Chairman of the Board

EXHIBIT 10.2

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of October 15, 2008, by and among TRILLIANT EXPLORATION COMPANY a Nevada corporation, with headquarters located at 519 NW 60th Street, Suite  C, Gainesville, FL  32607 (the “Company”), and Trafalgar Capital Specialized Investment Fund, Luxembourg (the “Investor”).

WHEREAS:

A.

In connection with the Securities Purchase Agreement by and among the parties hereto of even date herewith (the “Securities Purchase Agreement”), the Company has agreed, upon the terms and subject to the conditions of the Securities Purchase Agreement, to issue and sell to the Investor secured convertible redeemable debentures (the “Convertible Debentures”) which shall be convertible into that number of shares of the Company’s common stock, par value US$.001 per share (the “Common Stock”), pursuant to the terms of the Securities Purchase Agreement for an aggregate purchase price of up to One Million Three Hundred Thousand U.S. Dollars ($1,300,000) and Five Million Nine Hundred Thousand (5,900,000) shares of Common Stock.  Capitalized terms not defined herein shall have the meaning ascribed to them in the Securities Purchase Agreement.

B.

To induce the Investor to execute and deliver the Securities Purchase Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations there under, or any similar successor statute (collectively, the “1933 Act”), and applicable state securities laws.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Investor hereby agree as follows:

10.

DEFINITIONS.

As used in this Agreement, the following terms shall have the following meanings:

(a)

“Person” means a corporation, a limited liability company, an association, a partnership, an organization, a business, an individual, a governmental or political subdivision thereof or a governmental agency.

(b)

“Register,” “registered,” and “registration” refer to a registration effected by preparing and filing one or more Registration Statements (as defined below) in compliance with the 1933 Act and pursuant to Rule 415 under the 1933 Act or any successor rule providing for offering securities on a continuous or delayed basis (“Rule 415”), and the declaration or ordering of effectiveness of such Registration Statement(s) by the United States Securities and Exchange SEC (the “SEC”).

(c)

“Registrable Securities” means the shares of Common Stock issuable to Investor upon conversion of the Convertible Debentures pursuant to the Securities Purchase Agreement and the shares of Common Stock issued to the Investor pursuant to the Securities Purchase Agreement.  As to any particular Registrable Securities, such securities will cease to be Registrable Securities when (a) they have been effectively registered under the 1933 Act and disposed of in accordance with the registration statement covering them, (b) they have been sold, or may be sold without volume restrictions pursuant to Rule 144(b)(1) promulgated by the SEC under the 1933 Act, or (c) they have been otherwise transferred and new certificates for them not bearing a restrictive legend have been issued by the Company and the Company shall not have “stop transfer” instructions against them.

(d)

“Registration Statement” means a registration statement under the 1933 Act which covers the Registrable Securities.

(e)

“Rule 144” means Rule 144 promulgated under the 1933 Act or any similar rule or regulation of the SEC that may at any time permit the Investor to sell securities of the Company to the public without registration.

11.

REGISTRATION.

(a)

Subject to the terms and conditions of this Agreement, the Company shall prepare and file, no later than forty-five (45) days from the date hereof (the “Scheduled Filing Deadline”),  with the SEC a registration statement on Form S-1 (or, if the Company is then eligible, on Form S-3) under the 1933 Act (the “Initial Registration Statement”) for the registration for the resale by the Investor at least five (5) times the number of shares which are anticipated to be issued upon conversion of the Convertible Debentures issued pursuant to the Securities Purchase Agreement and shares of Common Stock issued to the Investor pursuant to the Securities Purchase Agreement (subject to Rule 415 restrictions).  The Company shall cause the Registration Statement to remain effective until all of the Registrable Securities have been sold by the Investor.  Prior to the filing of the Registration Statement with the SEC, the Company shall furnish a copy (which may be in electronic form) of the Initial Registration Statement to the Investor and The Law Office of James G. Dodrill II, P.A. for their review and comment.  The Investor and James G. Dodrill II, P.A. shall furnish comments on the Initial Registration Statement to the Company by the later of: (a) seventy-two (72) hours of the receipt thereof from the Company and (b) the close of the second business day following receipt thereof from the Company.

(b)

Effectiveness of the Initial Registration Statement.  The Company shall use its best its best efforts (i) to have the Initial Registration Statement declared effective by the SEC no later than one hundred twenty (120) days after the Closing Date (the “Scheduled Effective Deadline”) and (ii) to insure that the Initial Registration Statement and any subsequent Registration Statement remains in effect until all of the Registrable Securities have been sold, subject to the terms and conditions of this Agreement.

(c)

Failure to File or Obtain Effectiveness of the Registration Statement.  In the event the Registration Statement is not declared effective by the SEC on or before the Scheduled Effective Date, or if after the Registration Statement has been declared effective by the SEC, sales cannot be made pursuant to the Registration Statement (whether because of a failure to keep the Registration Statement effective, failure to disclose such information as is necessary for sales to be made pursuant to the Registration Statement, failure to register sufficient shares of Common Stock or otherwise then as partial relief for the damages to any holder of Registrable Securities by reason of any such delay in or reduction of its ability to sell the underlying shares of Common Stock (which remedy shall not be exclusive of any other remedies at law or in equity), the Company will pay as liquidated damages (the “Liquidated Damages”) to the holder, at the holder’s option, either a cash amount or shares of the Company’s Common Stock within three (3) business days, after demand therefore, equal to two percent (2%) of the liquidated value of the Convertible Debentures outstanding as Liquidated Damages for each thirty (30) day period (or any part thereof) after the Scheduled Filing Deadline or the Scheduled Effective Date as the case may be.  Notwithstanding anything herein to the contrary, to the extent that the registration of any or all of the Registrable Securities by the Company on a registration statement is prohibited (the “Non-Registered Shares”) as a result of rules, regulations, positions or releases issued or actions taken by the SEC pursuant to its authority with respect to Rule 415 under the 1933 Act and the Company has registered at such time the maximum number of Registrable Securities permissible upon consultation with the SEC, then the liquidated damages described herein shall not be applicable to such Non-Registered Shares.

(d)

Liquidated Damages.  The Company and the Investor hereto acknowledge and agree that the sums payable under subsection 2(c) above shall constitute liquidated damages and not penalties and are in addition to all other rights of the Investor, including the right to call a default.  The parties further acknowledge that (i) the amount of loss or damages likely to be incurred is incapable or is difficult to precisely estimate, (ii) the amounts specified in such subsections bear a reasonable relationship to, and are not plainly or grossly disproportionate to, the probable loss likely to be incurred in connection with any failure by the Company to obtain or maintain the effectiveness of a Registration Statement, (iii) one of the reasons for the Company and the Investor reaching an agreement as to such amounts was the uncertainty and cost of litigation regarding the question of actual damages, and (iv) the Company and the Investor are sophisticated business parties and have been represented by sophisticated and able legal counsel and negotiated this Agreement at arm’s length.

(e)

Choice of law firm. The Company shall use a law firm recommended by the Buyers.

12.

RELATED OBLIGATIONS.

(a)

The Company shall keep the Registration Statement effective pursuant to Rule 415 at all times until all Registrable Securities covered by such Registration Statement have been sold  (the “Registration Period”), which Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

(b)

The Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to a Registration Statement and the prospectus used in connection with such Registration Statement, which prospectus is to be filed pursuant to Rule 424 promulgated under the 1933 Act, as may be necessary to keep such Registration Statement effective at all times during the Registration Period, and, during such period, comply with the provisions of the 1933 Act with respect to the disposition of all Registrable Securities of the Company covered by such Registration Statement until such time as all of such Registrable Securities shall have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in such Registration Statement.  In the case of amendments and supplements to a Registration Statement which are required to be filed pursuant to this Agreement (including pursuant to this Section 3(b)) by reason of the Company’s filing a report on Form 10-K, Form 10-Q, or Form 8-K or any analogous report under the Securities Exchange Act of 1934, as amended (the “1934 Act”), the Company shall incorporate such report by reference into the Registration Statement, if applicable, or shall file such amendments or supplements with the SEC on the same day on which the 1934 Act report is filed which created the requirement for the Company to amend or supplement the Registration Statement.

(c)

The Company shall furnish to the Investor, (i) such number of copies of the Registration Statement as declared effective by the SEC and any amendment(s) thereto, including financial statements and schedules, all documents incorporated therein by reference, all exhibits and each preliminary prospectus as Investor may reasonably request, (ii) such number of copies of the final prospectus included in such Registration Statement and all amendments and supplements thereto (or such other number of copies as such Investor may reasonably request in writing) as Investor may reasonably request and (iii) such other documents as such Investor may reasonably request in writing from time to time in order to facilitate the disposition of the Registrable Securities owned by such Investor.  Unless otherwise specified by the Investor, the Company may furnish copies of all such documents to the Investor in electronic form.  The Investor acknowledges that any obligation under section 5(b)(2) of the 1933 Act to have a prospectus that satisfies the requirements of section 10(a) of the 1933 Act precede or accompany the carrying or delivery of a security in a registered offering is satisfied if the conditions in Rule 172(c) under the 1933 Act have been met.

(d)

The Company shall use its best efforts to (i) register and qualify the Registrable Securities covered by a Registration Statement under such other securities or “blue sky” laws of such jurisdictions in the United States as any Investor reasonably requests, (ii) prepare and file in those jurisdictions, such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (w) make any change to its certificate of incorporation or by-laws, (x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d), (y) subject itself to general taxation in any such jurisdiction, or (z) file a general consent to service of process in any such jurisdiction.  The Company shall promptly notify the Investor of the receipt by the Company of any notification with respect to the suspension of the registration or qualification of any of the Registrable Securities for sale under the securities or “blue sky” laws of any jurisdiction in the United States or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.

(e)

As promptly as practicable after becoming aware of such event or development, the Company shall notify the Investor in writing of the happening of any event as a result of which the prospectus included in a Registration Statement, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (provided that in no event shall such notice contain any material, nonpublic information), and promptly prepare a supplement or amendment to such Registration Statement to correct such untrue statement or omission, and deliver ten (10) copies of such supplement or amendment to the Investor.  The Company shall also promptly notify the Investor in writing (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and when a Registration Statement or any post-effective amendment has become effective (notification of such effectiveness shall be delivered to the Investor by facsimile on the same day of such effectiveness), (ii) of any request by the SEC for amendments or supplements to a Registration Statement or related prospectus or related information, and (iii) of the Company’s reasonable determination that a post-effective amendment to a Registration Statement would be appropriate.

(f)

The Company shall use its best efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement, or the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction within the United States of America and, if such an order or suspension is issued, to obtain the withdrawal of such order or suspension at the earliest possible moment and to notify the Investor of such order and the resolution thereof or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.

(g)

Upon written request, the Company shall make available for inspection by (i) any Investor and (ii) one (1) firm of accountants or other agents retained by the Investor (collectively, the “Inspectors”) all pertinent financial and other records, and pertinent corporate documents and properties of the Company (collectively, the “Records”), as shall be reasonably deemed necessary by each Inspector, and cause the Company’s officers, directors and employees to supply all information which any Inspector may reasonably request in writing; provided, however, that each Inspector shall agree, and the Investor hereby agrees, to hold in strict confidence and shall not make any disclosure (except to an Investor) or use  any Record or other information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, unless (a) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in any Registration Statement or is otherwise required under the 1933 Act, (b) the release of such Records is ordered pursuant to a final, non-appealable subpoena or order from a court or government body of competent jurisdiction, or (c) the information in such Records has been made generally available to the public other than by disclosure in violation of this or any other agreement of which the Inspector and the Investor has knowledge.  The Investor agrees that it shall, upon learning that disclosure of such Records is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the Records deemed confidential.

(h)

The Company shall hold in confidence and not make any disclosure of information concerning an Investor provided to the Company unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other final, non-appealable order from a court or governmental body of competent jurisdiction, or (iv) such information has been made generally available to the public other than by disclosure in violation of this Agreement or any other agreement.  The Company agrees that it shall, upon learning that disclosure of such information concerning an Investor is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt written notice to such Investor and allow such Investor, at the Investor’s expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

(i)

The Company shall use its best efforts either to cause all the Registrable Securities covered by a Registration Statement (i) to be listed on each securities exchange on which securities of the same class or series issued by the Company are then listed, if any, if the listing of such Registrable Securities is then permitted under the rules of such exchange or (ii) the inclusion for quotation on the OTC Bulletin Board for such Registrable Securities.  The Company shall pay all fees and expenses in connection with satisfying its obligation under this Section 3(j).

(j)

The Company shall cooperate with the Investor, to the extent applicable, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legend) representing the Registrable Securities to be offered pursuant to a Registration Statement and enable such certificates to be in such denominations or amounts, as the case may be, as the Investor may reasonably request in writing and registered in such names as the Investor may request.

(k)

The Company shall use its best efforts to cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to consummate the disposition of such Registrable Securities.

(l)

The Company shall make generally available to its security holders as soon as practical, but not later than ninety (90) days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 under the 1933 Act) covering a twelve (12) month period beginning not later than the first day of the Company’s fiscal quarter next following the effective date of the Registration Statement.

(m)

The Company shall otherwise use its best efforts to comply with all applicable rules and regulations of the SEC in connection with any registration hereunder.

(n)

Within two (2) business days after a Registration Statement which covers Registrable Securities is declared effective by the SEC, the Company shall deliver, and shall cause legal counsel for the Company to deliver, to the transfer agent for such Registrable Securities (with copies to the Investor) confirmation that such Registration Statement has been declared effective by the SEC in the form attached hereto as Exhibit A.

(o)

The Company shall take all other reasonable actions necessary to expedite and facilitate the lawful disposition by the Investor of Registrable Securities pursuant to a Registration Statement.

13.

OBLIGATIONS OF THE INVESTOR.

The Investor agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(f) or the first sentence of 3(e), such Investor will immediately discontinue disposition of Registrable Securities pursuant to any Registration Statement(s) covering such Registrable Securities until such Investor’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 3(e) or receipt of notice that no supplement or amendment is required.  Notwithstanding anything to the contrary, the Company shall cause its transfer agent to deliver unlegended certificates for shares of Common Stock to a transferee of an Investor in accordance with the terms of the Securities Purchase Agreement in connection with any sale of Registrable Securities with respect to which an Investor has entered into a contract for sale prior to the Investor’s receipt of a notice from the Company of the happening of any event of the kind described in Section 3(f) or the first sentence of 3(e) and for which the Investor has not yet settled.

14.

EXPENSES OF REGISTRATION.

All expenses incurred in connection with registrations, filings or qualifications pursuant to Sections 2 and 3, including, without limitation, all registration, listing and qualifications fees, printers, legal and accounting fees shall be paid by the Company.

15.

INDEMNIFICATION.

With respect to Registrable Securities which are included in a Registration Statement under this Agreement:

(a)

To the fullest extent permitted by law, the Company will, and hereby does, indemnify, hold harmless and defend the Investor, Investor’s directors, officers, partners, employees, agents, representatives of, and each Person, if any, who controls the Investor within the meaning of the 1933 Act or the 1934 Act (each, an “Indemnified Person”), against any losses, claims, damages, liabilities, judgments, fines, penalties, charges, costs, reasonable attorneys’ fees, amounts paid in settlement or expenses, joint or several (collectively, “Claims”) incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or the SEC, whether pending or threatened, whether or not an indemnified party is or may be a party thereto (“Indemnified Damages”), to which any of them may become subject insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or any post-effective amendment thereto or in any filing made in connection with the qualification of the offering under the securities or other “blue sky” laws of any jurisdiction in which Registrable Securities are offered (“Blue Sky Filing”), or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) any untrue statement or alleged untrue statement of a material fact contained in any final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading; or (iii) any violation or alleged violation by the Company of the 1933 Act, the 1934 Act, any other law, including, without limitation, any state securities law, or any rule or regulation there under relating to the offer or sale of the Registrable Securities pursuant to a Registration Statement (the matters in the foregoing clauses (i) through (iii) being, collectively, “Violations”).  The Company shall reimburse the Investor and each such controlling person promptly as such expenses are incurred and are due and payable, for any legal fees or disbursements or other reasonable expenses incurred by them in connection with investigating or defending any such Claim.  Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a): (x) shall not apply to a Claim by an Indemnified Person arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by such Indemnified Person expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto; (y) shall not be available to the extent such Claim is based on a failure of the Investor to deliver or to cause to be delivered the prospectus made available by the Company, if such prospectus was timely made available by the Company pursuant to Section 3(c); and (z) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by the Investor pursuant to Section 9 hereof.

(b)

In connection with a Registration Statement, the Investor agrees to indemnify, hold harmless and defend, to the same extent and in the same manner as is set forth in Section 6(a), the Company, each of its directors, each of its officers, employees, representatives, or agents and each Person, if any, who controls the Company within the meaning of the 1933 Act or the 1934 Act (each an “Indemnified Party”), against any Claim or Indemnified Damages to which any of them may become subject, under the 1933 Act, the 1934 Act or otherwise, insofar as such Claim or Indemnified Damages arise out of or is based upon any Violation, in each case to the extent, and only to the extent, that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by such Investor expressly for use in connection with such Registration Statement; and, subject to Section 6(d), such Investor will reimburse any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this Section 6(b) and the agreement with respect to contribution contained in Section 7 shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Investor, which consent shall not be unreasonably withheld; provided, further, however, that the Investor shall be liable under this Section 6(b) for only that amount of a Claim or Indemnified Damages as does not exceed the net proceeds to such Investor as a result of the sale of Registrable Securities pursuant to such Registration Statement.  Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the Registrable Securities by the Investor pursuant to Section 9.  Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(b) with respect to any prospectus shall not inure to the benefit of any Indemnified Party if the untrue statement or omission of material fact contained in the prospectus was corrected and such new prospectus was delivered to the Investor prior to the Investor’s use of the prospectus to which the Claim relates.

(c)

Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 6 of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving a Claim, such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be; provided, however, that an Indemnified Person or Indemnified Party shall have the right to retain its own counsel with the fees and expenses of not more than one (1) counsel for such Indemnified Person or Indemnified Party to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing  interests between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding.  The Indemnified Party or Indemnified Person shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnified Party or Indemnified Person which relates to such action or claim.  The indemnifying party shall keep the Indemnified Party or Indemnified Person fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto.  No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent; provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent.  No indemnifying party shall, without the prior written consent of the Indemnified Party or Indemnified Person, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party or Indemnified Person of a release from all liability in respect to such claim or litigation.  Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Indemnified Party or Indemnified Person with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made.  The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 6, except to the extent that the indemnifying party is prejudiced in its ability to defend such action.

(d)

The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Damages are incurred.

(e)

The indemnity agreements contained herein shall be in addition to (i) any cause of action or similar right of the Indemnified Party or Indemnified Person against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.

16.

CONTRIBUTION.

To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6 to the fullest extent permitted by law; provided, however, that:  (i) no seller of Registrable Securities guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any seller of Registrable Securities who was not guilty of fraudulent misrepresentation; and (ii) contribution by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities.

17.

REPORTS UNDER THE 1934 ACT.

With a view to making available to the Investor the benefits of Rule 144 the Company agrees to:

(a)

make and keep public information available, as those terms are understood and defined in Rule 144;

(b)

file with the SEC in a timely manner all reports and other documents required of the Company under the 1933 Act and the 1934 Act so long as the Company remains subject to such requirements (it being understood that nothing herein shall limit the Company’s obligations under Section 4(c) of the Securities Purchase Agreement) and the filing of such reports and other documents as are required by the applicable provisions of Rule 144; and

(c)

furnish to the Investor so long as the Investor owns Registrable Securities, promptly upon written request, (i) a written statement by the Company that it has complied with the public information requirements of Rule 144, the 1933 Act and the 1934 Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested to permit the Investor to sell such securities pursuant to Rule 144(b)(1) without registration.

18.

AMENDMENT OF REGISTRATION RIGHTS.

Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Investor.  Any amendment or waiver effected in accordance with this Section 9 shall be binding upon the Investor and the Company.  No such amendment shall be effective to the extent that it applies to fewer than all of the holders of the Registrable Securities.  No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of this Agreement unless the same consideration also is offered to all of the parties to this Agreement.

19.

MISCELLANEOUS.

(a)

A Person is deemed to be a holder of Registrable Securities whenever such Person owns or is deemed to own of record such Registrable Securities.  If the Company receives conflicting instructions, notices or elections from two (2) or more Persons with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the registered owner of such Registrable Securities.

(b)

Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered:  (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) business day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same.  The addresses and facsimile numbers for such communications shall be:

If to the Company, to:	Trilliant Exploration Company
519 NW 60th Street, Suite C
Gainesville, FL 32607
Attention: Mr. Kevin Blair
Telephone:
Facsimile:

With a copy to:	Andrew J. Befumo, Esq.
115 King Street
Culpeper, VA 22701

Telephone: (757) 812-3335
Facsimile: (772) 264-8023

If to Investor, to:	Trafalgar Capital Specialized Investment Fund
The Dickens Kirk Street
16 Northington Street
London WC1N 2DG
Attention: Andrew Garai, Chairman of the Board of
Trafalgar Capital Sarl, General Partner
Facsimile: 011-44-207-405-0161 and 001-786-323-1651

With a copy to:	James G. Dodrill II, P.A.
5800 Hamilton Way
Boca Raton, FL 33496
Attention: James Dodrill Esq.
Telephone: (561) 862-0529
Facsimile: (561) 892-7787

or to such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change.  Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by a courier or overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

(c)

Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

(d)

The laws of the State of Florida shall govern all issues concerning the relative rights of the Company and the Investor as its stockholders.  All other questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of Florida without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Florida or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Florida  Each party hereby irrevocably submits to the non-exclusive jurisdiction of the State Courts of the State of Florida sitting in Broward County, Florida and federal courts for the Southern District of Florida for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.  EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(e)

This Agreement, the Irrevocable Transfer Agent Instructions, the Securities Purchase Agreement and related documents including the Convertible Debenture and the Escrow Agreement dated the date hereof by and among the Company, the Investor, and The Law Office of James G. Dodrill II, P.A. (the “Escrow Agreement”) and the Security Agreement dated the date hereof (the “Security Agreement”) constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof.  There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein.  This Agreement, the Irrevocable Transfer Agent Instructions, the Securities Purchase Agreement and related documents including the Convertible Debenture, the Escrow Agreement and the Security Agreement supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.

(f)

This Agreement shall inure to the benefit of and be binding upon the permitted successors and assigns of each of the parties hereto.

(g)

The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(h)

This Agreement may be executed in identical counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement.  This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

(i)

Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent and no rules of strict construction will be applied against any party.

(j)

This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be duly executed as of day and year first above written.

COMPANY:
TRILLIANT EXPLORATION COMPANY

BY: /s/ Kevin Blair /s/
Name: Kevin Blair
Title: President

BUYER:
TRAFALGAR CAPITAL SPECIALIZED
INVESTMENT FUND, LUXEMBOURG
By: Trafalgar Capital Sarl
Its: General Partner

By: /s/ Andrew Garai /s/
Name: Andrew Garai
Title: Chairman of the Board

EXHIBIT 10.3

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (the “Agreement”), is entered into and made effective as of October 15, 2008, by and between Trilliant Exploration Company, a Nevada corporation, with headquarters located at 391 519 NW 60th Street, Suite  C, Gainesville, FL  32607 (the “Company”), and Trafalgar Capital Specialized Investment Fund, Luxembourg (the “Secured Party”).  Capitalized words which are otherwise undefined in this Agreement shall have the same definition as in the Securities Purchase Agreement entered into by the parties hereto on the date hereof.

WHEREAS, the Company shall issue and sell to the Secured Party, as provided in the Securities Purchase Agreement dated the date hereof, and the Secured Party shall purchase One Million Three Hundred Thousand U.S. Dollars ($1,300,000) of secured convertible redeemable debentures (the “Debentures”) pursuant to the terms of the Securities Purchase Agreement between the Company and the Secured Party dated the date hereof;

WHEREAS, to induce the Secured Party to enter into the transaction contemplated by the Securities Purchase Agreement, the Debentures, the Registration Rights Agreement and the Escrow Agreement (collectively referred to as the “Transaction Documents”), the Company hereby grants to the Secured Party a first priority security interest in and to the pledged property identified on Exhibit “A” hereto (collectively referred to as the “Pledged Property”) until the satisfaction of the Obligations, as defined herein below.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and for other good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1.

DEFINITIONS AND INTERPRETATIONS

Section 1.1

Recitals.

The above recitals are true and correct and are incorporated herein, in their entirety, by this reference.

Section 1.2

Interpretations.

Nothing herein expressed or implied is intended or shall be construed to confer upon any person other than the Secured Party any right, remedy or claim under or by reason hereof.

Section 1.3

Obligations Secured.

The obligations secured hereby are any and all obligations of the Company to the Secured Party now existing or hereinafter incurred to the Secured Party, whether oral or written and whether arising before, on or after the date hereof including, without limitation, those obligations of the Company to the Secured Party under the Securities Purchase Agreement and the Debenture and any other amounts now or hereafter owed to the Secured Party by the Company thereunder or hereunder (collectively, the “Obligations”).

ARTICLE 2.

PLEDGED PROPERTY, ADMINISTRATION OF COLLATERAL
AND TERMINATION OF SECURITY INTEREST

Section 2.1

Grant of Security Interest.

Company hereby pledges to the Secured Party and creates in the Secured Party for its benefit a security interest for such time until the Obligations are paid in full, in and to all of in the property described in “Exhibit A” hereto, whether now existing or hereafter from time to time acquired (collectively, the  “Pledged Property.”).

(a)

Simultaneously with the execution and delivery of this Agreement, the Company shall make, execute, acknowledge, file, record and deliver to the Secured Party any documents reasonably requested by the Secured Party to perfect its security interest in the Pledged Property.  Simultaneously with the execution and delivery of this Agreement, the Company shall make, execute, acknowledge and deliver to the Secured Party such documents and instruments, including, without limitation, financing statements, certificates, affidavits and forms as may, in the Secured Party’s reasonable judgment, be necessary to effectuate, complete or perfect, or to continue and preserve, the security interest of the Secured Party in the Pledged Property, and the Secured Party shall hold such documents and instruments as secured party, subject to the terms and conditions contained herein.

Section 2.2

Rights; Interests; Etc.

(a)

So long as no Event of Default (as hereinafter defined) shall have occurred and be continuing:

(i)

the Company shall be entitled to exercise any and all rights pertaining to the Pledged Property or any part thereof for any purpose not inconsistent with the terms hereof; and

(ii)

the Company shall be entitled to receive and retain any and all payments paid or made in respect of the Pledged Property.

(b)

Upon the occurrence and during the continuance of an Event of Default:

(i)

All rights of the Company to exercise the rights which it would otherwise be entitled to exercise pursuant to Section 2.2(a)(i) hereof and to receive payments which it would otherwise be authorized to receive and retain pursuant to Section 2.2(a)(ii) hereof shall be suspended, and all such rights shall thereupon become vested in the Secured Party who shall thereupon have the sole right to exercise such rights and to receive and hold as Pledged Property such payments; provided, however, that if the Secured Party shall become entitled and shall elect to exercise its right to realize on the Pledged Property pursuant to Article 5 hereof, then all cash sums received by the Secured Party, or held by Company for the benefit of the Secured Party and paid over pursuant to Section 2.2(b)(ii) hereof, shall be applied against any outstanding Obligations; and

(ii)

All interest, dividends, income and other payments and distributions which are received by the Company contrary to the provisions of Section 2.2(b)(i) hereof shall be received in trust for the benefit of the Secured Party, shall be segregated from other property of the Company and shall be forthwith paid over to the Secured Party; or

(iii)

The Secured Party in its sole discretion shall be authorized to sell any or all of the Pledged Property at public or private sale in order to recoup all of the outstanding principal plus accrued interest owed pursuant to the Debenture as described herein

(c)

Each of the following events, subject to the lapse of applicable cure periods, shall constitute a default under this Agreement (each an “Event of Default”):

(i)

any default, whether in whole or in part, shall occur in the payment to the Secured Party of principal, interest or other item comprising the Obligations as and when due or with respect to any other debt or obligation of the Company to a party other than the Secured Party;

(ii)

any default, whether in whole or in part, shall occur in the due observance or performance of any obligations or other covenants, terms or provisions to be performed under this Agreement or the Transaction Documents;

(iii)

the Company shall:  (1) make a general assignment for the benefit of its creditors; (2) apply for or consent to the appointment of a receiver, trustee, assignee, custodian, sequestrator, liquidator or similar official for itself or any of its assets and properties; (3) commence a voluntary case for relief as a debtor under the United States Bankruptcy Code; (4) file with or otherwise submit to any governmental authority any petition, answer or other document seeking:  (A) reorganization, (B) an arrangement with creditors or (C) to take advantage of any other present or future applicable law respecting bankruptcy, reorganization, insolvency, readjustment of debts, relief of debtors, dissolution or liquidation; (5) file or otherwise submit any answer or other document admitting or failing to contest the material allegations of a petition or other document filed or otherwise submitted against it in any of the proceedings set forth in this Section 2.2(c)(iii) under any such applicable law, or (6) be adjudicated a bankrupt or insolvent by a court of competent jurisdiction; or

(iv)

any case, proceeding or other action shall be commenced against the Company for the purpose of effecting, or an order, judgment or decree shall be entered by any court of competent jurisdiction approving (in whole or in part) anything specified in Section 2.2(c)(iii) hereof, or any receiver, trustee, assignee, custodian, sequestrator, liquidator or other official shall be appointed with respect to the Company, or shall be appointed to take or shall otherwise acquire possession or control of all or a substantial part of the assets and properties of the Company, and any of the foregoing shall continue unstayed and in effect for any period of thirty (30) days.

ARTICLE 3.

ATTORNEY-IN-FACT; PERFORMANCE

Section 3.1

Secured Party Appointed Attorney-In-Fact.

Upon the occurrence of an Event of Default, the Company hereby appoints the Secured Party as its attorney-in-fact, with full authority in the place and stead of the Company and in the name of the Company or otherwise, from time to time in the Secured Party’s discretion to take any action and to execute any instrument which the Secured Party may reasonably deem necessary to accomplish the purposes of this Agreement, including, without limitation, to receive and collect all instruments made payable to the Company representing any payments in respect of the Pledged Property or any part thereof and to give full discharge for the same.  The Secured Party may demand, collect, receipt for, settle, compromise, adjust, sue for, foreclose, or realize on the Pledged Property as and when the Secured Party may determine.  To facilitate collection, the Secured Party may notify account debtors and obligors on any Pledged Property or Pledged Property to make payments directly to the Secured Party.

Section 3.2

Secured Party May Perform.

If the Company fails to perform any agreement contained herein, the Secured Party, at its option, may itself perform, or cause performance of, such agreement, and the expenses of the Secured Party incurred in connection therewith shall be included in the Obligations secured hereby and payable by the Company under Section 8.3.

ARTICLE 4.

REPRESENTATIONS AND WARRANTIES

Section 4.1.

Authorization; Enforceability.

Each of the parties hereto represents and warrants that it has taken all action necessary to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby; and upon execution and delivery, this Agreement shall constitute a valid and binding obligation of the respective party, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights or by the principles governing the availability of equitable remedies.

Section 4.2.

Ownership of Pledged Property.

The Company warrants and represents that it is the legal and beneficial owner of the Pledged Property free and clear of any lien, security interest, option or other charge or encumbrance except for the security interest created by this Agreement and for the Permitted Liens.  For purposes hereof, “Permitted Liens” shall mean (i) liens for taxes or other governmental charges which are not yet delinquent or are being contested in good faith by appropriate proceedings, (ii) liens for carriers, contractors, warehousemen, mechanics, materialmen, laborers, employees, suppliers or other similar persons arising by operation of law and incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, (iii) liens relating to deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security or to secure the performance of leases, trade contracts or other similar agreements; and (iv) in the case of real property, any matters, restrictions, covenants, conditions, limitations, rights, rights of way, encumbrances, encroachments, reservations, easements, agreements and other matters of record, such state of facts of which an accurate survey or inspection of the property would reveal and do not materially interfere with the use or value of the property.

ARTICLE 5.

DEFAULT; REMEDIES; SUBSTITUTE COLLATERAL

Section 5.1.

Default and Remedies.

(a)

If an Event of Default described in Section 2.2(c)(i) or (ii) occurs, then in each such case the Secured Party may declare the Obligations to be due and payable immediately, by a notice in writing to the Company, and upon any such declaration, the Obligations shall become immediately due and payable.  If an Event of Default described in Sections 2.2(c)(iii) or (iv) occurs and is continuing for the period set forth therein, then the Obligations shall automatically become immediately due and payable without declaration or other act on the part of the Secured Party.

(b)

Upon the occurrence of an Event of Default, the Secured Party shall: (i) be entitled to receive all distributions with respect to the Pledged Collateral, (ii) to cause the Pledged Property to be transferred into the name of the Secured Party or its nominee, (iii) to dispose of the Pledged Property, and (iv) to realize upon any and all rights in the Pledged Property then held by the Secured Party as provided herein.

Section 5.2.

Method of Realizing Upon the Pledged Property: Other Remedies.

Upon the occurrence of an Event of Default, in addition to any rights and remedies available at law or in equity, the following provisions shall govern the Secured Party’s right to realize upon the Pledged Property:

(a)

Any item of the Pledged Property may be sold for cash or other value in any number of lots at brokers board, public auction or private sale and may be sold without demand, advertisement or notice (except that the Secured Party shall give the Company ten (10) days’ prior written notice of the time and place or of the time after which a private sale may be made (the “Sale Notice”)), which notice period is hereby agreed to be commercially reasonable.  At any sale or sales of the Pledged Property, the Company may bid for and purchase the whole or any part of the Pledged Property and, upon compliance with the terms of such sale, may hold, exploit and dispose of the same without further accountability to the Secured Party.  The Company will execute and deliver, or cause to be executed and delivered, such instruments, documents, assignments, waivers, certificates, and affidavits and supply or cause to be supplied such further information and take such further action as the Secured Party reasonably shall require in connection with any such sale.

(b)

Any cash being held by the Secured Party as Pledged Property and all cash proceeds received by the Secured Party in respect of, sale of, collection from, or other realization upon all or any part of the Pledged Property shall be applied as follows:

(i)

to the payment of all amounts due the Secured Party for the expenses reimbursable to it hereunder or owed to it pursuant to Section 8.3 hereof;

(ii)

to the payment of the Obligations then due and unpaid.

(iii)

the balance, if any, to the person or persons entitled thereto, including, without limitation, the Company.

(c)

In addition to all of the rights and remedies which the Secured Party may have pursuant to this Agreement, the Secured Party shall have all of the rights and remedies provided by law, including, without limitation, those under the Uniform Commercial Code.

(d)

If the Company fails to pay such amounts due upon the occurrence of an Event of Default which is continuing, then the Secured Party may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company and collect the monies adjudged or decreed to be payable in the manner provided by law out of the property of Company, wherever situated.

(e)

The Company agrees that it shall be liable for any reasonable fees, expenses and costs incurred by the Secured Party in connection with enforcement, collection and preservation of the Transaction Documents, including, without limitation, reasonable legal fees and expenses, and such amounts shall be deemed included as Obligations secured hereby and payable as set forth in Section 8.3 hereof.

Section 5.3.

Proofs of Claim.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relating to the Company or the property of the Company or of such other obligor or its creditors, the Secured Party (irrespective of whether the Obligations shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Secured Party shall have made any demand on the Company for the payment of the Obligations), shall be entitled and empowered, by intervention in such proceeding or otherwise:

(i)

to file and prove a claim for the whole amount of the Obligations and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Secured Party (including any claim for the reasonable legal fees and expenses and other expenses paid or incurred by the Secured Party permitted hereunder and of the Secured Party allowed in such judicial proceeding), and

(ii)

to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by the Secured Party to make such payments to the Secured Party and, in the event that the Secured Party shall consent to the making of such payments directed to the Secured Party, to pay to the Secured Party any amounts for expenses due it hereunder.

Section 5.4.

Duties Regarding Pledged Property.

The Secured Party shall have no duty as to the collection or protection of the Pledged Property or any income thereon or as to the preservation of any rights pertaining thereto, beyond the safe custody and reasonable care of any of the Pledged Property actually in the Secured Party’s possession.

ARTICLE 6.

AFFIRMATIVE COVENANTS

The Company covenants and agrees that, from the date hereof and until the Obligations have been fully paid and satisfied, unless the Secured Party shall consent otherwise in writing (as provided in Section 8.4 hereof):

Section 6.1.

Existence, Properties, Etc.

(a)

The Company shall do, or cause to be done, all things, or proceed with due diligence with any actions or courses of action, that may be reasonably necessary (i) to maintain Company’s due organization, valid existence and good standing under the laws of its state of incorporation, and (ii) to preserve and keep in full force and effect all qualifications, licenses and registrations in those jurisdictions in which the failure to do so could have a Material Adverse Effect (as defined below); and (b) the Company shall not do, or cause to be done, any act impairing the Company’s corporate power or authority (i) to carry on the Company’s business as now conducted, and (ii) to execute or deliver this Agreement or any other document delivered in connection herewith, including, without limitation, any UCC-1 Financing Statements required by the Secured Party to which it is or will be a party, or perform any of its obligations hereunder or thereunder.  For purpose of this Agreement, the term “Material Adverse Effect” shall mean any material and adverse affect, whether individually or in the aggregate, upon (a) the Company’s assets, business, operations, properties or condition, financial or otherwise or results of operations of the Company, taken as a whole, excluding any change, event, circumstance or effect that is caused by changes in general economic conditions or changes generally affecting the industry in which the Company operates (provided that such changes do not affect the Company in a materially disproportionate manner); or (b) the Company’s ability to make payment as and when due of all or any part of the Obligations; or (c) the Pledged Property.

Section 6.2

Accounts and Reports.

The Company shall maintain a standard system of accounting in accordance with generally accepted accounting principles consistently applied and provide, at its sole expense, to the Secured Party the following:

(b)

as soon as available, a copy of any notice or other communication alleging any nonpayment or other material breach or default, or any foreclosure or other action respecting any material portion of its assets and properties, received respecting any of the indebtedness of the Company in excess of $25,000 (other than the Obligations), or any demand or other request for payment under any guaranty, assumption, purchase agreement or similar agreement or arrangement respecting the indebtedness or obligations of others in excess of $25,000, including any received from any person acting on behalf of the Secured Party or beneficiary thereof, except for supplier requests in the normal course of business for payment of past due accounts payable invoices so long as such past due amounts do not exceed in the aggregate $50,000 at any time; and

(c)

within fifteen (15) days after the making of each submission or filing, a copy of any report, financial statement, notice or other document, whether periodic or otherwise, submitted to the shareholders of the Company, or submitted to or filed by the Company with any governmental authority involving or affecting (i) the Company that could have a Material Adverse Effect; (ii) the Obligations; or (iii) any part of the Pledged Property.

Section 6.2.

Maintenance of Books and Records; Inspection.

The Company shall maintain its books, accounts and records in accordance with United States generally accepted accounting principles consistently applied, and permit the Secured Party, its officers and employees and any professionals designated by the Secured Party in writing, during business hours and upon reasonable notice to visit and inspect any of its properties (including but not limited to the Pledged Property), corporate books and financial records, and to discuss its accounts, affairs and finances with any employee, officer or director thereof.

Section 6.3.

Maintenance and Insurance.

(a)

The Company shall maintain or cause to be maintained, at its own expense, all of its assets and properties in good working order and condition, making all necessary repairs thereto and renewals and replacements thereof.

(b)

The Company shall maintain or cause to be maintained, at its own expense, insurance in form, substance and amounts (including deductibles), which the Company deems reasonably necessary to the Company’s business, (i) adequate to insure all assets and properties of the Company, which assets and properties are of a character usually insured by persons engaged in the same or similar business against loss or damage resulting from fire or other risks included in an extended coverage policy; (ii) against public liability and other tort claims that may be incurred by the Company; (iii) as may be required by the Transaction Documents and/or applicable law and (iv) as may be reasonably requested by Secured Party, all with adequate, financially sound and reputable insurers.

Section 6.4.

Contracts and Other Collateral.

The Company shall perform all of its obligations under or with respect to each instrument, receivable, contract and other intangible included in the Pledged Property to which the Company is now or hereafter will be party on a timely basis and in the manner therein required, including, without limitation, this Agreement.

Section 6.5.

Defense of Collateral, Etc.

The Company shall defend and enforce its right, title and interest in and to any part of:  (a) the Pledged Property; and (b) if not included within the Pledged Property, those assets and properties whose loss could have a Material Adverse Effect, the Company shall defend the Secured Party’s right, title and interest in and to each and every part of the Pledged Property, each against all manner of claims and demands on a timely basis to the full extent permitted by applicable law.

Section 6.6.

Payment of Debts, Taxes, Etc.

The Company shall pay, or cause to be paid, all of its indebtedness and other liabilities and perform, or cause to be performed, all of its obligations in accordance with the respective terms thereof, and pay and discharge, or cause to be paid or discharged, all taxes, assessments and other governmental charges and levies imposed upon it (other than those being contested by the Company in good faith), upon any of its assets and properties on or before the last day on which the same may be paid without penalty, as well as pay all other lawful claims (whether for services, labor, materials, supplies or otherwise) as and when due

Section 6.7.

Taxes and Assessments; Tax Indemnity.

The Company shall (a) file all tax returns and appropriate schedules thereto that are required to be filed under applicable law, prior to the date of delinquency, (b) pay and discharge all taxes, assessments and governmental charges or levies imposed upon the Company, upon its income and profits or upon any properties belonging to it, prior to the date on which penalties attach thereto, and (c) pay all taxes, assessments and governmental charges or levies that, if unpaid, might become a lien or charge upon any of its properties; provided, however, that the Company in good faith may contest any such tax, assessment, governmental charge or levy described in the foregoing clauses (b) and (c) so long as appropriate reserves are maintained with respect thereto.

Section 6.8.

Compliance with Law and Other Agreements.

The Company shall maintain its business operations and property owned or used in connection therewith in compliance with (a) all applicable federal, state and local laws, regulations and ordinances governing such business operations and the use and ownership of such property, and (b) all agreements, licenses, franchises, indentures and mortgages to which the Company is a party or by which the Company or any of its properties is bound.  Without limiting the foregoing, the Company shall pay all of its indebtedness promptly in accordance with the terms thereof.

Section 6.9

Notice of Default.

The Company shall give written notice to the Secured Party of the occurrence of any default or Event of Default under this Agreement or the Transaction Documents, promptly upon the occurrence thereof.

Section 6.10.

Notice of Litigation.

The Company shall give notice, in writing, to the Secured Party of (a) any actions, suits or proceedings wherein the amount at issue is in excess of $50,000, instituted by any persons against the Company, or affecting any of the assets of the Company, and (b) any dispute, not resolved within fifteen (15) days of the commencement thereof, between the Company on the one hand and any governmental or regulatory body on the other hand, which might reasonably be expected to have a Material Adverse Effect on the business operations or financial condition of the Company.

ARTICLE 7.

NEGATIVE COVENANTS

The Company covenants and agrees that, from the date hereof until the Obligations have been fully paid and satisfied, the Company shall not, unless the Secured Party shall consent otherwise in writing:

Section 7.1.

Indebtedness.

Other than in the ordinary course of business consistent with past practice or as otherwise permitted herein, without the prior written consent of the Secured Party, the Company shall not directly or indirectly permit, create, incur, assume, permit to exist, increase, renew or extend on or after the date hereof any indebtedness on its part, including commitments, contingencies and credit availabilities, or apply for or offer or agree to do any of the foregoing.

Section 7.2.

Liens and Encumbrances.

Except for Permitted Liens and for transfers in the ordinary course of business,  and except for such assignment, transfer, pledge, mortgage, security interest or other lien or encumbrance as is outstanding on the date of this Agreement, the Company shall not directly or indirectly make, create, incur, assume or permit to exist any assignment, transfer, pledge, mortgage, security interest or other lien or encumbrance of any nature in, to or against any part of the Pledged Property or of the Company’s capital stock, or offer or agree to do so, or own or acquire or agree to acquire any asset or property of any character subject to any of the foregoing encumbrances (including any conditional sale contract or other title retention agreement), or assign, pledge or in any way transfer or encumber its right to receive any income or other distribution or proceeds from any part of the Pledged Property; or enter into any sale-leaseback financing respecting any part of the Pledged Property as lessee, or cause or assist the inception or continuation of any of the foregoing.

Section 7.3.

Certificate of Incorporation, By-Laws, Mergers, Consolidations, Acquisitions and Sales, Sales of Capital Stock, Incurrence of Debt.

Without the prior express written consent of the Secured Party, the Company shall not:  (a) Amend its Articles of Incorporation or By-Laws; (b) issue or sell shares of Common Stock or Preferred Stock, (d) issue or sell any warrant, option, right, contract, call, or other security instrument granting the holder thereof, the right to acquire Common Stock , (e)  incur any additional debt or permit any subsidiary of the Company to incur any additional debt without the Secured Party’s prior written consent, (f) be a party to any merger, consolidation or corporate reorganization, (g) purchase or otherwise acquire all or substantially all of the assets or stock of, or any partnership or joint venture interest in, any other person, firm or entity, (e) sell, transfer, convey, grant a security interest in (except for Permitted Liens) or lease all or any substantial part of its assets, nor (h) create any new subsidiaries nor convey any of its assets to any subsidiary.

Section 7.4.

Management, Ownership.

The Company shall not materially change its ownership, executive staff or management without the prior written consent of the Secured Party.  The ownership, executive staff and management of the Company are material factors in the Secured Party's willingness to institute and maintain a lending relationship with the Company.

Section 7.5.

Dividends, Etc.

The Company shall not declare or pay any dividend of any kind, in cash or in property, on any class of its capital stock, nor purchase, redeem, retire or otherwise acquire for value any shares of such stock, nor make any distribution of any kind in respect thereof, nor make any return of capital to shareholders, nor make any payments in respect of any pension, profit sharing, retirement, stock option, stock bonus, incentive compensation or similar plan (except as required or permitted hereunder), without the prior written consent of the Secured Party.

Section 7.6.

Guaranties; Loans.

Other than in the ordinary course of business, and except for such guarantees or liabilities as are outstanding on the date of this Agreement, the Company shall not guarantee nor be liable in any manner, whether directly or indirectly, or become contingently liable after the date of this Agreement in connection with the obligations or indebtedness of any person or persons, except for (i) the indebtedness currently secured by the liens identified on the Pledged Property identified on Exhibit A hereto and (ii) the endorsement of negotiable instruments payable to the Company for deposit or collection in the ordinary course of business.  The Company shall not make any loan, advance or extension of credit to any person other than in the normal course of its business.

Section 7.7.

Debt.

Without the prior written approval of Secured Party, the Company shall not create, incur, assume or suffer to exist any additional indebtedness of any description whatsoever (excluding any indebtedness of the Company to the Secured Party, indebtedness otherwise permitted by the terms of this Agreement, trade accounts payable and accrued expenses incurred in the ordinary course of business and the endorsement of negotiable instruments payable to the Company, respectively for deposit or collection in the ordinary course of business).

Section 7.8.

Conduct of Business.

The Company will continue to engage in a business of the general type as conducted by it on the date of this Agreement.

Section 7.9.

Places of Business.

The location of the Company’s chief place of business is at the address set forth in Section 8.1 hereof.  The Company shall not change the location of its chief place of business, chief executive office or any place of business disclosed to the Secured Party or move any of the Pledged Property from its current location without thirty (30) days' prior written notice to the Secured Party in each instance.

ARTICLE 8.

MISCELLANEOUS

Section 8.1.

Notices.

All notices or other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be considered as duly given on:  (a) the date of delivery, if delivered in person, by nationally recognized overnight delivery service or (b) five (5) days after mailing if mailed from within the continental United States by certified mail, return receipt requested to the party entitled to receive the same:

If to the Secured Party:	Trafalgar Capital Specialized Investment Fund
The Dickens Kirk Street
16 Northington Street
London WC1N 2DG
Attention: Andrew Garai, Chairman of the Board of
Trafalgar Capital Sarl, General Partner
Facsimile: 011-44-207-405-0161 and 001-786-323-1651

With a copy to:	James G. Dodrill II, P.A.
(which shall not constitute notice)	5800 Hamilton Way
Boca Raton, FL 33496
Attention: James Dodrill, Esq.
Telephone: (561) 862-0529
Facsimile: (561) 892-7787

And if to the Company:	Trilliant Exploration Company
519 NW 60th Street, Suite C
Gainesville, FL 32607
Attention: Mr. Kevin Blair
Telephone:
Facsimile:

With a copy to:	Andrew J. Befumo, Esq.
(which shall not constitute notice)	115 King Street
Culpeper, VA 22701

Telephone: (757) 812-3335
Facsimile: (772) 264-8023

Any party may change its address by giving notice to the other party stating its new address.  Commencing on the tenth (10th) day after the giving of such notice, such newly designated address shall be such party’s address for the purpose of all notices or other communications required or permitted to be given pursuant to this Agreement.

Section 8.2.

Severability.

If any provision of this Agreement shall be held invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render invalid or unenforceable any other severable provision of this Agreement, and this Agreement shall be carried out as if any such invalid or unenforceable provision were not contained herein.

Section 8.3.

Expenses.

In the event of an Event of Default, the Company will pay to the Secured Party the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel, which the Secured Party may incur in connection with:  (i) the custody or preservation of, or the sale, collection from, or other realization upon, any of the Pledged Property; (ii) the exercise or enforcement of any of the rights of the Secured Party hereunder or (iii) the failure by the Company to perform or observe any of the provisions hereof.

Section 8.4.

Waivers, Amendments, Etc.

The Secured Party’s delay or failure at any time or times hereafter to require strict performance by Company of any undertakings, agreements or covenants shall not waiver, affect, or diminish any right of the Secured Party under this Agreement to demand strict compliance and performance herewith.  Any waiver by the Secured Party of any Event of Default shall not waive or affect any other Event of Default, whether such Event of Default is prior or subsequent thereto and whether of the same or a different type.  None of the undertakings, agreements and covenants of the Company contained in this Agreement, and no Event of Default, shall be deemed to have been waived by the Secured Party, nor may this Agreement be amended, changed or modified, unless such waiver, amendment, change or modification is evidenced by an instrument in writing specifying such waiver, amendment, change or modification and signed by the Secured Party.

Section 8.5.

Continuing Security Interest.

This Agreement shall create a continuing security interest in the Pledged Property and shall: (i) remain in full force and effect until payment in full of the Obligations (whether by payment of cash, redemption or conversion); and (ii) be binding upon the Company and its successors and heirs and (iii) inure to the benefit of the Secured Party and its successors and assigns.  Upon the payment or satisfaction in full of the Obligations, the Company shall be entitled to the return, at its expense, of such of the Pledged Property as shall not have been sold in accordance with Section 5.2 hereof or otherwise applied pursuant to the terms hereof. Upon payment in full of all Obligations, the Secured Party shall execute and deliver to the Company all instruments and other documents as may be necessary or proper to release the lien on and security interest in the Pledged Property which has been granted hereunder.

Section 8.6.

Independent Representation.

Each party hereto acknowledges and agrees that it has received or has had the opportunity to receive independent legal counsel of its own choice and that it has been sufficiently apprised of its rights and responsibilities with regard to the substance of this Agreement.

Section 8.7.

Applicable Law:  Jurisdiction.

This Agreement shall be governed by and interpreted in accordance with the laws of the State of Florida without regard to the principles of conflict of laws.  The parties further agree that any action between them shall be heard in Florida and expressly consent to the jurisdiction and venue of the Florida State Court sitting in Broward County, Florida or the United States District Court for the Southern District of Florida, for the adjudication of any civil action asserted pursuant to this Paragraph.

Section 8.8.

Waiver of Jury Trial.

AS A FURTHER INDUCEMENT FOR THE SECURED PARTY TO ENTER INTO THIS AGREEMENT AND TO MAKE THE FINANCIAL ACCOMMODATIONS TO THE COMPANY, THE COMPANY HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING RELATED IN ANY WAY TO THIS AGREEMENT AND/OR ANY AND ALL OTHER DOCUMENTS RELATED TO THIS TRANSACTION.

Section 8.9.

Entire Agreement.

This Agreement constitutes the entire agreement among the parties and supersedes any prior agreement or understanding among them with respect to the subject matter hereof.

Section 8.10

Further Assurances.

The Company shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the Secured Party may reasonably request in order to carry out the intent and accomplish the purposes of   Furthermore, the Company agrees to execute such other documents as are reasonably required by the Secured Party.  It shall be deemed a default of this Agreement if the Company fails to sign any such agreement within one business day of the date of request by Secured Party.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have executed this Security Agreement as of the date first above written.

COMPANY:
TRILLIANT EXPLORATION COMPANY

By: /s/ Kevin Blair /s/
Name: Kevin Blair
Title: President

SECURED PARTY:
TRAFALGAR CAPITAL SPECIALIZED
INVESTMENT FUND, LUXEMBOURG
By: Trafalgar Capital Sarl
Its: General Partner

By:
Name:
Title: Portfolio Manager

#

EXHIBIT A

DEFINITION OF PLEDGED PROPERTY

For the purpose of securing prompt and complete payment and performance by the Company of all of the Obligations, the Company unconditionally and irrevocably hereby grants to the Secured Party a continuing security interest in and to, and lien upon, all of the Company’s and its current or future acquired subsidiaries’ assets, including specifically the following Pledged Property of the Company and its current or future acquired subsidiaries:

(a)

all goods of the Company, including, without limitation, machinery, equipment, furniture, furnishings, fixtures, signs, lights, tools, parts, supplies and motor vehicles of every kind and description, now or hereafter owned by the Company or in which the Company may have or may hereafter acquire any interest, and all replacements, additions, accessions, substitutions and proceeds thereof, arising from the sale or disposition thereof, and where applicable, the proceeds of insurance and of any tort claims involving any of the foregoing;

(b)

all inventory of the Company, including, but not limited to, all goods, wares, merchandise, parts, supplies, finished products, other tangible personal property, including such inventory as is temporarily out of Company’s custody or possession and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing;

(c)

all contract rights and general intangibles of the Company, including, without limitation, goodwill, trademarks, trade styles, trade names, leasehold interests, partnership or joint venture interests, patents and patent applications, copyrights, deposit accounts whether now owned or hereafter created;

(d)

all documents, warehouse receipts, instruments and chattel paper of the Company whether now owned or hereafter created;

(e)

all accounts and other receivables, instruments or other forms of obligations and rights to payment of the Company, including specifically an assignment of the receivables from ABB (herein collectively referred to as “Accounts”), together with the proceeds thereof, all goods represented by such Accounts and all such goods that may be returned by the Company’s customers, and all proceeds of any insurance thereon, and all guarantees, securities and liens which the Company may hold for the payment of any such Accounts including, without limitation, all rights of stoppage in transit, replevin and reclamation and as an unpaid vendor and/or lienor, all of which the Company represents and warrants will be bona fide and existing obligations of its respective customers, arising out of the sale of goods by the Company in the ordinary course of business;

(f)

to the extent assignable, all of the Company’s rights under all present and future authorizations, permits, licenses and franchises issued or granted in connection with the operations of any of its facilities;

(g)

all products and proceeds (including, without limitation, insurance proceeds) from the above-described Pledged Property; and

(h)

all equity interests, securities or other instruments in other companies, including, without limitation, any subsidiaries, investments or other entities (whether or not controlled).

#

EXHIBIT 10.4

Asset Purchase Agreement

October 15, 2008

This Asset Purchase Agreement (the "Agreement") is made and entered by and between Minera Del Pacifico S.A., an Ecuadorian corporation (“MDP”), and Trilliant Exploration Corporation , a Nevada corporation (“Buyer”).

Recitals

A.

MDP is the owner of certain equipment, fixtures, improvements and mining rights located in Muluncay Ecuador.

B.

MDP desires to sell and Buyer desires to purchase certain assets owned by MDP.

Now, therefore, in consideration of the parties' covenants and promises contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which the parties acknowledge, the parties agree:

1.       Definitions. The following defined terms, wherever used in this Agreement, shall have the meanings described below:

1.1

“Assets” means and includes: (a) the Land; (b) the Permits; (c) the Data; and (d) the Mining Rights.

1.2

"Closing" means the delivery of documents to be executed and delivered by the parties, the deposit and delivery of the Purchase Price, as defined in this Agreement, and the consummation of the transactions contemplated under this Agreement as described in Section 6.

1.3

"Closing Date" means the date on which the Closing occurs as provided in Section 6.1.

1.4

"Data" means environmental, title and other information, data and reports in MDP's possession or control relating to the Land and the Mining Rights, more particularly described in Exhibit A, Part 2.

1.5

"Effective Date" means the date on which this Agreement has been executed by MDP and Buyer.

1.6

“Land” means the mining rights, claims and fixtures and improvements on such mining claims described in Exhibit A, Part 1,

1.1

“MDP” means Minera Del Pacifico S.A., a Nevada corporation, and its successors and assigns.

1.2

“Permits” means the approvals, licenses and permits described in Exhibit 1.11.

1.3

"Purchase Price" means the price to be paid by Buyer for its purchase of the Property as described in Section 2.2.

1.4

 “Shares” means the common capital stock of TTXP.

1.5

 “Mining Rights” means the permits and certificates for mining rights described in Exhibit 1.14.

1.6

“Mining Rights Deed” means the mining rights deed to be executed and delivered by MDP in accordance with Section 6.4.1.4 substantially in the form of Exhibit 6.4.1.4.

2.       Purchase and Sale Terms.

2.1

Purchase and Sale of Assets. Subject to all of the terms and conditions of this Agreement and for the consideration described in this Agreement, MDP agrees to sell the Assets to Buyer.

2.2

Purchase Price. The total purchase price for the Assets shall consist of the cash component of Six Million One Hundred Thousand Dollars ($6,100,000.00) and the Share component of Thirty Million (30,000,000) Shares payable as follows:

2.2.1

Initial Money. On the parties’ execution of this Agreement, Buyer shall pay as an initial payment One Million Two Hundred Thousand Dollars ($1,200,000.00) and 30,000,000 Shares which shall be delivered to MDP and delivered in accordance with the terms of this Agreement.

2.2.1

Balance of Cash Component. The cash component of the initial money payment deposited by Buyer on execution of this Agreement shall be credited in Buyer’s favor against the cash component of the Purchase Price. MDP shall deduct and pay from the Purchase Price such sums as are necessary to discharge and pay any and all claims, indebtedness, judgments, liens or security interests secured by any instruments encumbering title to any of the Assets, including any deeds of trust, financing statements, mortgages or security agreements secured by MDP’s grant of a lien and security interest in the Assets, and the amount of the Closing costs which MDP is obligated to pay in accordance with the terms of this Agreement. Following the Closing, Buyer shall pay the following cash payments to MDP: (a) Five Hundred Thousand Dollars ($500,000.00) on or before thirty (30) days after the signing date of this Agreement; (b) Six Hundred Thousand Dollars ($600,000.00) on or before 75 days of the signing of this Agreement; (c) Six Hundred Thousand Dollars ($600,000.00) on or before 120 days from the signing of this Agreement; and (d) Three Million and Two Hundred Thousand Dollars ($3,200,000.00) paid in installments of Two Hundred Thousand Dollars ($200,000.00) on or before Six months of reaching production of 400 tons per day of the operations in Ecuador of the Buyer using 26 day average in 30 day calendar month.

2.2.2

Security for Payment of Purchase Price. Buyer’s obligation to pay the Purchase Price shall be secured by Buyer’s grant of a lien and security interest in the Assets represented by the Deed of Trust executed and delivered by Buyer.

2.2.3

Shares. The Shares shall be subject to the requirements of all applicable Canadian, United States, provincial and state laws and regulations and the rules of each exchange or trading association on which the Shares are listed for trading or are traded. MDP also acknowledges that the Shares will be “restricted securities,” as defined in Rule 144 under the United States Securities Act of 1933, as amended (the “1933 Act”), and may only be transferred in the United States pursuant to an effective registration statement under the 1933 Act, pursuant to a transaction outside of the United States in accordance with Rule 904 of Regulation S under the 1933 Act or pursuant to a transaction that is exempt from the registration requirements of the 1933 Act. MDP acknowledges that, in addition to the legends required under Canadian securities laws, the Shares will bear legends to that effect. MDP understands and acknowledges that GPM is not obligated to file and has no present intention of filing with the United States Securities and Exchange Commission or with any state securities administrator any registration statement in respect of resales of the Shares in the United States.

            2.4

Assumption and Performance of Permits. To the extent allowable under all applicable laws and regulations, MDP shall assign to and Buyer shall assume and perform all of the obligations of Buyer under the Permits in accordance with their terms. MDP will cooperate with Buyer concerning the transfer of the Permits from MDP to Buyer.

3. Representations and Warranties of MDP. MDP represents and warrants to Buyer the following:

3.1

Organization and Authorization. MDP is a corporation duly organized and validly existing and in good standing under the laws of the Ecuador. MDP has the full power and authority to enter into this Agreement and to consummate the transactions contemplated under this Agreement. The making and performance of this Agreement and the agreements and other instruments required to be executed by MDP have been, or at the Closing will have been, duly authorized by all necessary corporate actions and will be duly executed by a person authorized by MDP to do so. MDP shall deliver to Buyer duly approved and executed resolutions of the directors and shareholders approving MDP’s execution and delivery of this Agreement and the performance of its obligations under this Agreement.

3.2

No Breach of Laws or Contracts. The consummation by MDP of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute a default under any applicable law or regulation, its articles of organization or operating agreement, or under any other agreement or instrument to which MDP is a party, by which it is bound, or which affects the Assets.

3.1

Binding Obligations. When executed and delivered, this Agreement and all instruments executed and delivered by MDP pursuant to this Agreement will constitute legal and binding obligations of MDP and will be valid and enforceable in accordance with their respective terms.

3.2

Compliance with Laws. MDP has not received notice from any governmental agency, of any physical or environmental condition existing on the Land or any access to the Land or created by MDP or of any action or failure to act by MDP which is a material violation of any applicable law, regulation or ordinance. To MDP’s knowledge, there are currently no off-site improvement requirements that any governmental authority has imposed or threatened to impose on the Land.

3.3

No Litigation. There is no suit, action, arbitration or legal, administrative or other proceeding or governmental investigation pending or, to the knowledge of MDP without inquiry, threatened against, or affecting the Assets or the ability of MDP to perform its covenants and obligations under this Agreement.

3.4

Patriot Act. MDP is not on the Specially Designated National & Blocked Persons List of the Office of Foreign Assets Control of the United States Treasury Department and is not otherwise blocked or banned by any foreign assets office rule or any other law or regulation, including the USA Patriot Act or Executive Order 13224.

3.5

Condition of and Title to the Assets.

3.9.1 Title to the Land. MDP represents and warrants that MDP’s title to the Land is good and marketable and on the Closing shall be free and clear of any lien, claim or encumbrance, except the following (the “Permitted Exceptions”):

(a)

Liens for taxes and mortgages acknowledged by Buyer on the Assets not yet due and payable or which are being contested in good faith;

(b)

Any items listed in the Title Commitment or any amendment or update to the Title Commitment to which Buyer does not timely deliver to MDP a Notice of Objection pursuant to Section 3.9.5.

3.9.1

Encroachments. To MDP’s knowledge, the improvements on the Land lie entirely within the boundaries of the Land and no structure of any kind encroaches on or over the Land.

3.9.2

Condemnation. To MDP’s knowledge, no portion of any of the Land or improvements on the Land is the subject of, or affected by, any condemnation or eminent domain proceeding.

3.9.3

Unrecorded Conveyances. To MDP’s knowledge, there are no unrecorded liens, encumbrances, restrictions or royalties against the Land.

3.9.6

Title to the Mining Rights. MDP represents that MDP’s title to the Mining Rights subject to the Mining Rights Lease is good and marketable and on the Closing shall be free and clear of any lien, claim or encumbrance.

3.9.8

Taxes. MDP represents that all taxes, including without limitation, ad valorem, property (both real and personal), production, severance, reclamation, and similar taxes and assessments based upon or measured by ownership of property or production of minerals or the receipt of proceeds there from which have become due and payable have been properly paid.
Buyer will not be liable for any taxes which accrue or are assessed before the Closing. To
MDP’s knowledge, there are no pending or threatened special assessments affecting the Assets.

3.9.9

Accredited Investor. MDP is an accredited investor as defined under the laws and regulations of Canada and the United States. MDP will execute and deliver to Buyer a certificate that MDP is an accredited investor in such form as Buyer or Buyer’s counsel requests.

4.       Representations and Warranties of Buyer. Buyer agrees, represents and warrants to MDP the following:

4.1

No Breach of Law or Contracts. The consummation by Buyer of the transactions contemplated by this Agreement will not result in a breach of any term or provision of, or constitute a default under any applicable law, regulation or ordinance or any other agreement or instrument to which Buyer is a party or by which it is bound.

4.2

Binding Obligations. When executed and delivered this Agreement and all instruments executed by Buyer pursuant to this Agreement, will constitute legal and binding obligations of Buyer and will be valid and enforceable in accordance with their respective terms.

4.3

No Litigation. There is no suit, action, arbitration or legal, administrative or other proceeding or governmental investigation pending or, to the knowledge of Buyer without inquiry, threatened against, or affecting the Assets or the ability of Buyer to perform its covenants and obligations under this Agreement.

4.4

Brokers. Buyer has incurred no liability, contingent or otherwise, for broker's or finder's fees relating to the transactions contemplated by this Agreement

4.1

Patriot Act. Buyer is not on the Specially Designated National & Blocked Persons List of the Office of Foreign Assets Control of the United States Treasury Department and is not otherwise blocked or banned by any foreign assets office rule or any other law or regulation, including the USA Patriot Act or Executive Order 13224.

4.2

Organization and Authorization. Buyer is a corporation duly organized and validly existing and in good standing under the laws of the State of Nevada. Buyer has the full power and authority to enter into this Agreement and to consummate the transactions contemplated under this Agreement. The making and performance of this Agreement and the agreements and other instruments required to be executed by Buyer have been, or at the Closing will have been, duly authorized by all necessary corporate actions and will be duly executed by a person authorized by Buyer to do so.

5.       Covenants.

5.1      Covenants of MDP. MDP covenants and agrees with Buyer as follows:

5.1.1

Maintenance of Property. Until the Closing, MDP shall cause the Assets to be maintained and operated in a good and workmanlike manner, shall not partition the Assets,

shall maintain insurance now in force with respect to the Assets, shall pay or cause to be paid all costs and expenses incurred in connection with this Agreement, shall keep the Underlying Agreements in full force and effect, and shall perform and comply with all of the conditions and covenants contained in same and all other agreements relating to the Assets.

5.1.1

Copies of Agreements. MDP has disclosed to Buyer the existence of and has furnished Buyer with copies of all agreements and contracts relating to the Assets, to the extent that MDP is aware of the existence of such agreements and contracts.

5.1.2

Notification of Buyer of Suits, Litigation, Material Adverse Change, Etc. Until the Closing, MDP promptly shall notify Buyer of any suit, action, or other proceeding, actual or threatened, before any court, governmental agency or arbitrator and any cause of action or any other adverse change which relates to the Assets or which might result in impairment or loss of MDP's title to any portion of the Assets or the value of the Assets or which might hinder or impede the operation of the Assets or which seeks to restrain or prohibit or to obtain substantial damages from MDP in respect of, or which is related to or arises out of, this Agreement or the consummation of all or any part of the transactions contemplated under this Agreement of which MDP becomes aware.

5.1.3

Maintenance of Representations and Warranties. MDP shall use its reasonable best efforts to cause all of the representations and warranties of MDP contained in this Agreement to be true and correct on and as of the Closing, and MDP shall use its reasonable best efforts to cause the conditions precedent to the obligations of MDP to be satisfied on or before the Closing. If any material change in condition or circumstances renders any of MDP’s representations or warranties contained in this Agreement inaccurate in any material respect between the Effective Date and the Closing Date, MDP shall promptly give written notice to Buyer of such change. Buyer shall have a period of five (5) days after receipt of MDP’s notice to accept such representation or warranty as changed or to terminate this Agreement by delivering written notice to MDP. If Buyer elects to terminate this Agreement, MDP and Buyer shall instruct the Escrow Agent to promptly release and return the initial money deposit to Buyer, and, if Buyer makes such election after the initial money deposit has been paid to MDP, MDP shall promptly repay the initial money deposit to Buyer. On such termination, neither party shall have any further rights or obligations under this Agreement. Alternatively, Buyer may waive the effect of any such changed representation or warranty and proceed to complete the Closing.

5.1.4

Agreement Not to Market the Assets. Until the Closing and thereafter if the Closing occurs, MDP shall not assign, transfer, encumber or in any way dispose of any interest in or to the Assets to any other person or entity, or negotiate with any other person or entity with respect to the transfer or grant of any interest or option whatsoever in the Assets, except that MDP may continue to sell aggregate, sand and gravel from the Assets in the ordinary course of MDP’s business. These obligations of MDP shall terminate before the Closing if and at such time as this Agreement is terminated as provided in Section 8.

                        5.1.7 Permits and Underlying Agreements. MDP shall maintain the Permits and Underlying Agreements in full force and effect and shall comply with its obligations to transfer the Permits and Underlying Agreements.

5.2      Covenants of Buyer. Buyer covenants and agrees with MDP as follows:

5.2.1

Maintenance and Confidentiality of Data. Before the Closing, Buyer shall exercise due diligence in safeguarding and maintaining all Data and keeping the Data confidential, except for such disclosure as reasonably deemed necessary by Buyer for purposes of obtaining financing and such disclosures as counsel for either party may advise is legally required or an announcement which is required to be made to all governmental or regulatory agency, in which cases MDP shall be given reasonable advance notice and the right to review and comment on same. If the Closing does not occur, Buyer’s obligation to maintain the confidentiality Data shall survive termination of this Agreement.

5.2.2

Maintenance of Representations and Warranties. Buyer shall use its reasonable best efforts to cause all of the representations and warranties of Buyer contained in this Agreement to be true and correct as of the Closing; provided, however, that nothing contained in this Section shall create an obligation of Buyer to MDP to pay money or undertake any additional legal obligation.

6.       Closing.

6.1

Date and Place of Closing. The parties will execute and deliver to each other a signed counterpart or copy of this Agreement as escrow instructions and such general conditions of escrow as requires. In the event of any conflict between the terms of this Agreement and the general conditions of the closing, the terms of this Agreement shall control. The Closing shall be held at a time mutually agreed upon by MDP and Buyer on the Closing Date, unless extended by the parties' agreement. The Closing will be held at the offices of the MDP.

6.2

Conditions Precedent to Buyer's Duty to Close. The obligations of Buyer under this Agreement to consummate the purchase of the Assets are subject to the satisfaction (or waiver by Buyer) of the following at or before the Closing:

6.2.1

The representations and warranties of MDP contained in this Agreement are true and correct in all material respects.

6.2.1

There has been no material adverse change affecting the Assets to which Buyer has objected and MDP has not cured.

6.2.2

There shall be no preliminary or permanent injunction or order from any federal or state court or by any federal, state or local regulatory agency and no statute, rule, regulation or order shall exist which restrains, enjoins or otherwise prohibits the transactions contemplated by this Agreement. There shall not be pending any action, suit or proceeding in which this transaction is opposed by the members or by the representatives of the members of any of the parties.

6.2.3

Buyer shall have completed its due diligence investigation of the Assets to Buyer’s satisfaction.

6.3 Conditions Precedent to MDP's Duty to Close. The obligations of MDP under this Agreement to consummate the sale of the Assets are subject to the satisfaction (or waiver by MDP) of the following at or before the Closing:

6.3.1

All representations and warranties of Buyer contained in this Agreement are true and correct in all material respects.

6.3.2

Buyer has not committed a material breach of any of its covenants contained in this Agreement.

6.3.3

There has been no material adverse change affecting the Assets or the Underlying Agreements.

6.3.4

There shall be no preliminary or permanent injunction or order from any federal or state court or by any federal, state or local regulatory agency and no statute, rule, regulation or order shall exist which restrains, enjoins or otherwise prohibits the transactions contemplated by this Agreement. There shall not be pending any action, suit or proceeding in which this transaction is opposed by the members, owners or shareholders, as applicable, or bythe representatives of the members, owners or shareholders, as applicable, of any of the parties.

6.4      Closing Obligations. At the Closing, MDP and Buyer shall have the following respective obligations:

6.4.1   MDP's Obligations. At the Closing, MDP shall:

6.4.1.1

Cause any liens and monetary encumbrances against the Assets to be discharged or transferred to Buyer.

6.4.1.2

Execute and deliver to Buyer a Deed conveying to Buyer all of MDP's right, title and interest in and to the Land, the appurtenances to the Land (excluding the Mining Rights) and the improvements on the Land,.

6.4.1.3

Execute and deliver to Buyer an Assignment and Assumption assigning to Buyer all of MDP's right, title and interest in and to each of the Permits. The Assignment and Assumption shall be in substantially the form of the Assignment and Assumption.

6.4.1.4

Execute the Mining Rights Deed which shall be substantially in the form of Exhibit 6.4.1.4.

6.4.1.5

Execute and deliver such declarations of value as are required for recording of the Deed, Assignment and Assumption and the Mining Rights Deed.

6.4.1.6

Deliver to Buyer possession of the Assets, including all keys to any and all improvements on the Land. Title to and the risk of loss of the Assets shall pass to Buyer on the delivery and recording, as applicable, of the instruments which MDP is obligated to execute and deliver in accordance with this Agreement.

6.4.1.1

Deliver the resolutions of MDP’s directors and shareholders approving MDP’s execution and delivery of this Agreement and MDP’s performance of its obligations under this Agreement.

6.4.1.2

Take any other action consistent with the terms of this Agreement that may be reasonably requested by Buyer for the purpose of closing the transactions contemplated under this Agreement.

6.4.2

Buyer's Obligations. At the Closing, Buyer shall:

6.4.2.1

Execute and deliver the Assignment and Assumption substantially in the form of the Assignment and Assumption attached to this Agreement as Exhibit 6.4.1.3.

6.4.2.2

Take any other action consistent with the terms of this Agreement that may be reasonably requested by MDP for the purpose of closing the transactions contemplated under this Agreement.

6.4.3.1

Buyer shall pay: (a) the fees for filing and recording of the Grant, Bargain and Sale Deed, Assignment and Assumption and the Mining Rights Deed and the Deed of Trust; (b) the premiums for the endorsements to the title insurance policy; (c) one-half of the real property transfer taxes; (d) one-half of the escrow fees; and (e) the filing fees for the Report of Conveyance and Abstract of Title to be filed in the DENAMI Mining Division of Ecuador.

7.       Obligations After Closing.

7.1

Recording Fees. Except as otherwise provided in and except as otherwise paid in accordance with Section 6.4, each of MDP and Buyer shall pay its share of all documentary, filing and recording fees required in connection with the filing and recording of any conveyances and assignments delivered by MDP to Buyer at the Closing in accordance with standard Nevada real estate practices.

7.2

Further Assurances. After the Closing, MDP and Buyer shall execute, acknowledge and deliver or cause to be executed, acknowledged and delivered such instrumentsand take such other action as may be necessary or advisable to carry out their respective obligations under this Agreement and under any document, certificate or other instrument delivered pursuant to this Agreement.

7.1

Indemnification by Buyer. If the Closing is held pursuant to Section 6, Buyer shall assume and have responsibility and liability for the Assets from and after the Closing Date. Except as provided in Section 7.4. Buyer shall defend, indemnify and hold harmless MDP and its agents or affiliates, directors, employees, managers, members and officers from and against any and all claims, liabilities and costs (including reasonable attorneys' fees), relating to or arising from or in connection with any breach by Buyer of any representation, warranty or covenant of Buyer contained in this Agreement or in any agreement or other document executed by Buyer in connection with this Agreement or relating to or arising from Buyer’s ownership, possession or use of the Assets from and after the Closing Date.

7.2

Indemnification by MDP. After the Closing, MDP agrees to indemnify, defend and hold harmless Buyer, and its respective agents or affiliates, directors, employees, managers, members and officers from and against any and all losses, claims, damages, liabilities, costs and expenses (including reasonable attorneys' fees and other expenses of investigating any claims and defending against or prosecuting any action) to which they or any of them may become subject due to, or which arise from any of the following (collectively the “Indemnity Claims”):

7.4.1

Any breach of MDP’s covenants, agreements, warranties or representations contained in this Agreement or in any assignment or other documents executed by MDP in connection with this Agreement.

7.4.2

Any failure of MDP to pay liabilities assumed or incurred by MDP pursuant to this Agreement;

7.4.3

The operations of MDP or the acts or omissions of its employees or agents before the Closing Date; and

7.4.4

All obligations arising from or relating to MDP’s ownership, possession or use of the Assets on or before the Closing Date; provided, however, that except as otherwise provided in this Agreement, MDP shall have no indemnification obligations to Buyer for obligations arising from or relating to Buyer’s ownership, possession or use of the Assets after the Closing Date.

8.       Termination of Agreement.

8.1 Termination by MDP. This Agreement and the transactions contemplated under this Agreement may be terminated by MDP if before the Closing Buyer materially breaches any representation or warranty made by Buyer or any obligation undertaken by Buyer and Buyer fails to cure or to commence to cure such breach within five (5) days after receiving written notice from MDP of such breach.

8.2 Termination by Buyer. This Agreement and the transactions contemplated under this Agreement may be terminated by Buyer if before the Closing MDP materially breaches any representation or warranty made by MDP or any obligation undertaken by MDP and MDP fails to cure or to commence to cure such breach within five (5) days after receiving written notice from MDP of such breach.

9.       Miscellaneous.

9.1

Exhibits. The exhibits referred to in this Agreement are incorporated into this Agreement by reference and constitute a part of this Agreement.

9.2

Expenses. Except as otherwise specifically provided in this Agreement, all fees, costs, and expenses incurred by MDP or Buyer in negotiating this Agreement or in consummating the transactions contemplated by this Agreement shall be paid by the party incurring same, including, without limitation, legal and accounting fees, costs and expenses.

9.3

Notices. All notices required or authorized to be given under this Agreement shall be in written form. Any notices may be sent by registered or certified delivery, postage prepaid, return receipt requested, addressed to the proper party at the addresses described in this Section. Any notice may be personally delivered to the party or sent by telex, telegraph, telecopy or other electronic delivery method, and shall be effective when actually received by the addressee party. For purposes of this Agreement, the addresses of the parties are:

If to MDP:     Minera Del Pacifico S.A.

                     Minera Del Pacifico SA

                     Circunvalación Norte #511 y 12ava. Norte

                    Machala, El Oro, Ecuador

                    Attn: Luiggi Ludovico Lopez Gandara

If to Buyer:  Trilliant Exploration Corporation

         Trilliant Exploration Corporation TTXP

         1090 Vermont Ave NW

         Suite 910

         Washington, DC 20005

and copy to:  Andrew J Befumo, PLLC
                     1090 Vermont Ave NW
                    Suite 910
                    Washington, DC 20005

Either party may, by written notice so delivered to the other, change the address or individual to which delivery shall thereafter be made.

9.1

Amendments. This Agreement may not be amended or any rights waived except by an instrument in writing signed by the party to be charged with such amendment or waiver and delivered by such party to the party claiming the benefit of such amendment or waiver.

9.2

Assignment. Neither party may assign or transfer its interest in this Agreement without the prior written consent of the other party.

9.3

Arbitration. Arbitration of all disputes arising from or relating to this Agreement shall be arbitrated by the parties as follows:

9.6.1

Site of Arbitration. The arbitration shall be held in Machala, Ecuador.

9.6.2

Costs of Arbitration. Each party shall pay one-half (1/2) of the arbitrator's costs, expenses and fees for services.

9.1

Headings. The headings of the sections of this Agreement are for guidance and convenience of reference only and shall not limit or otherwise affect any of the terms or provisions of this Agreement.

9.2

Governing Law. This Agreement and the transactions and instruments contemplated under this Agreement shall be construed in accordance with, and governed by, the laws of the Machala Ecuador, without regard to the choice of law provisions of such law.

9.3

Entire Agreement. This Agreement (including the Exhibits) constitutes the entire understanding among the parties with respect to the subject matter, superseding all prior negotiations, prior discussions and prior agreements, including but not limited to the letter agreement between the parties, and understandings relating to such subject matter. Each party has been represented by independent counsel of its choice and has participated in the negotiation and drafting of this Agreement. No provision or term of this Agreement shall be construed in favor of or against any party based on such party’s participation in the negotiation or drafting of such provision or term.

9.1

Scope of Representations and Warranties. All agreements, covenants, representations and warranties of the parties are contained in this Agreement, in the Exhibits and the documents referred to in this Agreement. No other agreements, covenants, representations and warranties have been made by any party and all prior agreements, covenants, representations and warranties are merged in this Agreement.

9.2

Parties in Interest. This Agreement shall be binding upon, and shall inure to the benefit of, the parties and their respective successors and permitted assigns.

9.3

Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

Each of the parties has caused this Agreement to be executed by its duly authorized representatives identified below.

Minera Del Pacifico S.A.

By /s/ Luiggi Perez

Title: General Manager

Trilliant Exploration Corporation

By  /s/ Darryl Mills /s/

Title: President

EXHIBIT 10.5

AFFILIATE STOCK PURCHASE AGREEMENT

THIS AFFILIATE STOCK PURCHASE AGREEMENT (“Agreement”) is made as of the 15 day of October, 2008, by and between Darryl Mills (“Seller”) and Benstole Invest Limited (“Benstole”), Minera Del Pacifico SA (Pacifico”), and Capital Trust Management, LTD (CTM”) (Benstole, Pacifico and CTM collectively the “Purchaser”) as to twenty million two hundred fifty thousand (20,250,000) shares, of TRILLIANT EXPLORATION CORP., a Nevada corporation.

RECITALS

WHEREAS, the Seller is the owner of twenty million two hundred fifty thousand (20,250,000) restricted shares of common stock (the “Shares”) of TRILLINANT EXPLORATION CORP., a NEVADA corporation (the "Company"); and

WHEREAS, the Seller proposes to sell to the Purchaser all of the Shares currently owned by the Seller (the “Purchased Shares”), as follows: Five Million (5,000,000) of the Shares to Benstole, twenty million (15,000,000) of the Shares to Pacifico, and two hundred fifty thousand of the Shares to CTM, by and according to the terms set forth herein.

In consideration of the premises, representations, warranties and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.

Purchase and Sale AND CLOSING

1.1

The Seller hereby agrees to sell, assign, transfer and deliver to the Purchaser, and the Purchaser hereby agrees to purchase from the Seller, the Purchased Shares for the purchase price of $162,000.00 U.S. Dollars (the "Purchase Price").  The full amount of the Purchase Price shall be delivered U.S. Dollars, by wire transfer to an escrow account established with Andrew J Befumo, PLLC, (“Escrow Agent”) (account information as provided by separate communiqué’).

1.2

Closing.  The closing (“Closing”) of the transactions contemplated hereby will occur on, or, before the 15th day of  October, 2008 (the “Closing Date”).

2.

REPRESENTATIONS AND WARRANTIES OF the SELLER

2.1

The Seller warrants, covenants and represents to the Purchaser with the intention of inducing the Purchaser to enter into this Agreement that:

(a)

immediately prior to and at the Closing, the Seller shall be the legal and beneficial owner of the Purchased Shares and on the Closing Date, the Seller shall transfer to the Purchaser the Purchased Shares free and clear of all liens, restrictions, covenants or adverse claims of any kind or character;

(b)

the Seller has the legal power and authority to execute and deliver this Agreement and all other documents required to be executed and delivered by the Seller hereunder and to consummate the transactions contemplated hereby; and

(c)

the Seller is, or has been during the past ninety (90) days, an officer, director, 10% or greater shareholder or "affiliate" of the Company, as that term is defined in Rule 144 promulgated under the United States Securities Act of 1933, as amended (the "Securities Act");

(d)

to the best of the knowledge, information and belief of the Seller there are no circumstances that may result in any material adverse effect to the Company or the value of the Purchased Shares that are now in existence or may hereafter arise;

(e)

as of the Closing Date the Seller shall not be indebted to the Company and the Company shall  not be indebted to the Seller;

(f)

the Seller does not now, nor will it prior to or on the Closing Date, own, either directly or indirectly, or exercise direction or control over any common shares of the Company other than the Purchased Shares;

(g)

the Seller agrees to execute and deliver such other documents and to perform such other acts as shall be necessary to effectuate the purposes of this Agreement; and

3.

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

3.1

The Purchaser represents and warrants to the Seller that the Purchaser:

(a)

has the legal power and authority to execute and deliver this Agreement and to consummate the transactions hereby contemplated;

(b)

understands and agrees that offers and sales of any of the Purchased Shares prior to the expiration of a period of one year after the date of completion of the transfer of the Purchased Shares (the "Restricted Period") as contemplated in this Agreement shall only be made in compliance with the safe harbor provisions set forth in Rule 144, or pursuant to the registration provisions of the Securities Act or pursuant to an exemption therefrom, and that all offers and sales after the Restricted Period shall be made only in compliance with the registration provisions of the Securities Act or an exemption therefrom; and

(c)

is acquiring the Purchased Shares as principal for the Purchaser's own account, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalisation thereof, in whole or in part, and no other person has a direct or indirect beneficial interest in the Purchased Shares

3.2

The Purchaser agrees not to engage in hedging transactions with regard to the Purchased Shares accept in compliance with the Securities Act.

4.

POST-CLOSING SEC REPORTS

4.1

Except for any Form 3, 4 or 5 to be filed on behalf of the Seller, the Purchaser hereby agrees that it shall file any and all necessary SEC Reports, including but not limited to any Schedule 13D, 8-K or other SEC Report.

5.

MISCELLANEOUS

5.1

The parties hereto acknowledge that they have obtained independent legal advice with respect to this Agreement and acknowledge that they fully understand the provisions of this Agreement.

5.2

Unless otherwise provided, all dollar amounts referred to in this Agreement are in United States dollars.

5.3

There are no representations, warranties, collateral agreements, or conditions concerning the subject matter of this Agreement except as herein specified.

5.4

This Agreement will be governed by and construed in accordance with the laws of the State of NEVADA. The parties hereby attorn to the jurisdiction of the courts Clark County, NEVADA with respect to any legal proceedings arising from this Agreement.

5.5

The representations and warranties of the parties contained in this Agreement shall survive the closing of the purchase and sale of the Purchased Shares and shall continue in full force and effect for a period of one year as measured from the date hereof.

5.7

This Agreement may be executed in several counterparts, each of which will be deemed to be an original and all of which will together constitute one and the same instrument.

5.8

Delivery of an executed copy of this Agreement by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of this Agreement as of the date set forth on page one of this Agreement.

Each of the parties hereto has executed this Agreement to be effective as of the day and year first above written.

                                                                                        SELLER:

/s/ Darryl Mills /s/

                                                                                    Darryl Mills
PURCHASER:

Minera Del Pacifico SA

/s/ Luiggi Perez /s/

signature

Luiggi Perez / General Manager

print name  / title

Benstole Invest Limited

/s/ Pardeep Singh /s/

signature

Pardeep Singh,      Mr.

print name  / title

Capital Trust Management, LTD

/s/ Kevin Smith /s/

signature

Kevin Smith / President

print name  / title

#

EXHIBIT 50.1

 REPORT ON EXPLORATION POTENTIAL

MULUNCAY EPITHERMAL GOLD PROJECT

PORTOVELO-ZARUMA-AYAPAMBA AREA

PROVINCE OF EL ORO, ECUADOR

Latitude 3° 36' 30” South, Longitude 79° 40' West

Written For:

Minera Del Pacifico, S.A.

Prepared By:
D. Bain, B.Sc., P.Geo.	49 Midale Crescent
Consulting Geologist	London, Ontario,
Canada N5X 3C2
DUNCAN BAIN CONSULTING LTD.
E-mail: djbain@aol.com
November 30, 2006

1.

TABLE OF CONTENTS

SUMMARY	1
INTRODUCTION	3
TERMS OF REFERENCE	3
RELIANCE ON OTHER EXPERTS	4
PROPERTY DESCRIPTION AND LOCATION	6
ACCESSIBILITY, CLIMATE, PHYSIOGRAPHY, LOCAL RESOURCES AND INFRASTRUCTURE	7
HISTORY	9
GEOLOGICAL SETTING Regional Concession	10 10 12
DEPOSIT TYPES	13
MINERALIZATION Regional Concession	13 13 15
EXPLORATION Historical Current	17 17 19
DRILLING	19
SAMPLING METHODS AND APPROACH	20
SAMPLE PREPARATION, ANALYSES AND SECURITY	20
DATA VERIFICATION	22
ADJACENT PROPERTIES	23
MINERAL PROCESSING AND METALLURGICAL TESTING	23
MINERAL RESOURCES Mine Planning Exploration Potential Measured and Indicated Resources Inferred Resources	24 24 24 24 24
2. INTERPRETATION AND CONCLUSIONS	26
3. RECOMMENDATIONS	27
ESTIMATED PHASE 1 BUDGET	28
ESTIMATED PHASE 2 BUDGET	29
BIBLIOGRAPHY	30
CERTIFICATE OF QUALIFICATIONS – Duncan J. Bain, P.Geo.	31
APPENDIX 1 – Assay Certificate	32
APPENDIX 2 – Aguacate Assays, former owners	36
Table 1 - Muluncay Concession Boundary Coordinates	7
Table 2 – Preliminary Sampling, Aguacate Mine	19
Plate 1 – Typical Topography and Vegetation, area of Casa Negra Concession with concession along Rio Amarillo at centre-right	8
Plate 2 – Typical Mine-Mill Complex, Muluncay Concession	16
Plate 3 – Underground Workings, Muluncay Concession; average vein width 1.0 m	17
FIGURES	After Page
1. General Location Map 3	6
2. Regional Location Map 3	6
3. Claim Map	6
4. Regional Stratigraphy	10
5. Regional Structures	10
6. Concession Map	22

(i)

Summary

The Portovelo-Zaruma-Ayapamba district of southern Ecuador has been mined for gold and silver for centuries. The Incas were already extracting gold and silver in the area prior to the arrival of the Spanish conquistadors in 1549. For 450 years exploitation of the Zaruma and Portovelo gold mines has continued. Modern exploration, development and mining methods were applied with the arrival of SADCO in the late 1800s. Since 1905, the earliest available mining records, SADCO mining activities have produced in excess of 4.5 million oz. (144 million grams) of gold, when the cut-off grade for ore was 14.5 g/T gold.  SADCO left in 1950. Only local mining continued for the next 40 years. Starting in the early 1990s, TVX and IAMGOLD have acquired and explored much of the district. In November 2006 Minera Nevada acquired a 100% interest in the Muluncay Project. It is centred at Latitude 03º36´30” South and Longitude 79º 40’ West, a distance of 175 kilometres south and 60 kilometres southeast of the major Pacific port cities of Guayaquil and Machala, respectively. The Muluncay Project lies approximately 100 km west of the Aurelian gold district and 120 km south of IAMGOLD’s multi-million ounce Quimsacocha deposit. IAMGOLD hold a series of concession surrounding the Muluncay concession. These three gold districts are part of a regional epithermal mineralizing system which covers the southern half of Ecuador. The local population is experienced in the recognition and mining of narrow vein gold deposits, making them a valuable asset for future exploration, development and production throughout the entire region.

Triassic age Tahuin Series gneisses, schists and amphibolites, overlain by Capiro Formation mica schists, phyllites and quartzites form the basement rocks of the region. This basement is unconformably overlain by Celica Formation massive andesitic lavas and tuffs. The Celica Formation is intruded by small Lower Cretaceous age diorite/granodiorite plutons. This entire mass has been interpreted as a continental volcanic arc. These units are unconformably overlain by Oligocene Saraguro Formation felsic volcanic lavas and pyroclastics, and by later Miocene age Chincillo Formation (Pisayambo Formation) rhyolite flows and pyroclastics. There are two major regional faults, the Pinãs Fault and the Puente Busa –Palestina Fault, which have produced three tectonic blocks with down-dropped sides to the SW. Celica Formation mafic to intermediate volcanics lie between these two faults. Within the Celica Formation is the Portovelo Series andesitic lavas. Two hydrothermally altered intermediate composition volcanic series and their subvolcanic feeder systems unconformably overlie the Celica Formation. They are composed of intermediate pyroclastics and breccias, crosscut by younger rhyolite stocks, dykes and sills.

Significant second order structures include NW, NE and N-S trending high-angle faults. The N-S trending veins, dipping generally 70o to 90o  NE, are the dominant structures for hosting gold, silver, lead, zinc and copper mineralization. Propylitic, argillic, silicic and sericitic alteration form concentric district-size zones. These represent a Miocene collapse caldera. Supergene enrichment of gold mineralization is recognized. Silicification represents the core of this alteration “aureole”. The deposits are classified as adularia-sericite low- to intermediate sulphidation epithermal gold system.

Regionally these mineralized veins extend horizontally for at least 15 km (the Portovelo-Zaruma-Ayapamba region), and have known depths of at least 1500 m. Past-producing veins in the district range from 60 cm to 8 m, with an average width of 1.3 m. “Stringers” and narrow veins, as well as silicified wallrock, are virtually untested for their gold potential. As is typical in a standard epithermal gold system, there are some zones of “bonanza-type” high-grade gold mineralization (locally termed “clavos”) in the 30 to 200 g/tonne range. Veins within the Muluncay concession include a minimum of 2 major veins. Unexplored and undeveloped veins are also present. Structures are oriented NNW.

Current exploration by Minera Nevada involved a site visit by the author to the district and to a series of mine workings within the Muluncay concession. Within the concession several samples of vein material were taken by the author from the Jena and Cristina veins, which are strong and persist through the entire concession over a known depth of 200 m and a strike length of 1500 m. Gold values from these samples range up to 10.40 g/T. Numerous samples taken by the author in other workings within the concession show values of up to 58.6 g/T gold, up to 209 g/T silver, up to 4.86% copper and up to 16.85% zinc.

SADCO operated mines in the Zaruma-Portovelo-Ayapamba district for 46 years. During this time approximately 3.6 million ounces of gold and 12 million ounces of silver were produced. Production rates at the Grand Mine, the major producer in the district, are estimated up to a maximum of 200,000 tonnes per year, and gold grades were approximately 20-30 g/T. Significant quantities of silver, lead and zinc were also produced. SADCO operated its mines during the years when the price of gold was US$20-$35/ounce. Despite a commodity price low by today’s standards the company was profitable because of the high grades of ore available for mining.

The old SADCO operations, scattered throughout the district, generally (with the exception of the Grand Mine) only extended to a depth of approximately 200m below surface. The Grand Mine contains a gold-mineralized zone which extended to a depth of at least 660 m below surface. It was collared at an elevation 700 m below mine workings in the Muluncay concession area. This indicates that there is significant additional potential at depth of up to 1500 m for most of the concession in the district, including those veins contained within the Muluncay concession. A preliminary estimate of the resource is made by the author on the Muluncay Concession, from the two currently active veins (Jena and Cristina) with an estimated strike length of 1 km, an average width of 1.0 m and an average depth of 1000 m. Using the SADCO cut-off grade of 14.6 g/T as the average grade below current workings, this would produce an estimated tonnage of 400,000 T for each vein, or a total current resource of 800,000 T, for a total of 11,680,000 g (365,000 oz) gold. Should additional veins be found during exploration (known but not presently developed) then that tonnage estimate would increase significantly. Secondary veins, stringers, breccia and disseminated mineralization in the wallrocks have never been exploited, or even properly assessed. It is the author’s opinion that with improved, more economic mining and milling methods this resource can be taken advantage of, so that it is probable that a resource of greater than 1.6 million tonnes, with a somewhat lower grade in the order of 12 g/T (due to dilution by secondary veins and disseminations) could produce 19,200,000 g (600,000 oz) Au. No estimate of the value derived from silver or sulphide concentrate has been made, but it would add a significant amount to the value of this resource. The history of the Zaruma mining operations indicates that there is a significant opportunity to apply modern mining methods to a major resource which has had only limited exploitation in the past.

Near-term exploration should consist of the surface mapping and prospecting. Stream sediment sampling and lithogeochemical sampling should be carried out to check for sulphide content, halo effects, alteration patterns and pathfinder elements. Airphoto/satellite imagery should be examined to outline structures. All current or past underground workings should be mapped, surveyed and sampled to develop an idea of size and grade of ore blocks. Sampling should include not only vein material but wallrock to at least a metre on either side of each vein sample. Surface and underground samples should be taken approximately every 3 m along the vein. Analysis of all samples would be for gold by Fire Assay and other elements by ICP-MS. This Phase 1 program is estimated to cost $107,000.00 USD.

Using the underground sampling data an underground diamond drill program would be conducted. This work would produce a more detailed estimate of grade and tonnage for the current mine workings and for the concession. Estimated cost of this Phase 2 program is approximately $178,000.00 USD. Further work is dependent on the results of this program.

INTRODUCTION

The Zaruma-Portovelo-Ayapamba district of southern Ecuador has been a prolific producer of both gold and silver for over 450 years. No records of mine production exist for the first 300 years, but since 1905, over a period of only 50 years, mining activities have produced in excess of 4.5 million ounces of gold, when the cut-off grade for ore was 14.6 g/T gold. The district, an area of 150 km2, contains at least 15 major veins. Artesanal mining has continued to the present but lack of funding has prevented the use of modern exploration and mining methods to significantly increase reserves and maintain historical high grades, both along strike of these structures and to depth. Strike length of major veins can range up to 1 kilometre. Depth potential can range up to 1500 m where current mining has exploited only the first 200 m below surface.

This report has been prepared at the request of Minera Nevada S.A. and is intended to document the potential of the Muluncay concession for hosting one or more gold-silver-lead-zinc-copper deposits of sufficient grade and tonnage to be economically viable.

TERMS OF REFERENCE

The writer has been requested by Minera Nevada S.A. to make a site visit to the Muluncay Gold  Project and to make a preliminary assessment of the Project for hosting sufficient quantities of various mineral commodities to allow those commodities to be mined and processed at a profit.

For the purpose of this Technical Report the author, Duncan J. Bain, B.Sc.(Geology), P.Geo. is  an independent Qualified Person in accordance with National Instrument 43-101 and as defined in the CIM Standards on Mineral Resources and Reserves.

Grade and tonnage numbers are reported by various authors in a variety of forms, some of which include ounces per ton or % per ton. Distance measurements are often reported in feet. Wherever possible these numbers have been converted to metric equivalents, such as grams per tonne or % per tonne, and metres or centimetres, with the original values inserted to show the conversion.

This report is to be submitted to regulatory bodies including the British Colombia

Securities Commission and is to be used by the Company to raise funds for further exploration on the Project.

RELIANCE ON OTHER EXPERTS

The author, Mr. Duncan J. Bain, P.Geo., visited the Portovelo-Zaruma district, including the Muluncay Project, from June 26 to July 3, 2006. The author also visited the district and was on the Muluncay Property on September 2 to 10, 2006. He was joined by Mr. Al Beaton, P.Eng., Mining Engineer and Mr. J.Ed Dhonau, a representative of Minera Del Paciofico, S.A. These site visits included both underground and surface observations of exploration, development and mining activities both within the district and on several of the mine workings located within the Muluncay concession. Detailed mapping and sampling of these and the other mines of the concession have not been carried out during these two visits. However, in September samples of vein material were taken by the author from the underground workings of the Muluncay concession. This material was considered by the author to be highly prospective for containing economic gold values and was taken to confirm mineralization being mined economically by local miners, and to compare with metal values taken by other parties and reported in historical studies of the district. A sampling program had been carried out by the previous owner from various mine sites within the concession. These are included in this report. The field trip also gave the author a detailed appreciation of the topography, climate, infrastructure and workforce available in the area.

In the compilation of this Report the author  relied on the advice and experience in underground mining provided by Mr. Al Beaton, P.Eng. (B.C.), who is a Mining Engineer with over 35 years experience. From 1970 to 1974 Mr. Beaton worked at a large underground copper mine in Zambia. From 1974 to 1979 he worked at Cominco’s lead-zinc open pit Sullivan Mine in southern British Columbia, Canada. From 1979 to 1986 he was Mine Manager at Erikson Gold Mine at Cassiar, B.C. He has spent the last 25 years specialized in contract work and consulting, with the majority of that involved in small underground track and trackless mining operations in the Cordillera of British Columbia.

The author has not relied, without verification by the author, on a report or statement of an expert who is not a Qualified Person as laid out in accordance with National Instrument 43-101.

The author has received and reviewed the registered ownership documents covering the concession that makes up the Muluncay Project. However the author has not formed a legal opinion of the documentation.

All projections and opinions in this report have been prepared on the basis of information made available to the author, and are subject to uncertainties and contingencies which are difficult to accurately predict. Nevertheless, the author considers this report to be a true and accurate representation of the preliminary assessment of the mineral potential of the Muluncay Project.

DESCRIPTION AND LOCATION

In November, 2006 Minera Del Pacifico S.A. acquired a 100% interest in the workings contained by the Aguacate Mine from Sr. Manuel Lopez of Muluncay, Province of El Oro, state of Ecuador. This is located within the centre of the Muluncay concession (Figure 6). The owner directs those seeking additional information on the ownership issue to representatives of the Minera Nevada.

The Muluncay concession lies in the centre of the Portovelo-Zaruma mining camp, which is found in the cantons of Ayapamba and Paccha, Province of El Oro, southern Ecuador. It is centered at Latitude 03º 36’ 30” South and Longitude 79º40’ West (Figure 1, 2, 3). It covers an area of 374 hectares.  Boundary co-ordinates for the Project are found in Table 1 below. These are based on a metric UTM grid system referenced to PSAD-56 datum and geographic zone 17.

Table 1 – Muluncay Boundary Coordinates

Easting - m	Northing - m
652000	9599400
653100	9599400
653100	9596800
651600	9596800
651600	9599000
652000	9599000
652000	9599400

The project is situated about 175 kilometres southeast and 60 kilometres east of the major Pacific port cities of Guayaquil and Machala, respectively. It lies on the western slope of the Andes Mountains, part of the Western Cordillera which runs the length of the west coast of North and South America.

ACCESSIBILITY, CLIMATE, PHYSIOGRAPHY,

LOCAL RESOURCES AND INFRASTRUCTURE

Access to the district from the coast is by a paved 2-lane road in good condition. It is approximately a 2 hour drive from the coastal city of Machala to the town of Portovelo, at the confluence of the Rio Amarillo and Rio Calera. From within the district access to most of the properties, including the Muluncay concession, is by secondary 1- to 2-lane paved roads which often continue to specific sites by tertiary single lane gravel roads, usually though not always in good enough condition for 2 wheel drive vehicles. Access to these sites from Portovelo takes approximately 30 minutes.

The climate is subtropical and humid with temperatures ranging from 18o to 30o C. Yearly rainfall averages 1,341 mm, with heaviest rainfalls occurring in the months from January to June.

Within the district, hill slopes are moderately steep to very steep with elevations ranging from the 950 to 1650 m above sea level (ASL). The Portovelo-Zaruma-Ayapamba district is  traditionally an underground mining camp. Those areas not disturbed by mining activity are used for farmlands, grazing and local minor secondary forestry. Any early stages of surface exploration work carried out by Minera Nevada will involve minimal disruption to current surface activities. Underground

Plate 1 – Typical Topography and Vegetation, area of Muluncay Concession exploration, including additional drifting, sampling, mapping and possible drilling should have even less of an effect than the surface work.

The population within the project area is approximately 50,000. Zaruma, with a population of 29,000, and Portovelo, with a population of 14,000 make up the majority, but there are numerous small villages of a few hundred people each (e.g. Ayapamba, Muluncay). The population has extensive experience in the recognition and mining of narrow vein high-grade gold deposits, making them a valuable asset for future exploration, development and production throughout the entire region. Hotels, food and material supplies, communication resources, public security and government institution representatives are all available locally, and in Pinãs, approximately 20 km distance to the west. High-tension power lines providing electricity are connected to both Zaruma and Portovelo. Cell phone use in this area allows communication with major centres in the country. The Rio Amarillo and Rio Calera rivers are able to supply adequate water for large scale mining operations throughout the year.

HISTORY

The hills of Portovelo, Zaruma and Ayapamba have been mined for gold and silver for centuries. The Incas were already extracting gold and silver in the area with hydraulic mining of the oxidized parts of veins when Mercadillo, one of Pizzarro´s force, followed the Rio

Amarillo upstream, encountered the Inca mine and founded the town of

Zaruma in 1549 (Holly and Maynard, 2006). Exploitation of the Zaruma and Portovelo districts continued during the time of Spanish colonization until 1870 when an Ecuadorian-

Chilean mining company was established. Operational rights were immediately acquired by Southern American Development Company (SADCO), a subsidiary of a major American mining company. SADCO operated the mines from 1897 to 1950 by gaining control of the district’s main gold deposits in 1897. The most extensively mined of these workings was the Grand Shaft on the Casa Negra concession, on the eastern edge of the town of Portovelo. Exploration programs of SADCO commenced in 1896 and brought the Grand Mine into production at 108t/day in 1905. The mine was subsequently deepened to 13 level, 800m below the uppermost workings. In the 53 years that followed, SADCO recovered some 3.5 million ounces (approx. 112 million grams) of gold and 12 million ounces (384 million grams) of silver from 7.6 million tonnes(T) of ore at a cut-off grade of 14.6 g/T Au and 48.9 g/T Ag (Van Thournout et al., 1996). The lower levels of the Grand Mine were flooded in 1944, and facing increasing costs, taxes and a complicated political situation, SADCO withdrew from Ecuador in 1950. A state-owned company, CIMA, took over the mining operations in the area until 1980 and it is estimated to have produced a further 375,000 ounces (12 million grams) of gold by 1965. In 1984, thousands of poverty-stricken miners invaded the old SADCO pits and small-scale and artesanal mining has been going on in the area ever since. An additional 35,000 to 50,000 ounces (1.12 to 1.6 million grams) of gold has been produced each year since then by informal miners, small-scale operating mining societies and family-owned operations. Statistical information from the 1990´s reported that mining from the Zaruma and Portovelo areas totalled 3 million tonnes (T).

In the mid-1990s several overseas companies attempted to consolidate the area and carried out systematic exploration programs. From 1995 to 1996 TVX Corporation, a Canadian exploration company, conducted underground and surface mapping. After TVX Corp. withdrew from Ecuador in 1998 all information was acquired by IAMGOLD. IAMGOLD continued with more extensive exploration programs including surface trenching, surface and underground sampling, surveying, diamond drilling and geological modelling. The author does not currently have direct access to this data and is relying in large part on reports published by IAMGOLD on SEDAR (www.sedar.com) and other Internet sites. The author visited the district in late June/July 2006, and  in September 2006. This report is the result of those site visits and review of available data. In November 2006 Minera Nevada acquired a 100% interest in the Aguacate Mine within the Muluncay concession, giving it the right to mine within the concession.

GEOLOGICAL SETTING

Regional

Regional geology of the southern part of Ecuador consists of basement rocks of  the Triassic age Tahuin Series. These include San Roque Formation medium- to high-grade gneisses, schists and amphibolites overlain by a thick sequence of Capiro Formation low-grade mica schists, phyllites and quartzites, with a minor component of interfingering volcanic rocks.

This metamorphic basement is unconformably overlain by a thick sequence of Lower Cretaceous age Celica Formation massive, homogeneous volcanic lavas and tuffs. These are of andesite composition and are intercalated with minor sedimentary layers. The Celica Formation is intruded by small plutons of diorite to granodiorite composition, also Lower Cretaceous in age. This entire mass has been interpreted as a continental volcanic arc. All of these units are capped unconformably by Tertiary (Oligocene age) Saraguro Formation felsic volcanic lavas and pyroclastics, and by later Miocene age Chincillo Formation (currently referenced as Pisayambo Formation) rhyolite flows and pyroclastic.

There are two major regional faults. These are the Pinãs Fault and the Puente Busa –Palestina Fault. These faults have produced three tectonic blocks which have exposed bedrock to different depths. Between these two faults exposure consists of Celica Formation mafic to intermediate volcanics. Within the Celica Formation (Figure 4) is a thick series of andesitic lavas termed the Portovelo Series which occurs along a central N-S trending axis. These lavas act as host rocks to most of the vein systems in the Portovelo-Zaruma-Ayapamba  region. Recent mapping has shown that the Celica Formation is unconformably overlain by two hydrothermally altered volcanic series, and is crosscut by their subvolcanic feeder systems. These volcanics are composed of intermediate pyroclastics and breccias, crosscut by younger small rhyolite stocks, dykes and sills. These rhyolitic rocks are concentrated along two NW trends in the central mountain ranges (Zaruma-Urca and Santa Barbara) and are due to resistant weathering caused by regional silicification. Most of the district vein-cavity fillings, including base- and precious metals mineralization, are closely associated with this volcanic activity.

Significant structures in the district (Figure 5) include NW, NE and N-S trending high- and low-angle faults and circular structures. The N-S trending veins, dipping generally 70o to 90o  NE, are the dominant though not the only structures for hosting gold, silver, lead, zinc and copper mineralization in the district. They are bound to the SW by the NW-trending Pinas Fault. The Puente Busa –Palestina Fault lies directly NE of the centre of the district and does not interfere with the continuity of either faults, veins or mineralization beyond it to the NE.

Concentric district-size zones of propylitic, argillic, silicic and sericitic alteration cover the region and represent the collapse of a Miocene age volcano and the formation of a caldera. Supergene enrichment of gold mineralization is recognized in certain areas by the presence of strong patches of argillic alteration. Silicification represents the core of this alteration “aureole”. Silicification formed in two stages. One type, associated with most of the gold-silver-base metals mineralization, is related to the Portovelo-Zaruma axis. The second type is found in the Santa Barbara Mountain and is associated with rhyolite dykes and plugs, and with intense argillic alteration. A third type of silicification  is found as wallrock alteration haloes of quartz-chlorite-sericite-adularia-calcite-(pyrite).

Concession

Bedrock underlying the Muluncay concession consists of Lower Cretaceous age Celica Formation massive volcanic lavas of andesitic composition. To the author’s knowledge no detailed mapping has been carried out on these host rocks. Within these host rocks a series of sub-parallel structures. These local area structures encompass both those veins found within the Muluncay concession, such as Jen and Cristina. This system of veins is the northern continuation of the large system of veins (e.g. Abundancia, Portovelo) which have been so vigorously mined in the Zaruma-Portovelo area for the last 400 years.

DEPOSIT TYPES

Gold mineralization within the district is considered to be a low- to intermediate sulphidation stage epithermal (Hedenquist, 2000) to upper mesothermal gold-silver-lead-zinc-copper system. Typically this type of mineralizing system includes pyrite-pyrrhotite-arsenopyrite and high-Fe sphalerite. Gangue minerals vary from vein through stockwork to disseminated forms. Gold is typically associated with quartz-adularia ± calcite ± sericite. This contrasts with high-sulphidation types which typically contain gold-pyrite-enargite-luzonite-covellite hosted by a leached residual core, with quartz-alunite, kaolin, pyrophyllite or diaspore. A subset of the low-sulphidation stage assemblage contains pyrite-tetrahedrite/tennantite-chalcopyrite and low-Fe sphalerite. This subset is also silver and base metal rich compared to low-sulphidation end members. Base metals within the Muluncay veins, as well as within much of the district mineralization be an indicator for this intermediate assemblage. It could also indicate (especially the presence of significant galena –(lead)) that the system has reached upper mesothermal depths.

MINERALIZATION

Regional

The gold bearing north-south trending sub-parallel systems of quartz veins occurring within the Portovelo-Zaruma district are found exclusively within the Cretaceous altered andesitic rocks (Portovelo Series).

Spatially the mineralization is arranged in three zones. In Zone 1 pyritization with little gold is seen in stockwork, shattering and brecciation around the Santa Barbara and Zaruma Mountains. Zone 2 contains gold-bearing quartz and quartz-adularia veins with abundant sulphides and is found in the Portovelo-Zaruma axis and NE of the Santa Barbara Mountains. A large aureole of gold-bearing quartz-calcite and quartz-chlorite , with abundant sulphosalts and minor sulphides, representing Zone 3, surrounds the core of sulphide mineralization. Muluncay lies within the NNW continuation of this Zone 2 type of mineralization. Based on the presence of adularia-sericite, the vein textures, the abundance of sulphides and calcite, the mineralization is considered to be part of an adularia-sericite low- to intermediate sulphidation epithermal gold system.

The quartz veins are predominately fault and fracture filling structures exhibiting pinch and swell, branching, composite banding, braided and loop features.

Regionally these mineralized veins extend horizontally for at least 15 km (the Portovelo-Zaruma-Ayapamba region), and have known depths of at least 1500 m (from local height of land to known depth of the Casa Negra Concession SADCO Grand Mine). Past-producing veins in the district range from 60 cm to 8 m, with an average width of 1.3 m. “Stringers” and narrow veins, as well as silicified wallrock, are virtually untested for their gold potential. As is typical in a standard epithermal gold system, there are some zones of “bonanza-type” high-grade gold mineralization (locally termed “clavos”) in the 30 to 200 g/tonne range. Clavos of this grade were reported by the owner on the Muluncay concession on one of the major veins (Cristina or Jen).

Most of the known gold is free-milling. Other mineralization includes silver (as electrum, sulphosalts and with galena) and copper-lead-zinc sulphides (chalcopyrite-galena-sphalerite).

The dominant north-south strike of the gold bearing quartz veins shows local variations in the proximity of cross faults. To the south of Rio Amarillo, the veins swing in a south-east direction, sub-parallel to the Pinas-Portovelo fault.

Three main types of gold bearing veins are present in the district. These are: 1) Quartz veins with disseminated pyrite, minor chlorite as streaks, bands and patches, and 2) Quartz veins with abundant pyrite and subordinate chalcopyrite, galena and sphalerite occurring as bands, patches and coarse disseminations, and 3) Carbonate veins with coarse calcite and calcite-quartz gangue occasionally with coarse galena, sphalerite and chlorite beside ubiquitous pyrite. Visible gold is not a common occurrence within the Portovelo-Zaruma-Ayapamba district. As a general rule, gold occurs as fine particles, often less than 100 mesh in size. According to microscopic studies carried out in the past, gold locally replaces sphalerite. Locally gold mineralization is present in the wall rock following north-east trending faults and fractures.

Post mineralization faulting along north-west striking cross faults has locally caused displacements of up to 40 metres in several gold bearing structures. Local detailed mapping and drilling is required to trace the continuity of this mineralization.

Concession

Veins within the Muluncay concession include Jen and Cristina. Other veins exist parallel to these two main structures but are not presently developed. The mineralization in the concession area ranges from a gold : silver ratio of 1:10 near surface to 1:15 at depth. Veins range up to 1500 m in strike length, and mines in the immediate area range from 1650 m ASL to 950 m ASL, giving a known depth of mineralization of at least 700 m. Vein widths range from 0.40 m to 1.40 m and are steeply dipping (70° to 90°) to the NE.

Plate 2 –Typical Mine-Mill Complex, Muluncay Concession

The Jen and Cristina veins consisted of milky quartz, being hard but brittle, and containing chalcopyrite (copper), sphalerite (zinc) and galena (lead) sulphide minerals. This mineralization is similar to that found in the Portovelo-Zaruma area, where it is quite common. The principal mineral accompanying the gold is pyrite (FeS2), but other minerals include safflorite (CoAs2), proustite (Ag3AsS3), tetrahedrite (Cu3SbS3-4), freibergite ((CuAg2ZnFe)3Sb2S6) and minor Au-Pb telluride minerals. These are indicative of a low-temperature near-surface environment.

Plate 3 – Underground Workings, Muluncay Concession; average vein width

EXPLORATION

Historical

Systematic exploration activity closely related to mining advance was carried out by

SADCO from 1897 to 1950. However, only limited information is available from that period. Detailed underground maps and 103,657 assay result records have been recovered from local miners and from local archives by TVX Gold Corp. and IAMGOLD. Much of the SADCO data can be acquired from certain parties in Machala, and Minera Nevada is in the process of purchasing that data.

Modern exploration activity within the Zaruma – Portovelo Mining District begun in 1995 when a one-year property area consolidation and district-scale exploration was made by TVX Gold Corporation, a Canadian-based company. During this period, over 40 km of underground workings were surveyed and mapped on a 1:500 scale. Total amount of underground samples collected by TVX is estimated to be over 4,000. IAMGOLD reported 733 samples although many of these were from older maps and reports. Following TVX´s withdrawal from Ecuador in 1998, all information was acquired by IAMGOLD who continued exploration. This work including surface trenching, surface and underground sampling, surveying and diamond drilling and geological modelling.  IAMGOLD databases contained the following:

680 surface rocks channel and chip samples

2,126 underground channel samples

5,415 soil samples

37 diamond drill hole results including sample assay results

1,114 DDH core samples

2,591 topographical control points survey

39 stream sediments samples

369 channel samples form surface trenching

The Aguacate Mine has been mapped by previous owners. Although the map is presently unavailable information on sample sites and assays is found in Appendix 2. The author is confident that the data is reliable within the limits imposed by a lack of check samples and standard Quality Control protocols. Data is available from the author on the other mines within the concession but are not included in this report.

Current

Current exploration by Minera Nevada involved a site visit by the author to the Muluncay concession. The author visited at three separate mines within the concession. These included Fatima, Nueva Esperanza 1 and Aguacate (see Figure 6). Numerous other workings are present within the concession but were not investigated at this time. Several samples of vein material were taken by the author from the various workings. Assay results (see certificates, Appendix 1) are shown in Table 2 below:

Table 2 – Assays from Independent Sampling, Mina Aguacate, Sept/06

Sample	Au g/T	Ag g/T	Cu %	Pb %	Zn %
483051	0.013	0.70	0.053	0.001	0.02
483052	0.015	7.0	0.089	0.02	0.02
483053	0.361	16.5	0.26	0.009	0.06
483054	2.76	37.1	0.85	0.03	0.19
483055	6.64	36.4	0.82	0.06	0.15
483056	3.25	23.8	0.69	0.03	0.21
483057	10.40	27.4	0.30	0.07	0.09

Gold values from these samples range up to 10.40 g/T. Numerous samples taken by the author in other workings within the concession (# 483029 to 438050) show values of up to 58.6 g/T gold, up to 209 g/T silver, up to 4.86% copper and up to 16.85% zinc.

DRILLING

Although modern diamond drilling has been carried out on the IAMGOLD claims, the author does not currently have access to the positions or logs of those holes. Therefore he has no knowledge of drilling done within the Muluncay concession. Minera Nevada has conducted no drilling on the concession to this date.

SAMPLING METHODS AND APPROACH

As this was a preliminary investigation of the entire district, with no specific focus at the time of the visits on the Muluncay concession, the only intent of these assay results was to confirm assay values presented by other groups. The width of the vein (as well as could be seen) at each of these sample points was measured and recorded. The average width of these veins is 1.0 m, although the width can range up to 4 m.

The samples were bagged and sealed on the property by the author. They, along with several other samples from the district, were delivered by the author to the office of Minera Nevada S.A., based in Machala. From that office they were transported to the ALS-Chemex lab in Quito, Ecuador for sample preparation and analysis. The samples were collected by the author and by Mr. Al Beaton, P.Eng. The samples weighed approximately 1 to 2 kg each. No blanks and standards were submitted by the author with the sample for Quality Control purposes.

SAMPLE PREPARATION, ANALYSES AND SECURITY

General

For the multi-element analysis of 35 elements, Induced Coupled Plasma Mass Spectrometry (ICP-MS) was used. Au and Ag content was determined by Fire Assay-Atomic Absorption method from 30 g pulps. Pulps and rejects will be stored by the lab for a minimum of 90 days.

Sample Preparation Procedures

Samples were dried at 110-120°C and then crushed with either an oscillating jaw crusher or a roll crusher. The lab Quality Control (QC) specification for crushed material is that >70% of the sample must pass a 2 mm (10 mesh) screen. The entire sample is crushed, but typically 250 g to 1 kg, is subdivided from the main sample by use of a riffle splitter. If splitting is required, a substantial part of the sample (the "reject" or “spare”) remains. A whole or split portion derived from the crushing process is pulverized using a ring mill. QC specification for final pulverizing is that >85% of the sample be less than 75 microns.

Analytical Methods

ICP-MS Method

In plasma mass spectroscopy, the inductively coupled argon plasma (ICP) is used as an excitation source for the elements of interest. The plasma in ICP-MS is used to generate ions that are then introduced to the mass spectrometer. These ions are then separated and collected according to their mass to charge ratios. The constituents of an unknown sample can then be identified and measured. ICP-MS offers extremely high sensitivity to a wide range of elements. It is a multielement analytical technique capable of determining an extremely wide range of elements to very low detection limits (typically sub ppb).

Detection limits for this method are shown below. Values are in ppm or percent.

Ag (0.2 - 100) Al* (0.01% - 15%) As (2 - 10,000) B* (10 - 10,000) Ba* (10 - 10,000) Be* (0.5 - 100) Bi (2 - 10,000) Ca* (0.01% - 15%) Cd (0.5 - 500)	Co (1 - 10,000) Cr* (1 - 10,000) Cu (1 - 10,000) Fe (0.01% - 15%) Ga* (10 - 10,000) Hg (1 - 10,000) K* (0.01% - 10%) La* (10 - 10,000) Mg* (0.01% - 15%)	Mn (5 - 10,000) Mo (1 - 10,000) Na* (0.01% - 10%) Ni (1 - 10,000) P (10 - 10,000) Pb (2 - 10,000) S (0.01% - 10%) Sb (2 - 10,000) Sc* (1 - 10,000)	Sr* (1 - 10,000) Ti* (0.01% - 10%) Tl* (10 - 10,000) U (10 - 10,000) V (1 - 10,000) W* (10 - 10,000) Zn (2 - 10,000)

Fire Assay Method

Gravimetric methods involve the use of balances to weigh the element of interest, either in its pure elemental form or as a chemical compound. One of the most common gravimetric determinations is that of gold and silver following a fire assay fusion and cupellation. The precious metal bead that remains following cupellation is an alloy of silver and gold. Weighing this bead will give the total weight of silver and gold. If the bead is then treated with dilute nitric acid, it is possible to remove the silver quantitatively. The residual mass consists of pure gold which can then be weighed separately, thus allowing the silver to be determined by the difference. The balances used for this purpose are microbalances capable of weighing to the nearest microgram (one millionth of a gram). The fire assay procedure is universally accepted as the definitive method for the analysis of gold. When an atomic absorption spectroscopy finish is selected, the upper reporting limit is set at 10 g/T (0.3 oz/ton) and samples higher than this must be re-analyzed using additional silver in the firing process and a larger dilution factor. Alternatively, gravimetric finish can be used.

Security

No blanks or samples with known values were added to the total samples delivered to the lab. No check samples were submitted to other labs for confirmation of values. For any sample preparation activities the lab maintains sample sequence logs.  These logs detail which samples have been prepared in what order and are very helpful for investigative purposes.

Analyses

The assay certificate was received by e-mail from ALS-Chemex to the author only. A hard copy of the results arrived in the mail to the author only. Those certificates are found in Appendix 1.

DATA VERIFICATION

Although positions of many of the samples taken by earlier workers on the Project are known, because this was a preliminary assessment of the Project to simply confirm values, data verification is only on a very general basis.

ADJACENT PROPERTIES

The Muluncay Project lies surrounded by of the IAMGOLD concessions (Figure 3). Current activities by IAMGOLD can be found in their news releases on SEDAR. Minera Nevada also holds the Grand Shaft, of Casa Negra concession. It lies south of Muluncay, and although veins at Casa Negra may not extend continuously to Muluncay, the general trend of mineralized veins does. North of Muluncay this trend swings NW and continues through the Maria Olivia concession.

MINERAL PROCESSING AND METALLURGICAL TESTING

The current artesanal miners of the various mining operations within the Muluncay concession operate a series of Chilean mills (crushing facilities) which are used to liberate free-milling gold from the quartz and sulphide gangue. A lead-zinc-copper concentrate is also produced which is stockpiled for possible future processing. Production from these mills is low, averaging perhaps 30 tonnes per day with a head grade (ore grade) of 3-4 g/T (local miner, personal communication). This grade is due to hundreds of years of hand mining of only high grade (> 20 g/T to hundreds of g/T) gold. Up to this point a lack of funding has prevented those locals from conducting any extensive underground development, but based on SADCO mine plans for the Grand Mine and others there is every reason to believe that high grade mineralization continues to a depth of up to 1500 m below surface.

To the author’s knowledge no metallurgical testing has been carried out on the Muluncay veins.

MINERAL RESOURCES

Mine Planning

At this time Minera Nevada has no plans to take this Project to production. A detailed investigation of the surface geology and underground workings is required to confirm and outline estimated tonnage and grade.

SADCO operated mines in the Zaruma-Portovelo-Ayapamba district for 46 years. During this time approximately 3.6 million ounces of gold and 12 million ounces of silver were produced. Production rates at the mine are estimated up to a maximum of 200,000 tonnes per year, and gold grades were approximately 20-30 grams per tonne. Significant quantities of silver, lead and zinc were also produced as by-products. Flotation was used to produce a concentrate which was sold to smelters to recover the lead and copper and some additional gold and silver. SADCO operated during the years when the price of gold was controlled at US$35/ounce. Notwithstanding, the company was profitable because of the high grades of ore available for mining.

Exploration Potential

Measured and Indicated Resources

The author visited 3 known operating mines (Fatima, Nueva Esperanza and Aguacate) within the Muluncay concession. Figure 6 shows numerous other mine workings. However, there are no known records of measured or indicated reserves from the concession.

Inferred Resources

Note that neither the “reserve” nor the “resource” estimates referred to in this report comply with the current definition of such reserves as stated in National Instrument 43-101 F1 or in the CIM Standards on Mineral Resources and Reserves. Also note that commodity prices used to estimate ore cutoff grades by previous operators have changed significantly from those used by SADCO.

Like so many veins in the district which have been exploited for centuries, the near-surface easily accessible high-grade gold mineralization is being exhausted. It is currently extracting ore in the range of 3-7 g/T gold. It is the author’s opinion that new investment and detailed exploration will show that there is continuity of historical high-grade mineralization both along strike and at depth. The old SADCO operations generally (with the exception of the Grand Mine) only extended to a depth of approximately 200m below surface. The Grand Mine contains a gold-mineralized zone which extended to a depth of at least 660 m below surface. It was collared at an elevation 700 m below mine workings in the Muluncay concession area. This indicates that there is significant additional potential at depth of up to 1500 m for most of the concessions in the district, including those veins contained within the Muluncay concession. A preliminary estimate of the resource is made by the author on the Muluncay Concession, from the two currently active veins (Jena and Cristina) with an estimated strike length of 1 km, an average width of 1.0 m and an average depth of 1000 m. Using the SADCO cut-off grade of 14.6 g/T as the average grade below current workings, this would produce an estimated tonnage of 400,000 T for each vein, or a total current resource of 800,000 T, for a total of 11,680,000 g (365,000 oz) gold. Should additional veins be found during exploration (known but not presently developed) then that tonnage estimate would increase significantly. Secondary veins, stringers, breccia and disseminated mineralization in the wallrocks have never been exploited, or even properly assessed. It is the author’s opinion that with improved, more economic mining and milling methods this resource can be taken advantage of, so that it is probable that a resource of greater than 1.6 million tonnes, with a somewhat lower grade in the order of 12 g/T (due to dilution by secondary veins and disseminations) could produce 19,200,000 g (600,000 oz) Au. No estimate of the value derived from silver or sulphide concentrate has been made, but it would add a significant amount to the value of this resource. The history of the Zaruma mining operations indicates that there is a significant opportunity to apply modern mining methods to a major resource which has had only limited exploitation in the past.

INTERPRETATIONS AND CONCLUSIONS

Descriptions of gangue and ore minerals, as well as the style of structures and their continuity along strike and to significant depth, indicates that the Portovelo-Zaruma-Ayapamba gold camp represents a low/intermediate sulphidation epithermal to upper mesothermal gold-silver base metals system associated with the structures related to a Miocene age collapse caldera.

The history of the Zaruma mining operations indicates that there is a significant opportunity to apply modern mining methods to a major resource which has had only limited exploitation in the past. It is the author’s opinion, based on site visits to various mines and mills in the district, and having reviewed reports on the district produced by other mining and exploration personnel, that there is significant additional mineral potential at depth of up to 1500 m for most of the concessions in the district. This includes those veins, both developed and known but undeveloped, contained within the Muluncay concession.

RECOMMENDATIONS

Near-term exploration should consist of the following. Within the concession the surface should be mapped and prospected in detail. Stream sediment sampling and lithogeochemical sampling should be carried out. These surface samples would be analyzed for gold by Fire Assay, with A.A. or gravimetric finish. Other elements would be tested for a 35-element suite by Induced Coupled Plasma (ICP-MS) to check for sulphide content, halo effects, alteration patterns and pathfinder elements such as mercury and antimony. Airphoto or similar satellite imagery should be examined to outline structural elements within the area, and to assist in tracing continuity of known mineralized structures. Concurrent with this work all current or past underground workings should be mapped, surveyed and sampled to develop an idea of size and grade of ore blocks. Sampling should include not only vein material but wallrock to at least a metre on either side of each vein sample. Samples should be taken approximately every 3 m along the vein. Analysis of these samples would be for gold by Fire Assay and other elements by ICP-MS. This Phase 1 program is estimated to cost $107,000.00 USD.

Using the underground sampling data an underground diamond drill program would be conducted to show continuity of known mineralized veins and to discover new mineralized veins, stringer zones and disseminations. This work would produce a more detailed estimate of grade and tonnage for the current mine workings and for the concession. Cost of this Phase 2 program is an estimated $178,000.00 USD. Further work is dependent on the results of this program.

ESTIMATED PHASE 1 BUDGET

Surface mapping of the concession, estimate 5 days X 2 persons X $300 per day	$3000.00
Sampling of surface veins and silicified zones, approx. 30 samples, 2 person X 5 days X $200 per day (1)	$2000.00
Stream sediment sampling, approx. 50 samples, 2 persons X 5 days X $300 per day (2)	$3000.00
Surveying of all underground workings, 2 persons X 25 days X $200 per day (3)	$10,000.00
Mapping of all underground workings, 2 persons X 30 days X $200 per day (4)	$12,000.00
Detailed sampling of all underground veins, approximately every 3 m, estimate 500 samples, 3 persons X 20 days X $300 per day	$18,000.00
Assaying of surface and underground samples, including preparation, transport to Quito, sample 35 element ICP-MS and gold by Fire Assay-AA/ gravimetric Finish, $35 per sample, estimate 600 samples	$21,000.00
Local accommodation and meals, 3 persons X 30 days X $100/day	$9,000.00

Mobilization/demobilization of crew	$5,000.00

Report, with recommended work	$5,000.00
Contingencies at 15% on $88,000	$12,000.00

Sub-total	$100,000.00

GST on $100,000.00	$7,000.00

TOTAL COST, Phase 1 Program	$107,000.00USD

ESTIMATED PHASE 2 BUDGET
Underground diamond drilling, 1500 m at $40 per metre	$60,000.00
Geologist, 60 days at $300 per day	$18,000.00
Sampler/splitter, 60 days at $200 per day	$12,000.00
Mobilization/demobilization of crew	$15,000.00

Local accommodation and meals, 6 persons X 60 days X $100/day	$36,000.00

Report, with recommended work	$5000.00
Contingencies at 15% on $146,000.00	$22,000.00

Sub-total	$168,000.00

GST on $168,000.00	$10,000.00

TOTAL COST, Phase 2 Program	$178,000.00USD

Bibliography

Andrade, G.and Faldez, M., 2001, Exploration Report, Minanca’s Concesion.

Dodd, K.C. 2006, A Preliminary Summary of the Zaruma Gold Project

in Ecuador. unpublished Company Report for Dynasty Metals and Mining Inc.

Hedenquist, J.W., Arribas R., A. and Gonzalez-Urien, E., 2000, Exploration for Epithermal Gold Deposits. In Soc. Ec. Geol. Reviews, vol. 13, p. 245-277

Holly, W.J., and Maynard, A.J., 2006, Form 43 -101F1 Technical Report, Independent Preliminary Assessment, Zaruma Project, El Oro Province, Ecuador. SEDAR published Company Report For Dynasty Metals And Mining Inc.

Kalinaj, M., 2004, Zaruma Project, Ecuador, Technical Report. Unpublished Company Report for Dynasty Metals and Mining Inc.

Marikovsky, Z., 1958, Estudio Geologico-Minero Sobre La Mina Cerro de Oro (Ayapamba), Distrito Minero Canton Zaruma, Ecuador. Unpublished Company Report for CIMA (Compania Industrial Minera Asociada, S.A.)

Maynard, A.J., 2005, Independent Geological Evaluation, Zaruma Project, El Oro Province, Ecuador.  Unpublished Company Report for Dynasty Metals and Mining Inc.

Speechly, B., 2005, Mine Plan for the Zaruma Gold Project. Unpublished Company Report for Dynasty Metals and Mining Inc.

Spencer, R.M., Montenegro, J.L.,Galbar, A., Perez, E.P, Manilla, G.,Viera,F. and Spencer, C.E., 2002: The Portovelo-Zaruma Mining Camp, Southwest Ecuador. in Porphyry and Epithermal Environments. SEG Newsletter, Society of Economic Geologists, 2002, Number 49, 14 p.

Van Thournout, Salemink, J., Valenzuela, G., Merlyn, M., Boven, A. and Muchez, P., 1996, Portovelo: a volcanic-hosted epithermal vein-system in Ecuador, South America. Mineralium Deposita 31, pp. 269-276

STATEMENT OF QUALIFICATIONS

I, DUNCAN JAMES BAIN, of the CITY of LONDON, in the PROVINCE of ONTARIO, do herein certify that:

I am a Consulting Geologist and reside at 49 Midale Crescent, London, Ontario, Canada N5X 3C2.

I graduated from the University of Western Ontario in London, Ontario, and received my Bachelor of Science degree in Geology in 1977. I have practised continuously as an exploration, development and mine geologist from that time until the present.

I am a Fellow of the Geological Association of Canada.

I have been a Professional Geoscientist (P.Geo) of the Association of Professional Engineers and Geoscientists of British Columbia since 1991 and am also a Professional Geoscientist (P.Geo.) in the Province of Saskatchewan (October 2003) and in the Province of Ontario (October 2004).

I was on the Muluncay gold property in June 2006 and again in September 2006.

This report is based on a study of all information made available to me, both published and unpublished. I am not aware of any material fact or material change with respect to the subject matter of this technical report which is not reflected in this technical report, the omission to disclose which makes the technical report misleading.

My Company has been contracted to review the mineral potential of the Muluncay property and produce a report on behalf of Minera Nevada S.A.  Other than funds paid for work performed, I am independent of the issuer based upon the tests set out in National Instrument 43-101 section 1.5

I have read National Instrument 43-101 and Form 43-101F1, and the technical report has been prepared in compliance with National Instrument 43-101 and Form 43-101F1. I am a Qualified Person as defined in the CIM Standards on Mineral Resources and Reserves.

I consent to the use of this report in a Prospectus, a Statement of Materials Facts or any other form of filing required by Minera Nevada S.A., the British Columbia Securities Commission or any other similar institution.

DATED in the CITY of LONDON, in the PROVINCE of ONTARIO, this 30th day of November, 2006.

Duncan Bain

DUNCAN JAMES BAIN, B.Sc., F.G.A.C., P.Geo.

Consulting Geologist

DUNCAN BAIN CONSULTING LTD.

APPENDIX ‘A’ – Assay Certificates

ALS Chemex

EXCELLENCE IN ANALYTICAL CHEMISTRY

ALS Canada Ltd.
212 Brooksbank Avenue
North Vancouver BC V7J 2C1
Phone: 604 984 0221 Fax: 604 984 0218 www.alschemex.com

To: DUNCAN BAIN CONSULTING LTD.
49 MIDALE CRESCENT - LONDON
ON N5X 3C2

Page: 2 - A
Total # Pages: 2 (A - C)
Finalized Date: 8-NOV-2006
Account: DBCNS

Project: ZARUMA

CERTIFICATE OF ANALYSIS QU06107526

Sample Description	Method / Analyte / Units / LOR	WEI-21 Recvd Wt. kg 0.02	Au-AA24 Au ppm 0.005	Au-AA24 Au Check ppm 0.005	Au-GRA22 Au ppm 0.05	Au-GRA22 Au Check ppm 0.05	ME-ICP41 Ag ppm 0.2	ME-ICP41 Al % 0.01	ME-ICP41 As ppm 2	ME-ICP41 B ppm 10	ME-ICP41 Ba ppm 10	ME-ICP41 Be ppm 0.5	ME-ICP41 Bi ppm 2	ME-ICP41 Ca % 0.01	ME-ICP41 Cd ppm 0.5	ME-ICP41 Co ppm 1
483021		0.94	0.281				2.8	2.12	70	10	20	<0.5	<2	12.80	<0.5	12
483022		3.09	6.18				26.1	1.41	166	10	40	<0.5	<2	2.97	1.9	12
483023		1.64	2.10				6.1	0.24	110	<10	30	<0.5	<2	24.6	1.2	2
483024		4.28	1.190				9.2	0.36	155	<10	60	<0.5	<2	12.90	0.6	6
483025		4.80	8.08				>100	0.43	180	10	130	<0.5	<2	11.05	1.7	7
483026		1.00	0.697				7.1	0.72	186	<10	140	<0.5	<2	7.42	<0.5	10
483027		3.30	1.145				6.5	0.70	176	<10	100	<0.5	<2	8.25	<0.5	10
483028		2.03	1.045				7.1	0.67	194	<10	130	<0.5	<2	7.33	0.6	11
483029		1.77	0.341				6.2	1.09	322	<10	20	<0.5	<2	1.38	22.8	9
483030		2.26	0.010				1.0	3.55	26	<10	20	<0.5	2	0.26	2.1	20
483031		2.09	0.517				14.8	0.98	208	<10	10	<0.5	13	0.68	133.0	113
483032		1.96	0.101				22.6	0.84	31	<10	10	<0.5	3	0.05	10.4	13
483033		2.90	>10.0		10.80		39.4	1.56	195	<10	<10	<0.5	48	0.68	23.6	47
483034		3.60	>10.0		58.6	54.4	NSS	NSS	NSS	NSS	NSS	NSS	NSS	NSS	NSS	NSS
483035		6.62	1.005				47.2	1.52	952	<10	10	<0.5	28	0.02	21.8	65
483036		7.99	6.30				>100	1.38	116	<10	10	<0.5	67	0.07	339	73
483037		4.08	1.225				>100	1.96	133	<10	10	<0.5	39	0.02	151.0	35
483038		2.42	0.402				15.1	0.22	98	<10	10	<0.5	19	0.05	2.1	12
483039		2.13	7.45	8.18			16.7	0.54	42	<10	10	<0.5	23	0.11	0.5	7
483040		2.19	0.527				37.3	0.37	204	<10	10	<0.5	19	0.04	4.3	15
483041		3.34	1.765				28.3	2.16	24	<10	70	<0.5	19	0.29	122.0	26
483042		1.60	0.026				1.4	0.69	307	<10	40	<0.5	<2	1.99	7.6	9
483043		1.94	0.489				12.2	0.68	320	<10	<10	<0.5	17	0.09	1.6	16
483044		1.92	1.020				30.5	0.61	67	<10	40	<0.5	17	0.07	26.9	15
483045		2.28	0.323				9.3	1.20	5	<10	60	<0.5	6	0.28	2.3	13
483046		3.79	>10.0		12.05		>100	1.33	62	<10	10	<0.5	160	0.21	113.5	20
483047		3.96	1.450				>100	1.41	143	<10	10	<0.5	89	0.39	179.0	20
483048		2.60	0.057				5.9	1.27	24	<10	10	<0.5	6	0.27	1.1	12
483049		4.14	0.890				34.2	1.49	65	<10	20	<0.5	49	0.04	7.4	15
483050		4.53	>10.0		13.85		>100	0.50	248	<10	30	<0.5	319	0.20	>1000	299
483051		1.60	0.013				0.7	1.00	29	<10	30	<0.5	4	0.16	1.6	5
483052		1.64	0.015				7.0	1.97	40	<10	30	<0.5	7	0.23	1.8	9
483053		2.44	0.361				16.5	0.56	180	<10	10	<0.5	18	0.02	10.1	7
483054		2.33	2.76				37.1	0.50	40	<10	10	<0.5	45	0.02	22.9	8
483055		2.61	6.64				36.4	0.70	33	<10	10	<0.5	56	0.04	18.4	9
483056		2.20	3.25				23.8	1.22	31	<10	10	<0.5	42	0.05	24.9	14
483057		4.80	>10.0		10.40		27.4	0.69	80	<10	20	<0.5	16	1.11	7.5	7

Comments: NSS is non-sufficient sample.

ALS Chemex
EXCELLENCE IN ANALYTICAL CHEMISTRY
ALS Canada Ltd.
212 Brooksbank Avenue
North Vancouver BC V7J 2C1
Phone: 604 984 0221 Fax: 604 984 0218 www.alschemex.com

To: **DUNCAN BAIN CONSULTING LTD.**
49 MIDALE CRESCENT - LONDON
ON N5X 3C2

Page: 2 - B
Total # Pages: 2 (A - C)
Finalized Date: 8-NOV-2006
Account: DBCNS

Project: ZARUMA

CERTIFICATE OF ANALYSIS QU06107526

Sample Description	Method	ME-ICP41	ME-ICP41	ME-ICP41	ME-ICP41	ME-ICP41	ME-ICP41	ME-ICP41	ME-ICP41	ME-ICP41	ME-ICP41	ME-ICP41	ME-ICP41	ME-ICP41	ME-ICP41	ME-ICP41
	Analyte	Cr	Cu	Fe	Ga	Hg	K	La	Mg	Mn	Mo	Na	Ni	P	Pb	S
	Units	ppm	ppm	%	ppm	ppm	%	ppm	%	ppm	ppm	%	ppm	ppm	ppm	%
	LOR	1	1	0.01	10	1	0.01	10	0.01	5	1	0.01	1	10	2	0.01
483021		52	35	3.37	<10	1	0.22	10	1.38	3220	2	0.04	10	390	87	0.58
483022		89	259	3.38	<10	<1	0.20	<10	0.74	1020	2	0.03	9	340	320	1.85
483023		17	18	2.07	<10	1	0.07	<10	0.93	2460	4	0.02	2	90	59	0.5
483024		49	28	1.88	<10	1	0.15	<10	0.10	1440	3	0.02	4	240	35	1.42
483025		75	49	2.21	<10	1	0.13	<10	0.17	1680	6	0.02	4	180	504	2.14
483026		18	27	2.70	<10	1	0.16	<10	0.28	1120	8	0.02	6	420	54	2.27
483027		26	37	2.47	<10	1	0.18	<10	0.22	1180	8	0.02	6	360	85	2.22
483028		45	30	2.84	<10	1	0.15	<10	0.25	1100	10	0.02	8	430	55	2.46
483029		99	52	4.86	<10	1	0.09	<10	0.83	1580	24	0.01	8	170	2430	3.55
483030		103	144	8.51	10	<1	0.20	<10	1.50	2860	2	0.01	25	410	42	0.20
483031		61	2560	3.57	<10	2	0.04	<10	0.48	868	4	0.01	7	50	1065	2.23
483032		147	>10000	3.76	<10	<1	0.03	<10	0.26	909	1	0.01	4	70	52	1.36
483033		114	2880	7.61	10	1	<0.01	<10	0.35	1260	3	0.01	3	<10	263	2.67
483034		NSS	NSS	NSS	NSS	NSS	NSS	NSS	NSS	NSS	NSS	NSS	NSS	NSS	NSS	NSS
483035		93	7280	16.6	<10	<1	0.03	<10	0.34	1730	24	0.01	1	30	1180	>10.0
483036		46	>10000	6.59	10	1	0.02	<10	0.60	1910	<1	<0.01	3	90	6090	3.55
483037		125	>10000	11.15	10	1	0.04	<10	0.76	2250	5	<0.01	6	60	1155	5.97
483038		204	6540	3.51	<10	<1	0.05	<10	0.05	79	5	0.01	6	70	126	3.29
483039		148	2080	2.05	<10	<1	0.05	<10	0.32	160	5	0.01	5	90	60	1.20
483040		97	7960	4.78	<10	1	0.03	<10	0.14	273	3	0.01	2	40	143	3.90
483041		153	4010	8.39	10	3	0.16	<10	1.19	2630	1	0.01	16	280	153	3.31
483042		181	152	3.45	<10	<1	0.16	<10	0.26	713	2	0.02	7	140	19	2.46
483043		154	1255	3.37	<10	<1	0.01	<10	0.22	681	11	0.01	4	40	369	1.39
483044		106	6630	3.87	<10	1	0.07	<10	0.36	643	1	0.01	8	80	40	2.86
483045		125	3070	4.80	<10	<1	0.12	<10	0.58	1240	3	0.02	9	130	18	2.34
483046		108	>10000	8.41	<10	<1	0.03	<10	0.34	1475	2	<0.01	5	60	4580	3.77
483047		62	>10000	6.71	<10	<1	0.06	<10	0.36	1480	2	<0.01	5	110	1190	4.76
483048		121	1275	3.77	<10	<1	0.05	<10	0.31	1090	2	<0.01	6	160	66	0.75
483049		134	5800	5.33	<10	<1	0.10	<10	0.36	1515	3	<0.01	5	120	371	2.03
483050		116	>10000	3.80	<10	4	0.06	<10	0.23	767	3	<0.01	8	70	1290	9.55
483051		118	53	2.09	<10	<1	0.18	<10	0.32	614	3	<0.01	8	450	13	0.40
483052		143	891	3.26	<10	1	0.07	<10	1.10	1390	<1	<0.01	13	320	192	0.20
483053		131	2600	2.85	<10	<1	0.02	<10	0.12	586	1	<0.01	4	80	95	0.76
483054		84	8460	3.13	<10	<1	0.02	<10	0.14	452	1	<0.01	5	40	228	1.71
483055		112	8210	3.12	<10	<1	0.02	<10	0.19	707	1	<0.01	3	60	662	1.50
483056		83	6900	4.31	<10	<1	0.06	<10	0.38	1055	3	<0.01	5	70	257	1.37
483057		182	2970	2.51	<10	<1	0.08	<10	0.21	895	1	<0.01	4	70	671	1.20

Comments: NSS is non-sufficient sample.

ALS Chemex
EXCELLENCE IN ANALYTICAL CHEMISTRY
ALS Canada Ltd.
212 Brooksbank Avenue
North Vancouver BC V7J 2C1
Phone: 604 984 0221 Fax: 604 984 0218 www.alschemex.com

To: **DUNCAN BAIN CONSULTING LTD.**
49 MIDALE CRESCENT - LONDON
ON N5X 3C2

Page: 2 - C
Total # Pages: 2 (A - C)
Finalized Date: 8-NOV-2006
Account: DBCNS

Project: ZARUMA

CERTIFICATE OF ANALYSIS QU06107526

Sample Description	Method	ME-ICP41	ME-ICP41	ME-ICP41	ME-ICP41	ME-ICP41	ME-ICP41	ME-ICP41	ME-ICP41	ME-ICP41	Ag-AA46	Cu-AA46	Zn-AA46
	Analyte	Sb	Sc	Sr	Ti	Tl	U	V	W	Zn	Ag	Cu	Zn
	Units	ppm	ppm	ppm	%	ppm	ppm	ppm	ppm	ppm	ppm	%	%
	LOR	2	1	1	0.01	10	10	1	10	2	1	0.01	0.01
483021		<2	6	85	0.01	<10	<10	53	<10	67			
483022		17	4	29	<0.01	<10	<10	33	<10	294			
483023		11	1	247	<0.01	<10	<10	11	<10	92			
483024		5	2	162	<0.01	<10	<10	19	<10	66			
483025		29	1	106	<0.01	<10	<10	7	<10	291	116		
483026		7	3	72	<0.01	<10	<10	18	<10	76			
483027		9	3	74	<0.01	<10	<10	15	<10	91			
483028		8	3	67	<0.01	<10	<10	16	<10	110			
483029		<2	1	15	0.03	<10	<10	12	<10	2720			
483030		<2	6	3	0.09	<10	<10	63	<10	421			
483031		3	1	5	0.01	<10	<10	13	<10	>10000			1.44
483032		5	1	1	0.01	<10	<10	12	<10	1240		1.14	
483033		5	1	<1	<0.01	<10	<10	17	<10	3930			
483034		NSS	NSS	NSS	NSS	NSS	NSS	NSS	NSS	NSS			
483035		<2	1	1	0.01	<10	<10	25	<10	2610			
483036		5	2	5	0.03	<10	<10	28	<10	>10000	141	2.63	3.21
483037		2	2	1	0.01	<10	<10	35	10	>10000	209	4.22	1.69
483038		11	1	2	<0.01	<10	<10	4	<10	190			
483039		2	1	4	0.02	<10	<10	10	<10	70			
483040		10	1	2	0.01	<10	<10	7	<10	313			
483041		15	3	3	0.05	<10	<10	45	<10	>10000			1.29
483042		3	2	22	0.01	<10	<10	21	<10	995			
483043		3	1	1	<0.01	<10	<10	11	<10	185			
483044		153	1	3	0.02	<10	<10	12	<10	3060			
483045		<2	2	5	0.02	<10	<10	24	<10	349			
483046		18	2	2	0.01	<10	<10	21	30	>10000	177	4.86	1.26
483047		12	1	9	0.03	<10	<10	20	20	>10000	104	1.94	2.43
483048		2	2	5	0.02	<10	<10	25	<10	157			
483049		<2	2	1	0.01	<10	<10	24	<10	856			
483050		69	<1	4	0.01	<10	<10	10	20	>10000	159	1.67	16.85
483051		<2	2	4	0.02	<10	<10	14	<10	171			
483052		<2	4	14	0.04	<10	<10	41	<10	242			
483053		9	1	1	<0.01	<10	<10	22	10	653			
483054		<2	1	1	<0.01	<10	<10	10	10	1920			
483055		<2	1	1	0.02	<10	<10	16	<10	1540			
483056		<2	2	2	0.02	<10	<10	20	10	2090			
483057		<2	1	5	0.01	<10	<10	9	<10	870			

Comments: NSS is non-sufficient sample.

APPENDIX ‘B’ – Aguacate Samples from Previous Owners

MINA	XCOORD	YCOORD	ZCOORD	LENGTH	Sample ID	AU(0)	AU(1)	Au_PPB	Au_PPM	AG	CU	PB	ZN
EL AGUACATE	652167.76	9598281.99	1219.38	1.20	5199900100	108.00	93.00	100.50	0.101	10.1	2320	21	140
EL AGUACATE	652167.87	9598279.85	1218.88	0.90	5199900200	111.00	84.00	97.50	0.098	11.3	3031	15	137
EL AGUACATE	652168.45	9598278.02	1217.58	1.10	5199900300	3348.00	3825.00	3586.50	3.587	32.9	4927	54	189
EL AGUACATE	652169.18	9598277.13	1216.98	1.20	5199900400	79.00	84.00	81.50	0.082	9	2204	29	174
EL AGUACATE	652170.61	9598272.38	1214.48	1.00	5199900500	135.00	153.00	144.00	0.144	15.3	3310	27	132
EL AGUACATE	652171.97	9598270.53	1212.68	1.20	5199900600	1591.00	1370.00	1480.50	1.481	23.1	6826	27	180
EL AGUACATE	652172.59	9598269.70	1210.48	1.02	5199900700	1543.00	1662.00	1602.50	1.603	20.9	4338	47	231
EL AGUACATE	652172.47	9598272.41	1210.48	1.00	5199900800	448.00	606.00	527.00	0.527	10.9	2230	37	118
EL AGUACATE	652164.67	9598295.26	1218.47	1.50	5199900900	237.00	228.00	232.50	0.233	4.6	1216	25	73
EL AGUACATE	652165.53	9598293.96	1217.47	1.60	5199901000	392.00	202.00	297.00	0.297	5.2	1444	21	143
EL AGUACATE	652167.97	9598292.47	1212.47	1.50	5199901100	107.00	87.00	97.00	0.097	11.1	2525	31	164
EL AGUACATE	652168.55	9598292.05	1211.27	0.80	5199901200	134.00	105.00	119.50	0.120	10.2	1907	32	150
EL AGUACATE	652159.00	9598331.49	1216.06	1.40	5199901300	444.00	442.00	443.00	0.443	18.1	7929	22	157
EL AGUACATE	652159.88	9598330.59	1215.06	1.00	5199901400	35.00	109.00	72.00	0.072	2.8	1048	4	194
EL AGUACATE	652161.05	9598329.60	1213.46	1.30	5199901500	114.00	98.00	106.00	0.106	8.8	2438	10	178
EL AGUACATE	652162.47	9598327.84	1214.26	1.50	5199901600	30.00	44.00	37.00	0.037	2.3	645	-2	181
EL AGUACATE	652163.56	9598328.36	1211.86	1.50	5199901700	125.00	139.00	132.00	0.132	16	5244	22	60
EL AGUACATE	652148.25	9598366.70	1224.80	1.90	5199901800	1084.00	1235.00	1159.50	1.160	20.7	4103	70	340
EL AGUACATE	652148.84	9598367.66	1222.60	1.50	5199901900	119.00	125.00	122.00	0.122	12	2297	54	296
EL AGUACATE	652148.92	9598369.60	1221.40	1.80	5199902100	1449.00	1372.00	1410.50	1.411	17.8	3201	63	183
EL AGUACATE	652148.07	9598369.50	1223.60	1.80	5199902200	1986.00	1135.00	1560.50	1.561	23.3	3145	115	220
EL AGUACATE	652149.89	9598371.88	1218.80	1.20	5199902300	26120.00	26580.00	26350.00	26.350	202	35000	3441	42000
EL AGUACATE	652147.24	9598379.71	1213.83	1.10	5199902400	12410.00	11030.00	11720.00	11.720	90.2	13000	2759	12000
EL AGUACATE	652147.19	9598376.85	1216.23	0.90	5199902500	24480.00	23450.00	23965.00	23.965	214	22000	3678	21000
EL AGUACATE	652145.67	9598380.68	1216.43	1.40	5199902600	35320.00	36020.00	35670.00	35.670	150.5	14000	2246	8303
EL AGUACATE	652145.79	9598382.66	1214.33	1.00	5199902700	11860.00	12810.00	12335.00	12.335	56	6225	214	246
EL AGUACATE	652125.37	9598418.58	1217.44	1.30	5199902800	70.00	70.00	70.00	0.070	28.1	3832	52	288
EL AGUACATE	652126.13	9598418.03	1216.64	0.90	5199902900	87.00	85.00	86.00	0.086	10.5	1216	46	294
EL AGUACATE	652127.40	9598417.67	1215.64	0.90	5199903000	58.00	53.00	55.50	0.056	8.1	785	199	475
EL AGUACATE	652128.63	9598416.68	1214.64	0.60	5199903100	59.00	70.00	64.50	0.065	24.6	2928	103	503
EL AGUACATE	652119.29	9598445.39	1216.89	1.70	5199903200	39.00	40.00	39.50	0.040	8.2	942	285	589
EL AGUACATE	652120.19	9598443.62	1215.49	1.70	5199903300	33.00	45.00	39.00	0.039	8.9	2296	127	539
EL AGUACATE	652120.65	9598442.00	1213.89	1.50	5199903400	151.00	170.00	160.50	0.161	11.5	1353	83	362
EL AGUACATE	652126.32	9598457.46	1213.54	0.40	5199903500	35.00	34.00	34.50	0.035	14.3	2113	143	711
EL AGUACATE	652122.29	9598458.05	1213.54	0.60	5199903600	2299.00	2295.00	2297.00	2.297	16.1	2597	60	335
EL AGUACATE	652116.27	9598457.48	1213.53	0.45	5199903700	462.00	637.00	549.50	0.550	79.1	1896	2842	378
EL AGUACATE	652118.65	9598451.08	1213.16	0.60	5199903800	93.00	98.00	95.50	0.096	17.5	3298	73	217
EL AGUACATE	652120.49	9598445.28	1213.19	0.90	5199903900	144.00	151.00	147.50	0.148	15.1	2406	126	267
EL AGUACATE	652120.71	9598444.31	1213.19	1.10	5199904100	81.00	54.00	67.50	0.068	13.2	1517	106	256
EL AGUACATE	652120.88	9598439.37	1213.23	1.10	5199904200	117.00	132.00	124.50	0.125	15.2	2937	65	332
EL AGUACATE	652122.34	9598429.95	1213.27	0.30	5199904300	54.00	54.00	54.00	0.054	30.6	4814	78	1024
EL AGUACATE	652134.00	9598411.09	1213.70	0.90	5199904400	322.00	285.00	303.50	0.304	12.7	1387	56	188
EL AGUACATE	652140.33	9598400.71	1213.17	1.30	5199904500	1695.00	1827.00	1761.00	1.761	25.6	2685	153	109
EL AGUACATE	652143.49	9598392.45	1212.92	1.00	5199904600	960.00	834.00	897.00	0.897	19	3295	107	159
EL AGUACATE	652151.92	9598372.77	1212.56	1.00	5199904700	3917.00	4133.00	4025.00	4.025	42.9	15000	119	137
EL AGUACATE	652148.83	9598364.24	1212.46	0.40	5199904800	14.00	14.00	14.00	0.014	5.4	975	89	327
EL AGUACATE	652161.02	9598336.13	1212.32	0.80	5199904900	112.00	118.00	115.00	0.115	21.4	8132	41	188
EL AGUACATE	652168.80	9598314.55	1211.47	1.00	5199905000	199.00	256.00	227.50	0.228	16.6	6499	20	106
EL AGUACATE	652168.43	9598303.15	1211.04	1.10	5199905100	217.00	216.00	216.50	0.217	9.6	1496	28	79
EL AGUACATE	652168.51	9598293.36	1211.00	1.00	5199905200	90.00	68.00	79.00	0.079	6.8	1465	24	115
EL AGUACATE	652170.78	9598282.71	1210.79	0.90	5199905300	151.00	132.00	141.50	0.142	7.8	1140	68	88
EL AGUACATE	652172.58	9598273.60	1210.48	1.00	5199905400	40950.00	37070.00	39010.00	39.010	30.7	3746	37	133
EL AGUACATE	652173.21	9598262.89	1210.29	0.80	5199905500	165.00	188.00	176.50	0.177	9.8	2327	30	188
EL AGUACATE	652174.91	9598253.08	1210.33	1.30	5199905600	4248.00	4577.00	4412.50	4.413	25	4082	84	76
EL AGUACATE	652191.34	9598285.51	1210.05	0.40	5199905700	25.00	26.00	25.50	0.026	2.5	230	246	359
EL AGUACATE	652194.35	9598276.00	1210.79	0.40	5199905800	42.00	36.00	39.00	0.039	2.6	259	62	243
EL AGUACATE	652197.57	9598266.94	1210.60	0.80	5199905900	15.00	13.00	14.00	0.014	2	269	53	198
EL AGUACATE	652198.38	9598263.07	1210.51	0.80	5199906100	41.00	19.00	30.00	0.030	1.6	122	24	127
EL AGUACATE	652173.08	9598239.94	1210.28	1.10	5199906200	91.00	93.00	92.00	0.092	7.5	1801	39	486
EL AGUACATE	652174.56	9598246.27	1210.31	0.90	5199906300	40.00	35.00	37.50	0.038	7	703	268	211
EL AGUACATE	652107.86	9598218.56	1209.76	0.30	5199906400	1290.00	1238.00	1264.00	1.264	14.7	303	246	534
EL AGUACATE	652097.57	9598213.72	1209.75	0.70	5199906500	349.00	441.00	395.00	0.395	5.9	587	113	129
EL AGUACATE	652094.23	9598219.67	1209.96	1.00	5199906600	95.00	85.00	90.00	0.090	13.2	1285	354	684
EL AGUACATE	652094.42	9598216.36	1209.87	0.80	5199906700	226.00	165.00	195.50	0.196	17	3684	38	288
EL AGUACATE	652094.38	9598213.17	1209.78	1.10	5199906800	186.00	137.00	161.50	0.162	9.6	1823	71	280